UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
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Oasis Petroleum Inc.
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Dear Oasis Shareholders and Stakeholders,
We are proud that consumers look to our products to improve the human experience across the globe.
Consider the facts. Natural gas demand has grown 28% in the last decade, 5.3% in 2019 alone. Increasing global populations and living standards are increasing demand for readily available, reliable, and affordable energy every day. While there is a push for renewable energy sources, we are not aware of any realistic projections suggesting that those new energy sources can be scaled to reduce the need for oil and gas in the foreseeable future. So, however painful the last few years have been, we believe this is a good time to be a leader in producing oil and gas in a responsible manner, while meeting the expectations of a carbon-constrained world.
While many have focused on the macro investment picture for our sector, we have focused on leveraging technology and management practices to improve our cost structure and efficiency and strengthen our GHG emissions profile and environmental footprint. Technological advances in our sector are, we believe, still under-appreciated, but they enable us to cost effectively convert valuable resources into available energy supply and manage all of the products we produce more effectively. Additionally, we believe that technology is also enabling us to:

•	continually advance our subsurface understanding

•	improve our capital efficiency

•	optimize the spacing, stages, perforation clusters and stimulation intensity in our completions

•	increase our ability to monitor our facilities remotely in real time, thereby increasing our ability to optimize production and, at the same time, prevent or quickly respond to potential upsets
We are a recognized industry leader with respect to the amount of our produced natural gas that is captured, instead of flared, due to the proactive and significant investments we have made in midstream infrastructure. The Oasis gas capture rate in North Dakota is now one of the highest, if not the highest, in the Bakken among peers of similar size. And our investment in pipeline infrastructure extends further to water and crude oil transportation, which keeps additional trucks off of the road and lowers associated GHG emissions. We believe the investments we have made to get us where we are today position us to benefit as pressures to operate in a carbon constrained world increase. We also expect that our increasing scale and infrastructure will steadily show their value in our financial performance.
We hope, as you read the pages that follow, that you will appreciate these positive steps and will note our 2019 accomplishments, including the many creative ways in which we have revised our executive compensation plans to align our rewards with your investment choices and experiences. In particular, you will see how we have incorporated a pay structure that avoids inappropriate windfall pay and shareholder dilution driven solely by commodity price swings. Furthermore, in recognition of the Company's performance, its stock price, and the general market environment, our Named Executive Officers voluntarily reduced their base salaries to 2018 levels as of September 2019. Some say compensation plans are shareholders’ window into the boardroom and the integrity of a management team, so please take note of ours.
Finally, while the recent actions by Saudi Arabia and Russia and the arrival of COVID-19 were unanticipated and have had global and industry specific consequences, we remain committed to planning for the future while positioning the Company to succeed in the current environment. On behalf of my fellow employees, thank you for your investment in us. We have been through tough times before and we remain optimistic of the opportunities ahead. We ask for your voting support and invite your input throughout the year.
Sincerely,
Thomas B. (Tommy) Nusz, Chairman/CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Notice is hereby given that the Annual Meeting of Shareholders of Oasis Petroleum Inc. (“Oasis” or the “Company”) will be held at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Tuesday, April 28, 2020, at 9:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.
To elect the two nominees named in this Proxy Statement as Class I directors, each for a term of three years. The board recommends voting FOR this proposal. Directors are elected by a plurality of votes cast, and are subject to a Director Resignation Policy, as described in greater detail below.

2.
To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020. The board recommends voting FOR this proposal. This proposal needs the approval of a majority of shares present in person or by proxy to pass.

3.
To approve, on an advisory basis, the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The board recommends voting FOR this proposal. This proposal needs the approval of a majority of shares present in person or by proxy to pass.

4.
To approve the Third Amendment to the Amended and Restated 2010 Long-Term Incentive Plan (“LTIP”) to increase the maximum number of shares that may be issued under the LTIP. The board recommends voting FOR this proposal. This proposal needs the approval of a majority of shares present in person or by proxy to pass.

5.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock at a ratio of 1 share-for-20 shares up to a ratio of 1 share-for-100 shares, which ratio will be selected by the Company’s Board and set forth in a public announcement, together with a reduction by a corresponding proportion of the number of authorized shares of common stock and preferred stock (the “Reverse Split Proposal”). The board recommends voting FOR this proposal. This proposal needs the approval of 66 2/3% of outstanding shares entitled to vote to pass.

6.	To transact such other business as may properly come before the Annual Meeting.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a shareholder of record at the close of business on March 3, 2020.
YOUR VOTE IS IMPORTANT
Please vote over the Internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Houston, Texas	Nickolas J. Lorentzatos
March 30, 2020	Corporate Secretary

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are: long-term effects of COVID-19 and production actions taken by Saudi Arabia, Russia, and other national producers; increased costs of capital; the risks associated with drilling for and producing crude oil and natural gas; our estimates and assumptions regarding our net proved reserves; crude oil, natural gas and NGL prices; the unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oilfield services or the unavailability of sufficient transportation for our production; liability claims associated with our operations; legislative or regulatory changes regarding environmental, health or safety matters; our compliance with applicable laws; weather conditions and adverse impacts from climate change; and the other factors we disclose as important factors that could cause our actual results to differ materially from our expectations under “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K filed with the SEC on February 27, 2020. All statements, other than statements of historical fact included in this proxy statement, regarding our strategic tactics, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this proxy statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this proxy statement. We disclaim any obligation to update or revise these statements unless required by securities law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this proxy statement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved, and we disclaim any obligation to update or revise these statements unless required by securities law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf, and you should not place undue reliance on these forward-looking statements.

NOTE REGARDING CERTAIN VOLUNTARY DISCLOSURES
We have included in this proxy statement certain voluntary disclosures regarding our environmental, health and safety efforts, community involvement and related matters because we believe these matters are of interest to some of our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction (collectively, “Applicable Law”), or as that concept is used in the context of financial statements and financial reporting, and nothing in these voluntary disclosures or other sustainability reports or statements we may issue from time to time should be construed to indicate otherwise.  In addition, although our voluntary disclosures or other sustainability reports or statements may describe potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is defined by or construed in accordance with Applicable Law, or as the concept is used in the context of financial statements and financial reporting.  Moreover, while we may use the terms “material,” “materiality” and similar terms in our voluntary disclosures or other sustainability reports or statements, we are using such terms to refer to the topics that may reflect significant environmental or social impacts or to topics that substantively influence assessments by certain third parties promulgating various environmental or social ratings or scores, and are not using “material,” “materiality” and similar terms in these contexts as those concepts are defined by or construed in accordance with Applicable Law, or as those concepts are used in the context of financial statements and financial reporting.

OASIS PETROLEUM: OUR STORY
Last year, in his letter to shareholders, Tommy wrote about our rallying cry – Be the Buffalo – because the buffalo, when facing an oncoming storm, will gather together and charge into the storm to get past it instead of running away. In the midst of the oil price crash of 2014 and 2015, we proceeded to do just that – gather together and charge the storm – and we were one of the first, if not the first, E&P companies to get to cash flow neutral in 2015.
Now commodity prices are again under pressure, and recent market volatility has been extreme. We understand that investors are wary of the sector – stock prices have declined dramatically and shareholders have lost value on their investments – but we believe in the industry. We believe there is a strong and increasing demand for energy, in all its forms, from a growing global population striving for top tier economic prosperity. And we are proud to be a part of a vibrant energy industry that helps improve human social and economic opportunity through low cost, readily available fuel sources and that supports our country's overall diplomatic, military, and economic strength by easing our reliance on foreign sources of supply.
So, we have another opportunity to Be the Buffalo, to differentiate ourselves, and we plan to do just that.
OUR STRATEGY
In 2017, we started a process to redefine our corporate strategy, including determining our destination as a company and setting a path to get there. Now we have confirmed the cornerstones of our strategy: (1) size and scale, (2) portfolio diversity, (3) asset quality, and (4) financial strength. The strategic and operational decisions made by our Board of Directors, management team, and employees are made in furtherance of one or more of these cornerstones.
More recently, we have developed our investment thesis – how to attract capital and produce attractive capital returns, even in these times – consistent with our strategic goal of financial strength: we will pursue moderate growth, generate free cash flow, and reduce debt. With our corporate strategy and investment thesis in place, we are continuing to plan for the future and position Oasis for success in the current environment.

AN INDUSTRY IN TRANSITION
The Oasis team has weathered the ongoing storm by planning for a downturn, optimizing cash flow, minimizing contract exposure, and maintaining a relentless focus on operational execution, but the industry seems to be a much different place than it was a few years ago.

Energy investors' expectations have clearly changed, yet we've been here before. In the eighties and nineties, successful companies had high quality assets and attractive low leverage balance sheets, produced moderate growth of 3-10% per year, and generated free cash flow that could be redeployed in operational or financial alternatives, including dividends, share repurchases, and debt reduction. These tenets have come back into focus and are driving access to capital today. While our industry has been driven by supply growth generated by movement down the resource triangle liberated by the shale revolution, we believe that the “Value Over Volumes” thesis that many of our executives took part in at Burlington Resources used in the late nineties is valuable again today.

THINKING AHEAD
We recognize that other important factors are influencing capital access, including broader societal concerns around potential carbon impact on our climate and environment, along with social and governance considerations; and we are committed to being even better stewards of our resources.

We are proud of the fact that during the fourth quarter of 2019, Oasis captured over 94% of the natural gas that we produced in North Dakota, one of the highest, if not the highest, capture rates in the industry. This success is due to our significant investment in midstream infrastructure. Others have recognized the need and are building out additional infrastructure, but we believe we are out in front. We made this investment because our team members recognized, early on, that existing gathering and processing infrastructure could not support development in Wild Basin. We wanted to develop our prime acreage profitably and sustainably, so the team developed top-tier services that are available, reliable, cost effective, and also reduce emissions.
We also demonstrated our willingness to be a first mover through our innovative executive compensation plan design, which is described in detail in this proxy statement. Beginning in 2020, we included market-wide, as well as industry-based, benchmarks in our plan since we know our investors can invest their money anywhere. And we have capped the payout on performance share awards in order to prevent outsized rewards, as these can diminish trust.

In addition to our leadership in designing our pay structures to align more closely with your interests, we also expect each other to lead by example: Our management recommended–and our board approved–the awarding of CEO and Named Executive Officer bonuses at 75% of target, even though our NEOs earned these bonuses at 100% based on the Company's 2019 performance against its goals. We also reduced their salaries to their 2018 levels midyear in 2019, and their salaries remain at 2018 levels again in 2020.
These voluntary compensation reductions were just the right thing to do. All of our people need to see our leadership at all times. This includes showing our leadership to you, our shareholders: when we do not add value to your investment, we disappoint ourselves as well as you, and so we take actions that are within our control to demonstrate our commitment to keeping your trust.
PEOPLE MATTER
Speaking of our people, we can’t do what we do without our talented Oasis team. We recruit talent in a competitive field, and we develop it through individual, team, and technical development training. It’s an investment that’s worthwhile because innovative, forward-thinking leaders produce differential project successes like our Wild Basin gas complex. We provide professional, technical, and management training, as well as executive education courses at some of the country’s finest business schools; and we have partnered with the Army War College Foundation to provide strategic leadership training for over 100 employees.
Oasis employees consistently invest in the communities in which we live and work. As a company, our goal is to impart positive impact back to the communities to which we belong, so we are committed to responsibly deploying our financial resources, time and talent in ways that yield tangible results. We are up for the challenge of this new operating environment with a company of dedicated employees that actively engage in various charitable endeavors, disaster relief, and community support. Please visit the “Sustainability” section of our website for more information about our community involvement.

SO HOW DID WE DO IN 2019?
We faced some challenges in 2019 – in our operations and due to the market environment – but we believe that the Oasis team rose to the task. These challenges have become more acute recently as a result of COVID-19 and the actions of Saudi Arabia and Russia and their collective impact on the global economy and the price of oil in gas, and we remain committed to planning for the future while positioning the Company to succeed in the current environment. In 2019, consistent with our goal of increasing the Company's financial strength, we:

•	Generated ~$176 million of E&P free cash flow.

•	Captured over 94% of natural gas produced in 4Q19. This puts us at the top of our peer group for this critically important environmental and financial management capability.

•	Optimized our Williston stages/perforation clusters to improve capital efficiency along with adjusting stimulation intensity and well spacing to optimize value creation per drilling spacing unit.

•
Made significant progress in our Delaware Basin position on securing services, advancing take-away capacity, and increasing sub-surface understanding to allow us to migrate to full field development in 2020.

We also initiated infrastructure development for oil and water, and reduced drilling spud to rig release cycle times from over 40 days to approximately 20 days, reducing capital well cost and increasing efficiency.

•	Expanded our Delaware Basin footprint through the acquisition of ~1,800 highly complementary net acres

•	Divested non-core assets generating ~$42 million of cash proceeds.

•	Brought G&A excluding certain non-cash charges 10% below our February 2019 guidance.

•	Delivered lease-operating expense an average of 7% lower than original projections.

•	Reduced overall E&P debt by $188 million.

•	Obtained strong price realizations across oil, natural gas and natural gas liquids.

•
Re-configured our organization around business units and competencies (our competitive advantages), which will streamline our organization and cost structure further in 2020 and facilitate focus on the drivers of value in our business.

•	Continued to manage our commodity risk through a very active hedging program.

THE PATH FORWARD
With our strategy and investment thesis in place, we believe:

•	the investments we have made to be a carbon management leader via our gas capture infrastructure,

•	our focus on operational excellence,

•	our use of strong pay elements to support our strategy and investment thesis,

•	our understanding of the value of human leadership, and

•	the long-term reality of increasing global demand for energy will drive us forward.
Finally, we believe that the ability to provide reliable, affordable access to energy has resulted in dramatic, long-term improvements in quality of life around the world. Transportation fuels may be the best known products of energy derived from oil and gas, but there are many more that we use every day, including clothing, electronics, and medicine. More importantly, energy produced from oil and gas makes it possible for communities to thrive by providing access to clean drinking water, safe food, medicine and other necessities. We are proud of the role we play in realizing the positive benefits of oil and gas, and we continue to strive to effectively manage the risks associated with oil and gas production.

SELECTED TABLE OF CONTENTS

OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS
Dear Fellow Shareholders and Stakeholders,
There is nothing that we, your board of directors, can write that will obscure the challenging times oil and gas companies are facing. But we can write to tell you that we believe we have the governance and the leadership to survive and thrive in a sector that has always been cyclical and that is frequently volatile but remains a vital component of our country’s energy mix. We have independent board members who represent diversity not only in gender, but in culture and background.
Let's start with us:

•	We are a small, young, shorter-tenured, diverse, not over-committed and nimble board.

•	We have recruited members from inside and outside the industry who have a deep understanding of the various aspects of our industry and major shareholders who invest in it.

•	We have governance provisions, such as proxy access, that are not common for companies our size.

•
We have experience across various industry disciplines – including operations, accounting, finance, tax, EH&S, and executive management – along with experience across many industry segments – including upstream, midstream, services, investment banking, and investment management.

•	We also bring perspective and experience from other industries, such as health care and retail.

Now let's look at what we oversee:

•	We have recruited leaders whom we believe are held in the highest regard as managers and who are revered as human beings.

•	Two of our four Named Executive Officers are first generation Americans.

•	We administer dynamic compensation plans with excellent internal and external pay parity, leading ESG elements, and alignment to shareholder value creation.

•	We oversee a company that was an early leader – and that continues to strive to be a leader – in gas capture, which is critical to GHG management. It also is directly supportive of our bottom line.

•	We operate exclusively in the US, so we avoid many of the political stability, bribery and corruption, human rights, regulatory laxity and confiscation uncertainties present in other jurisdictions.

We believe that the voting items described in this proxy, for which we ask your support, are important and reasonable. We invite your input at any time of year, thank you for your investment, and assure you of our commitment to earning and keeping your trust.

William J. Cassidy	Paula D. Polito
John E. Hagale	Bobby S. Shackouls
Michael McShane

OUR BOARD OF DIRECTORS

WHO WE ARE
ITEM 1: ELECTION OF OUR DIRECTOR NOMINEES
The Board of Directors has nominated the following two individuals for election as Class I directors of the Company to serve for a three year term to expire in 2023 and until either they are re-elected or their successors are elected and qualified.

John E. Hagale served as Executive Vice President and Chief Financial Officer of Rosetta Resources Inc. from November 2011 until the completion of the merger of Rosetta with Noble Energy, Inc. in July 2015.

PREVIOUS EXPERIENCE

▪    Previously, Mr. Hagale was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Methodist Hospital System from June 2003 through October 2011. He also served as an executive with Burlington Resources Inc. and its predecessor Burlington Northern Inc. for 15 years where he held a series of executive financial positions with increasing responsibilities, including Executive Vice President and Chief Financial Officer of Burlington Resources.

▪    Mr. Hagale previously served on the Board of Directors of Cobalt International Energy, Inc. as chair of their audit committee.

EDUCATION

▪    Mr. Hagale holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame.

EXPERTISE

▪    Mr. Hagale brings significant oil and gas financial expertise to the Board. The combination of Mr. Hagale's industry and financial experience is invaluable to the Board, especially with respect to the current challenging market environment.

John E. Hagale
DIRECTOR SINCE 2016 INDEPENDENT AGE: 63 BOARD COMMITTEES: ▪ Audit ▪ Nominating & Governance ALSO: Mr. Hagale began his career with Deloitte Haskins and Sells and is a certified public accountant.

OUR BOARD OF DIRECTORS

Paula D. Polito currently serves as the Divisional Vice Chairman, Global Wealth Management at UBS Global Wealth Management. She joined UBS in 2009 as the Wealth Management Americas Chief Marketing Officer and previously served as the Global Client Strategy Officer and Group Managing Director.

Ms. Polito has served on the Board of Boston College, her alma mater, where she remains a Trustee Associate. She also sits on the board of Harvard Medical School’s Division of Women’s Health at Brigham and Women’s Hospital; and she is a member of the Executive Board of the Wall Street Council, a network of financial professionals who support academic scholarships.

PREVIOUS EXPERIENCE

▪    Previously, Ms. Polito served as Senior Vice President and Head of Strategic Marketing and Brand Management at Merrill Lynch & Co., and was a member of the Global Wealth Management Executive Committee. She served as Executive Vice President of Corporate and Retail Marketing at Fidelity Investments Inc. from 1996 to 2000.

EDUCATION

▪    Ms. Polito holds a Bachelor of Arts from Boston College.

EXPERTISE

▪    Ms. Polito has extensive experience navigating global financial markets through her service in senior executive leadership roles with multiple financial institutions. In addition to her unique insight into the investment community, her ability to think strategically over the long-term, her creativity, and communications experience greatly benefit our board and our management team as we navigate the ever changing macroeconomic and investment environment.

Paula D. Polito

DIRECTOR SINCE 2018

INDEPENDENT

AGE: 60

BOARD COMMITTEES:
▪  Nominating & Governance

ALSO:
Ms. Polito spent the first ten years of her career as a journalist, working as a Producer, News Editor and Managing Editor for WBZ TV in Boston.

The Board of Directors has no reason to believe that either of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
The Board unanimously recommends that shareholders vote FOR the election of each of the nominees.

OUR BOARD OF DIRECTORS

CONTINUING DIRECTORS
The directors identified below have terms expiring in 2021 (Messrs. Cassidy, Reid, and Shackouls) and 2022 (Messrs. McShane and Nusz).

William J. Cassidy currently serves as the Chief Financial Officer of Artex Energy Group LLC, a privately owned exploration and production company with operations in the Utica Shale.

PREVIOUS EXPERIENCE

▪ Previously, Mr. Cassidy served as Executive Vice President and Chief Financial Officer at Bonanza Creek Energy, Inc. from 2013 to 2016. Mr. Cassidy served as the Global Head of Corporate Finance and Treasury for Puma Energy, a midstream and downstream oil company with operations spanning 37 countries and a subsidiary of the commodity trading multinational Trafigura Beheer BV. From November 2009 until April 2013, Mr. Cassidy was a Principal at RPA Capital, LLC an asset management fund focused on providing mezzanine capital to commodity producers. He served as a non-executive director of GasValpo, SA, a Chilean gas distribution company, from September 2008 until September 2012.

▪ Previously, Mr. Cassidy worked at USDCM, LLC, a Greenwich, Connecticut based drilling fund from the end of 2008 until the end of 2009. From 2006 until 2008, Mr. Cassidy served at Barclays Capital as Head of Exploration and Production Investment Banking. From 2002 to 2006, he worked as a senior member of the Energy and Power Investment Banking division at Banc of America Securities.

EDUCATION

▪ Mr. Cassidy earned a Bachelor of Science in Geology and Math from the National University of Ireland, Cork, a Masters of Science in Petroleum Geophysics from the Royal School of Mines, Imperial College, London and a Masters of Business Administration from the Wharton School of the University of Pennsylvania.

EXPERTISE

▪ Mr. Cassidy brings a diverse energy-related background to the Board. He has served as a geophysicist and later in management and executive positions at an investment banking firm, an asset management fund, a midstream and downstream energy company, and as CFO of a publicly-traded, independent exploration and production company.

William J. Cassidy

DIRECTOR SINCE 2010

INDEPENDENT

AGE: 54

BOARD COMMITTEES:
▪  Audit
▪  Compensation
▪  Nominating & Governance, Chair

ALSO:
Mr. Cassidy began his investment banking career with JPMorgan Chase and spent two years in London, where he focused on the emerging deregulation of the European natural gas industry.

OUR BOARD OF DIRECTORS

Michael McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, from June 2002 until the completion of the merger of Grant Prideco with National Oilwell Varco, Inc. in April 2008, and Chairman of the Board of Grant Prideco from May 2003 through April 2008.

Currently, Mr. McShane also serves on the board of directors of Superior Energy Services, Inc., Forum Energy Technologies Inc., and NCS Multistage.

PREVIOUS EXPERIENCE

▪    Prior to joining Grant Prideco, Mr. McShane was Senior Vice President - Finance and Chief Financial Officer and director of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and gas operators, from 1990 to June 2002.

EDUCATION

▪    Mr. McShane holds a bachelor's degree from the University of Texas at Austin.

EXPERTISE

▪    With decades of experience in the energy services industry, Mr. McShane brings a unique perspective to the Board. He has significant experience with issues, trends and opportunities within the oil and gas industry, providing the Board with valuable independent expertise when evaluating potential acquisition opportunities, capital allocation, and capital markets transactions. Mr. McShane serves as our lead independent director, providing executive guidance and presiding over the Board's executive sessions.

Michael McShane
DIRECTOR SINCE 2010 LEAD INDEPENDENT DIRECTOR AGE: 66 BOARD COMMITTEES: ▪ Audit, Chair ▪ Compensation ALSO: Mr. McShane serves as an advisor to Advent International, a global private equity firm.

OUR BOARD OF DIRECTORS

Thomas B. Nusz serves as our Chairman of the Board and Chief Executive Officer and as Director and Chairman of the Board of OMP GP LLC. He has served as our Director and Chief Executive Officer (or in similar capacities) since our inception in March 2007.

PREVIOUS EXPERIENCE

▪    Previously, Mr. Nusz was a Vice President with Burlington Resources Inc., a formerly publicly traded oil and gas exploration and production company or, together with its predecessors, Burlington, and served as President of the International Division (North Africa, Northwest Europe, Latin America and China) from January 2004 to March 2006, as Vice President Acquisitions and Divestitures from October 2000 to December 2003, as Vice President Strategic Planning and Engineering from July 1998 to September 2000, and Chief Engineer for substantially all of such period. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002.

EDUCATION

▪    Mr. Nusz holds a Bachelor of Science in Petroleum Engineering from Mississippi State University.

EXPERTISE

▪    As a co-founder and the Chief Executive Officer of the Company, Mr. Nusz's knowledge of the Company is unparalleled. Mr. Nusz has served in various executive positions, as well as management and operational roles for publicly traded oil and gas companies, and he has deep knowledge of the strategic, financial, risk and compliance issues facing a publicly traded company. In addition, Mr. Nusz's industry experience spans multiple regions, domestically and internationally, which is especially beneficial to the Company in the current challenging market environment.

CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

▪    Mr. Nusz serves on, and is prior chairman of, the board of OneGoal Houston, a college entry and persistence initiative for under-privileged students in Houston. He is a member of the Mississippi State University Foundation Board and a member of the investment committee. He also serves as the President of the Mississippi State University Bulldog Club Board. He serves on several industry boards including AXPC, IPAA, and the National Petroleum Council, an advisory committee to the United States Secretary of Energy.

Thomas B. Nusz Chief Executive Officer
DIRECTOR SINCE 2007 AGE: 60 ALSO: As a co-founder of Oasis, Mr. Nusz developed the business plan for Oasis Petroleum LLC and secured the initial funding for the Company.

OUR BOARD OF DIRECTORS

Taylor L. Reid serves as our Director, President and Chief Operating Officer and as Director and Chief Executive Officer of OMP GP LLC ("OMP GP"). He has served as our Director and Chief Operating Officer (or in similar capacities) since our inception in March 2007 and has 35 years of experience in the oil and gas industry.

PREVIOUS EXPERIENCE

▪ Previously, Mr. Reid served as Asset Manager Permian and Panhandle Operations with ConocoPhillips from April 2006 to October 2006.

▪ Prior to joining ConocoPhillips, he served as General Manager Latin America and Asia Operations with Burlington from March 2004 to March 2006 and as General Manager Corporate Acquisitions and Divestitures from July 1998 to February 2004. From March 1986 to June 1998, Mr. Reid held various operations and managerial positions with Burlington in several regions of the continental United States, including the Permian Basin, the Williston Basin and the Anadarko Basin.

EDUCATION

▪ Mr. Reid holds a Bachelor of Science in Petroleum Engineering from Stanford University.

EXPERTISE

▪ As co-founder and President of the Company, Mr. Reid has exceptional knowledge of the Company and its strategy, finances, and operations. Mr. Reid's deep knowledge of the Company and the industry resulting from his tenure with the Company and various roles at other oil and gas companies make him a critical member of the Board.

CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

▪    Mr. Reid serves on the advisory board of the Stanford School of Earth, Energy & Environmental Sciences. He is also on the board of trustees at Presbyterian School in Houston and serves as the Chairman of the Strategic Planning Committee for the school. Mr. Reid recently served as a board member and Chairman of the HAY Center which focuses on helping children transitioning out of foster care in the Houston area. He also is a member of the US Oil & Gas Association.

Taylor L. Reid President and Chief Operating Officer
DIRECTOR SINCE 2007 AGE: 57 ALSO: As co-founder of Oasis, Mr. Reid worked with Mr. Nusz to form the business plan for Oasis Petroleum LLC and secure funding for the Company.

OUR BOARD OF DIRECTORS

Bobby S. Shackouls has served as our Director since March 2012. Until the merger of Burlington Resources Inc. and ConocoPhillips, which became effective in 2006, Mr. Shackouls was Chairman of the Board of Burlington Resources Inc., a natural resources business, since July 1997 and its President and Chief Executive Officer since December 1995.

Currently, Mr. Shackouls serves as a director of The Kroger Co., PAA GP Holdings LLC, and Quintana Energy Services Inc.

PREVIOUS EXPERIENCE

▪    Previously, Mr. Shackouls had been a director since 1995 and President and Chief Executive Officer of Burlington Resources Oil and Gas Company (formerly known as Meridian Oil Inc.) since 1994. Subsequent to the merger, Mr. Shackouls served on the ConocoPhillips Board of Directors until 2011.

EDUCATION

▪    Mr. Shackouls holds a Bachelor of Science in Chemical Engineering from Mississippi State University.

EXPERTISE

▪    Mr. Shackouls provides extensive industry and management experience to the Board and given his experience, he is well positioned to provide key insight into asset management, operations and strategy, and the Board benefits from his experience in managing large organizations.

Bobby S. Shackouls

DIRECTOR SINCE 2012

INDEPENDENT

AGE: 69

BOARD COMMITTEES:
▪  Compensation, Chair
▪  Nominating & Governance

ALSO:
Mr. Shackouls is an executive board member of the Sam Houston Area Council and National Board of Boy Scouts of America, and a member of the Board of the Mississippi State University Foundation

OUR BOARD OF DIRECTORS

HOW WE ARE SELECTED AND ELECTED

Nominees
It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Director nominees for election at the annual meeting of shareholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings.

The Committee endeavors to recommend director candidates who:

•	possess the highest personal values and integrity;

•	have experience and have exhibited achievements in one or more of the key professional, business, financial, legal, and other challenges that face a U.S. independent oil and gas company;

•	exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries;

•	demonstrate a willingness to devote adequate time to Board of Director duties; and

•	are likely to be able to serve for a sustained period if consistent with the Board’s ongoing review of overall board composition.

Term lengths
Our directors are divided into three classes serving staggered three-year terms, with one class standing for re-election each year. In 2020, Class I Directors Mr. Hagale and Ms. Polito are standing for re-election.

Majority voting policy
Our Corporate Governance Guidelines provide that any director who receives more votes “withheld” than “for” in an uncontested election must tender their resignation to the Board of Directors for consideration. In such event the Nominating and Governance Committee will determine whether to accept such resignation, subject to approval by the full Board of Directors. Promptly following such a decision the Board shall disclose its decision and a description of the process by which the decision was reached. This guideline governs Company practice though the Company’s bylaws provide for the election of directors by a plurality of the vote.

Proxy access
The Board amended the Company’s bylaws in February 2019 to implement proxy access. Eligible shareholders, or a group of up to 20 shareholders who have owned an aggregate of at least 3% of the Company’s outstanding common stock continuously for three years may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 2.12 of the Company's bylaws.

Skills, experience and diversity
The charter of our Nominating and Governance Committee reflects our commitment to consider diversity in professional experience, skills, background, race and gender when considering director candidates and our Board’s overall composition.

Although we are still a young company–only a decade old–our Board has overseen steady refreshment. Since our initial public offering in 2010, four independent directors have joined the board and three have exited, resulting in both an array of board tenures and an average tenure of ~7.5 years. Our newest director, Paula Polito, joined us in November 2018 and brings substantial non-industry, financial and shareholder expertise to the Board.

OUR BOARD OF DIRECTORS

The following skills matrix summarizes our Board’s strong, diverse and company-relevant skills and experiences:

	Nusz	Reid	Cassidy	Hagale	McShane	Polito	Shackouls
Corporate communications						✓
Current or past public company boards (other than OAS)	✓	✓		✓	✓		✓
Current or past public company CEO (other than OAS)		✓			✓		✓
Current or past public company CFO			✓	✓	✓
Current or past public company executive	✓	✓	✓	✓	✓	✓	✓
E&P operations experience	✓	✓	✓	✓			✓
E&P services experience	✓				✓
Financial expertise	✓	✓	✓	✓	✓	✓	✓
Strategic marketing						✓
Risk management	✓	✓	✓	✓	✓	✓	✓
Mergers and acquisitions	✓	✓	✓	✓	✓		✓
Environmental management	✓	✓			✓		✓
Health and safety management	✓	✓			✓		✓
HOW WE GOVERN AND ARE GOVERNED

Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board of Director meetings and meetings of committees on which they serve, as well as the annual meeting of shareholders. During 2019, each of our directors attended 100% of the meetings of the Board of Directors and of the committees of the Board of Directors on which that director served, except for Ms. Polito who attended all but one of the meetings, but still attended well over 75% of the applicable meetings. The Board of Directors held ten meetings during 2019, and its independent directors met in executive session ten times. There were a total of 16 Board committee meetings in 2019.

Board Leadership Structure
Chairman. Mr. Nusz has served as a Director and our Chief Executive Officer since our inception in March 2007. He also served as our President until January 1, 2014. At the time of our initial public offering, Mr. Nusz was named Chairman of the Board of Directors. The independent members of the Board believe the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

To ensure a strong and independent board, all directors of the Company, other than Mr. Nusz and Mr. Reid, are independent. In addition, the Company’s Corporate Governance Guidelines provide that the Board will designate one of its members as the Lead Director to preside over the meetings of the non-management directors and to provide, in conjunction with the Chairman and CEO, leadership and guidance to the Board.

OUR BOARD OF DIRECTORS

Lead Director. Mr. McShane has served as Lead Director of the Board since August 9, 2010. In this capacity, Mr. McShane provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors. The Lead Director's responsibilities and authority generally include:

•	serving as chairman of the executive sessions of the independent directors and all other Board meetings at which the Chairman is not present;

•	establishing the agenda for each meeting of the non-management directors;

•	serving as the Board’s contact for employee and shareholder communications with the Board of Directors;

•	calling special meetings of the independent directors when necessary and appropriate;

•	serving as a liaison between the Chairman and independent directors;

•	consulting with the Chairman to include and provide at meetings of the directors specific agenda items and additional materials suggested by independent directors;

•	approving the scheduling of regular and, where feasible, special meetings of the Board to ensure that there is sufficient time for discussion of all agenda items;

•	facilitating communications among the other members of the Board; and

•	performing other duties as the Board may from time to time delegate.

In addition, all directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting.

The Board also regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has complete access to the Company’s management team. In consideration of the responsibilities of the Lead Director and the competitive market for qualified directors, an annual cash retainer fee for the Lead Director was established beginning in 2017.

The diversity and strength of the Board members' professional and leadership experience allows for open and robust dialog and decision making ability. The Board reviews annually the leadership structure of the Board and considers the combined role of Chairman and Chief Executive Officer. Given the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board comprised of strong, experienced and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO, with strong and independent oversight by the Lead Director and the other independent directors, best serves the interests of the Company and its shareholders.

Director Independence
The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment.

The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of the NASDAQ. The Board of Directors affirmatively determined that all five non-employee directors (Messrs. Cassidy, Hagale, McShane, Polito, and Shackouls) are independent.

Oversight of Risk Management
The Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example:

•
the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and, through the Audit Committee, the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions;

OUR BOARD OF DIRECTORS

•	the Board reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans; and

•	the Board reviews quarterly the Company’s performance with respect to environmental, health and safety targets and ethical standards.

The Company’s Audit Committee, which is composed entirely of independent directors, is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC") report regularly to the Audit Committee on those subjects. Further, the Audit Committee regularly meets in executive session, without management, with representatives from PwC; Protiviti, the Company's internal auditor; and DeGolyer and MacNaughton, the Company's independent reserve engineers.

The Company's Compensation Committee receives quarterly reports from the Vice President of Human Resources regarding employee headcount, turnover, and hiring initiatives, and any special projects related to the recruitment, onboarding, training, development, and retention of employees. At least annually, the Board oversees the refreshment of the Company's succession plan for members of senior management.

The Nominating and Governance Committee, which is composed entirely of independent directors, oversees the Company's environmental, social, and governance (ESG) initiatives and associated risks. The Committee's Charter was amended in March 2020 in order to add this responsibility, and management will report regularly to the Committee, at least quarterly, on these subjects. Prior to March 2020, Audit Committee meetings began with the Company's quarterly EH&S report. Going forward, the Nominating and Governance Committee will receive these reports.

Except as described, the administration of the Board's oversight function does not have an effect on the Board's leadership structure.

Committees of the Board of Directors
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees is composed entirely of independent directors. For each of our committees, the following table sets forth the current membership, a brief summary of the principal functions, and the number of meetings held in 2019. Each of our standing committees has a charter that is publicly available on the Company's website at www.oasispetroleum.com/investors/corporate-governance/

OUR BOARD OF DIRECTORS

Names, Members, and Meetings	Principal Functions

Audit Committee William J. Cassidy John E. Hagale Michael McShane, Chair Meetings in 2019: 6
• Approves appointment and compensation and reviews performance and independence and pre-approves services of Company's independent auditor
• Approves appointment and compensation and reviews performance of internal auditor
• Meets with management, independent auditor, and internal auditor in connection with annual audit, review of annual and quarterly financial statements, and in executive sessions
• Discusses with management the Company's guidelines and policies with respect to risk assessment and risk management, including with respect to significant financial risk exposures
• Establishes and maintains procedures for the submission, receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls or auditing matters
• Monitors compliance with legal and regulatory requirements and the business practices and ethical standards of the Company
• Discusses the integrity of the Company's accounting policies, internal controls, financial reporting practices and financial statements with management, internal auditor, and independent auditor
• Reviews and approves related-person transactions in accordance with the Board’s procedures
• Prepares the Audit Committee report, which is on page 26

Compensation Committee William J. Cassidy Michael McShane Bobby Shackouls, Chair Meetings in 2019: 6
• Approves and evaluates the Company’s director and officer compensation plans, policies and programs
• Conducts an annual review and evaluation of the CEO’s performance in light of the Company’s goals and objectives
• Retains, and is directly responsible for the oversight of, compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities. For additional information on the role of compensation consultants, please see Compensation Discussion and Analysis beginning on page 26
• Annually reviews the Company’s compensation-related risk profile to confirm that compensation-related risks are not reasonably likely to have a material adverse effect on the Company
• Periodically reviews and discusses with its independent compensation consultants and senior management the Company’s policy on executive severance arrangements, and recommends any proposed changes to the Board to the extent required by the Compensation Committee charter
• Reviews the Compensation Discussion and Analysis, disclosures for advisory votes by shareholders on executive compensation, including frequency of such votes, and other relevant disclosures made in the proxy statement
• Prepares the Compensation Committee report, which is on page 29

Nominating & Governance Committee William J. Cassidy, Chair John E. Hagale Paula D. Polito Bobby S. Shackouls Meetings in 2019: 4
• Recommends nominees for director, including existing Board members, to the Board and ensures such nominees possess the director qualifications set forth in the Committee's Charter
• Recommends members of the Board for committee membership
• Proposes Corporate Governance Guidelines for the Company and reviews them annually
• Develops and oversees an evaluation process for the Board and its committees
• Assesses the need for stock ownership guidelines
• Reviews and recommends changes to the Company's Charter and Bylaws
• Determines whether each director serving a Board committee is independent under the standards applicable to the committee
• Reviews and recommends changes to the Board and committee structure and composition
• Discusses succession planning for CEO and senior management
• Oversees Company's ESG initiatives

Financial Literacy of Audit Committee and Designation of Financial Experts
The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in July 2019. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Michael McShane, and committee member John Hagale are Audit Committee financial experts as defined by the SEC.

OUR BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation
Messrs. Cassidy, McShane, and Shackouls served on the Compensation Committee during 2019. None of the directors who served on the Compensation Committee during 2019 has ever served as one of the Company’s officers or employees. During 2019, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.

Corporate Governance Guidelines
The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:
•Role and functions of the Board of Directors and its Lead Director
•Qualifications and independence of directors
•Size of the Board of Directors and director selection process
•Committee functions and independence of committee members
•Meetings of non-employee directors
•Annual self-evaluation of Board and Committees
•Ethics and conflicts of interest
•Compensation of the Board of Directors
•Succession planning
•Access to senior management and to independent advisors
•New director orientation
•Continuing education

The “Corporate Governance Guidelines” are posted on the Company’s website at www.oasispetroleum.com/investors/corporate-governance/. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

Stock Ownership Guidelines
Our Board of Directors has adopted Stock Ownership Guidelines that are advisory in nature and establish minimum ownership levels for Named Executive Officers and non-employee directors.

	Guideline	Holding Period
CEO	5 x Base Salary	Until requirement met
Other Named Executive Officers	2 x Base Salary	Until requirement met
Non-employee Directors	3 x Annual Cash Retainer	Until requirement met
All of our Named Executive Officers and non-employee directors owned stock in excess of the minimum ownership levels applicable to them during 2019.
Prohibitions on Hedging, Insider Trading, and Pledging Company Securities
Our securities trading policy provides that executive officers, including our Named Executive Officers, and our directors, may not, among other things, purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock, buy our securities on margin, or otherwise hedge their ownership of our stock. The purchase or sale of stock by our executive officers and directors may only be made during certain windows of time and under the other conditions contained in our securities trading policy. In addition, effective May 3, 2013, we updated our securities trading policy to specify that our executive officers are prohibited from pledging our stock without prior approval by our Board of Directors. At that time, the Board ratified an existing pledge of shares by Mr. Nusz, which pledge had been previously disclosed by Mr. Nusz to the Board. Subsequently, the Board has not approved a pledge by an executive officer; and Mr. Nusz no longer has pledged any shares of Company stock.

Attendance at Annual Meetings
The Board of Directors encourages all directors to attend the annual meetings of shareholders, if practicable. All of the Company’s directors attended last year’s annual meeting. We anticipate that all of our directors will attend the Annual Meeting.

OUR BOARD OF DIRECTORS

Transactions with Related Persons
The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and, therefore, adopted, as of May 17, 2010, a Related Persons Transactions Policy to be followed in connection with all related person transactions involving the Company.

Procedures for Review, Approval and Ratification of Related Person Transactions
For purposes of the policy, an “Interested Transaction” is a transaction, arrangement or relationship in which:
•the Company or any of its subsidiaries was, is or will be a participant;
•the aggregate amount involved exceeds $120,000; and
•any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:
•any director or director nominee of the Company;
•any senior officer of the Company;

•	any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company’s common stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board of Directors has determined that the Audit Committee will review the material facts of all Interested Transactions and approve, disapprove or ratify any such transaction. The Company’s Related Persons Transaction Policy pre-approves certain related person transactions, including:

•
any employment agreement of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC ("Item 402");

•	director compensation which is required to be reported in the Company’s proxy statement pursuant to Item 402;

•
any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares is pre-approved or ratified (as applicable) if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and

•
charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

In determining whether to approve or disapprove entry into a Interested Transaction, the Audit Committee shall take into account, among other factors, the following: (1) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Interested Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

There were no Interested Transactions since May 17, 2010 which were required to be reported in “Transactions with Related Persons,” where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2019, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will

OUR BOARD OF DIRECTORS

have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation."

HOW WE ARE PAID
We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a total compensation package at approximately the market 50th percentile of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with the interests of our shareholders.
After review with compensation consultant Longnecker & Associates (“Longnecker”) of non-employee director compensation paid by our 2019 compensation peer group, our Board of Directors approved the following compensation program for non-employee directors for fiscal year 2019 (which was the same program in effect for fiscal year 2018, except as noted below):

•	an annual cash retainer fee of $75,000, plus cash payments of $1,500 for each Board of Directors’ meeting attended and $1,500 for each committee meeting attended;

•	lead director retainer of $35,000;

•	committee chairperson retainers in the following amounts: (a) Audit Committee chair–$20,000, (b) Compensation Committee chair–$15,000, and (c) Nominating and Governance Committee chair–$15,000; and

•
an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $187,500 on the date of grant, based on the closing price of our common stock on the date of grant.

2019 Changes to Non-employee Director Compensation. For 2019, the Board approved the following changes to the compensation plan for our non-employee directors, in order to bring the total compensation package in line with the market 50th percentile of our 2019 compensation peer group and to help us retain qualified non-employee directors in a competitive market:

•	the annual cash retainer fee increased from $70,000 to $75,000;

•
the annual equity award for each non-employee director increased from a number of shares of restricted stock having a value of approximately $167,500 on the date of grant to a number of shares having a value of approximately $187,500 on the date of grant;

•	lead director retainer increased from $25,000 to $35,000; and

•	committee chairperson retainer for Nominating and Governance Committee increased from $11,250 to $15,000.
While our stated target compensation package for non-employee directors is between market 50th and 75th percentiles, our Board implemented changes to director compensation in 2019 in order to keep pace with the market 50th percentile.
Directors who are also our employees do not receive any additional compensation for their service on our Board of Directors. Each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of our Board of Directors or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in our general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of our Board of Directors or any of our committees.
2020 Compensation. For 2020, the Board did not make any changes to the compensation plan for our non-employee directors. However, in recognition of the effect of the commodity price and market environments on our industry and desiring to cap dilution, the directors voluntarily reduced the value of their 2020 restricted stock awards by nearly 50% to approximately $94,000 on the date of grant. This reduction is consistent with our directors' past practice as they took similar reductions in 2015 and 2016.

OUR BOARD OF DIRECTORS

Director Compensation Table
The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William J. Cassidy	$129,000	$187,496	$—	$316,496
John E. Hagale	$105,000	$187,496	$—	$292,496
Michael McShane	$163,000	$187,496	$—	$350,496
Paula D. Polito	$94,500	$187,496	$—	$281,996
Bobby S. Shackouls	$120,000	$187,496	$—	$307,496

(1)	Includes annual cash retainer fee, board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2019 as more fully explained above.

(2)
Reflects the aggregate grant date fair value of restricted stock awards granted under our LTIP in fiscal year 2019, computed in accordance with FASB ASC Topic 718. See Note 16 to our consolidated financial statements on Form 10-K for the year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of $6.63 per share on January 17, 2019, which was the grant date. As of December 31, 2019, Messrs. Cassidy, Hagale, McShane, and Shackouls and Ms. Polito held 28,280 shares of restricted stock which vested in full on January 17, 2020.

HOW TO COMMUNICATE WITH US

Communications with the Board of Directors
Shareholders or other interested parties may contact any director (including Mr. McShane, the Board’s Lead Director), any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters also will be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member of the Board.

OUR COMPANY

OUR COMPANY
OUR EXECUTIVE OFFICERS

Set forth below is biographical information about each of the Company's executive officers, other than Messrs. Nusz and Reid, both of whom are Directors of the Company and whose information may be found above in "Item 1 - Election of Our Director Nominees."

Michael H. Lou, 45, has served as our Executive Vice President and Chief Financial Officer since August 2011. Mr. Lou served as our Senior Vice President Finance (or similar capacities) from September 2009 to August 2011 and has 23 years of experience in the oil and gas industry. Mr. Lou also serves as Director and President of OMP GP.

PREVIOUS EXPERIENCE

▪ From 2006 to 2008, Mr. Lou served as Chief Financial Officer of various oil and gas companies. From 1997 to 2006, he held positions of increasing responsibility, most recently as Director, at various investment banks.

EDUCATION

▪ Mr. Lou holds a Bachelor of Science in Electrical Engineering from Southern Methodist University.

CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

▪ Mr. Lou serves on the board of OneGoal Houston, a college entry and persistence initiative for under-privileged students in Houston. He also serves on the Host Committee of the Cystic Fibrosis Foundation's 65 Roses charity in Houston. Mr. Lou and his family participate with their local congregation in Boxes of Blessing, providing meals for a week for families in need throughout the Houston area. Mr. Lou also rides annually with the Oasis team in the MS 150.

Michael H. Lou
Executive Vice President and Chief Financial Officer

Nickolas J. Lorentzatos, 51, has served as our Executive Vice President, General Counsel and Corporate Secretary since January 1, 2014. Mr. Lorentzatos served as our Senior Vice President, General Counsel and Corporate Secretary from September 2010 to December 31, 2013, and has 21 years of experience in the oil and gas industry and 25 years practicing law. Mr. Lorentzatos also serves as Director and Executive Vice President, General Counsel and Corporate Secretary of OMP GP.

In addition, Mr. Lorentzatos is responsible for the oversight and management of the Company's EH&S, human resources, information technology, corporate services, governmental affairs, and regulatory departments.

PREVIOUS EXPERIENCE

▪ Previously, Mr. Lorentzatos served as Senior Counsel with Targa Resources from July 2007 to September 2010. From April 2006 to July 2007, he served as Senior Counsel to ConocoPhillips. Prior to the merger of Burlington Resources Inc. and ConocoPhillips, which became effective in 2006, he served as Counsel and Senior Counsel to Burlington since August 1999. From September 1995 to August 1999, he was an associate with Bracewell & Patterson, LLP.

EDUCATION

▪ Mr. Lorentzatos holds a Bachelor of Arts from Washington and Lee University, a Juris Doctor from the University of Houston, and a Masters of Business Administration from the University of Texas at Austin.

CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

▪ Mr. Lorentzatos is a board member of the HAY Center, which focuses on helping children transitioning out of foster care in the Houston area, and the Houston Area Parkinson Society. He also serves on the Parish Council for Annunciation Greek Orthodox Cathedral.

Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

CORPORATE RESPONSIBILITY

Sustainability
At Oasis, as a company and as individuals, we believe in Doing the Right Thing and Being Passionate about our work with the goal that We All Succeed Together (employees, communities, and shareholders).  We also believe that Great People and Great Assets create Great Opportunity, and these core values inform how we think about our business and associated corporate responsibility initiatives.
In 2019, we created a "Sustainability" tab on our website in order to aggregate information and demonstrate our commitment to providing information about our ESG initiatives. In 2020, at the direction of our Board, we have assembled a team that is working to produce our initial SASB-aligned Sustainability Report, which we expect to be released in late 2020 or early 2021.
ETHICS AND COMPLIANCE
We believe it is important to create, maintain, and enforce clear frameworks for the Company’s governance and operations as well as the behavior of officers, directors, and employees, and the behavior of contractors, vendors and intermediaries. In addition to the many provisions described elsewhere in this proxy statement, important elements of our risk management, compliance, controls, and overall governance can be found on the Sustainability page of our website under "Ethics and Business Conduct."
Our Code of Business Conduct and Ethics applies to directors, officers, and employees of the Company and outlines important provisions governing:

•	vendors, suppliers, and contractors

•	foreign payments

•	health and safety

•	environmental responsibilities

•	non-discrimination

•	freedom of association

•	political contributions
Reporting
As part of our commitment to "Do the Right Thing," we expect employees to speak up when someone may be acting unethically. Reports can be made anonymously online or by phone 24 hours a day 7 days a week through an independent third party. The availability of this service is regularly communicated to employees, and phone number and website information is posted in employee break rooms. Reports of violations of the Code of Business Conduct and Ethics are treated confidentially. The Company's Compliance Officer reports regularly to the Audit Committee regarding reports received through the hotline or otherwise, and any reports of violations of the Company's Financial Code of Ethics are required to be reported directly to the Chairman of the Audit Committee.

ENVIRONMENT, HEALTH AND SAFETY
We are committed to the safety and health of the people on our sites and in our communities and to conscious stewardship of the land on which we operate and the environment and ecosystems that land supports.  So we have developed and implemented EHS policies, standards and work rules, our EHS Management System, which define employee and contractor expectations and requirements, to foster a culture of accountability for safe and environmentally responsible operations.
Our Environmental, Health & Safety (EHS) Vision Statement can be found on the Sustainability page of our website under "EHS Values."
Environmental Stewardship
We have demonstrated our commitment to our goal of minimizing the environmental impact of our operations. We have policies and systems designed to reduce use of water and energy, lower emissions, manage waste, and help protect the natural environments in which we work. Environmental programs are designed in an effort to meet, at a minimum, all local, state and federal environmental regulations.

CORPORATE RESPONSIBILITY

In addition to having systems designed to maintain regulatory compliance the Company has implemented programs designed to minimize environmental impacts, including drilling rigs powered by bi-fuels (LNG and diesel), which reduce emissions. We powered our frac fleets with zero base power engines, which operate at a reduced idle when not under power demand. Our wholly-owned subsidiary, Oasis Well Services LLC, also utilized clean burning compressed natural gas when conditioning frac fluids. Our production group utilizes chemicals that are designed to reduce the use of freshwater for well treatment. We also look for opportunities to minimize waste by repurposing waste streams. We have taken steps designed to ensure that all of our engine oil is repurposed as heat oil and that all of our spent rods and other metals are recycled or used in the agriculture industry.

Oasis Petroleum: A Leader in Capturing Natural Gas

Perhaps the most important way a company like ours can have a significant positive environmental difference is to take the extra steps—and invest the extra money—needed to capture natural gas that is produced along with oil so that the gas is neither vented nor flared.
Several years ago, we recognized an imbalance between the amount of gas that we expected to produce in the Williston Basin and available infrastructure, so we invested in and materially expanded  the gas capture capacity of the Basin.  This has been a significant effort on our part and it has produced significant results: our investment of over $550 million in this infrastructure has enabled us to capture roughly 14% more gas than the average of North Dakota operators in the fourth quarter of 2019.
Moreover, during the fourth quarter of 2019, Oasis captured over 94% of the natural gas that we produced in North Dakota, one of the highest, if not the highest, capture rates in the industry and well above the current legislative goal of 88%. Our infrastructure also captures third party gas, thereby reducing the GHG emissions of other operators. Finally, our investment in pipeline infrastructure, which brings our total investment in midstream infrastructure to approximately $1 billion, extends to water and crude oil transportation, which promotes safety by keeping additional trucks off of the road and lowers associated GHG emissions.

Environmental Management
We have developed and implemented a comprehensive environmental management system which is designed to achieve 100% coverage of operated assets. As part of that management system, we have established environmental measurement and monitoring programs that support efforts to reduce emissions, waste and water use.
We have also taken steps to prevent and minimize the impact of leaks to the environment. We implemented preventative maintenance and integrity management programs coupled with leak detection and a Supervisory Control and Data Acquisition (SCADA) network. This network is monitored 24/7 by the Houston control room.
These systems and incident response programs helped Oasis to achieve a 63% reduction in the number of reported spills from 2015 to 2019, with 93% of spills staying within containment on location.
In addition, we are a founding member of the Intelligent Pipeline Integrity Program ("iPipe"), which is an industry-led consortium whose focus is advancing spill and leak prevention technology across the industry.
We also engage directly with local stakeholders with a goal of meeting their environmental expectations. We routinely meet with neighbors in our community, local and state regulators, first responders and industry partners about environmental matters; and these meetings occur in connection with our day to day operations, not only in relation to an incident or event.
In 2019, we conducted a voluntary internal environmental audit in coordination with state regulators, and we are in the process of rolling out a geospatial risk assessment tool that identifies potential environmental risk within our operations.

CORPORATE RESPONSIBILITY

Geospatial Risk Assessment
Geographic Information Systems (GIS) allows for the capture, storage, analysis, and management of georeferenced information and is key to environmental risk assessment. Oasis utilizes GIS to model risks associated with production operations, midstream gathering systems, waste management, and emergency response. We also are able to quickly identify site-specific, environmentally sensitive areas within our operations (i.e. streams, wetlands, and endangered species habitat) and eliminate or minimize activities that could negatively impact them.
We strive to build an operational strategy that is environmentally conscientious at each stage by identifying and mitigating the risks associated with natural resource extraction. We believe that modeling site-specific risks enables us to develop and operate in a more economically and environmentally sustainable manner. From planning to production, our risk models allow us to better protect the environment now and into the future.
Water Management
Our produced water gathering system promotes the safe disposal of Oasis' and other operators' produced water. We use a SCADA network and Atmos International leak detection products in order to safely gather, transport, and dispose of produced water and to minimize spills that harm the environment.
With regard to the use of fresh water in our operations, we: reduced the number of stages in our frac design, which also reduces the amount of fresh water needed during completion activities; use produced water, instead of fresh water, to complete wells in the Delaware Basin; and use a desalinating chemical during production of the well in order to limit the amount of fresh water needed to treat salt scale in the well.
Emergency Response
We maintain a 24/7 control room which monitors and responds to environmental incidents. A public hotline connects directly to the control room. Crisis management and emergency response plans are maintained for all basins and critical employees are Incident Command System trained.
Oasis is also a member of the Sakakawea Area Spill Response organization, which is comprised of seventeen independent oil, gas, and pipeline companies working near the upper Missouri River and Lake Sakakawea area, whose purpose is to provide resources to assist members in responding quickly and comprehensively to an open water spill in order to minimize impacts and protect residents and the environment. Members have agreed to share and deploy existing emergency-response and spill-containment equipment and other resources in the event of a spill.
Health and Safety
Oasis is committed to protecting the safety of employees, contractors and partners, at all company operations. Everyone who works for and with us is able to halt operations to address a safety issue at any time. Safety is also a part of our culture – whether in the field or in the office, employees are required to begin each meeting with a "safety moment."
All contractors are required to complete a Contractor Participation Plan Certification prior to commencing any work on an Oasis Petroleum site, certifying that the EHS Minimum Requirements for Contractors have been reviewed by all of a contractor’s employees and subcontractors.
Safety Oversight
Prior to March 2020, the Audit Committee of the board had direct responsibility for health and safety, and Committee meetings began with the Company's quarterly EH&S report. Going forward, the Nominating and Governance will have direct responsibility for health and safety and will receive these reports. With respect to responsibility among the management team, our Managing Director of EHS & Regulatory reports to our Executive Vice President and General Counsel who reports to our CEO. The Oasis Safety Leadership Team (the SLT) meets regularly with Oasis management to drive continual safety strategy improvement; and the SLT coordinates with the Oasis Safety Steering Team to keep field operations aligned with that strategy.
Safety Management System
As part of our comprehensive environment, health and safety management system, we undertake regular internal and external environmental and safety audits, including contractor safety audits.

CORPORATE RESPONSIBILITY

Regular safety training is provided to all employees throughout the company; and Oasis employees and contractors regularly conduct joint safety meetings. Oasis leads industry collaboration efforts to promote worker and environmental safety. For example:

•
We participate in and have made a meaningful investment in the TrainND program, which provides safety training to our employees, employees of other companies and contractors throughout the Williston Basin, and enables us to share best practices with and learn from our peers

•
We are a founding partner with the North Dakota Petroleum Council and other industry leaders of the One Basin - One Way! Standardized safety orientation program developed by producers and contractors in the Bakken for contractors that work in the Bakken

Oasis contractors are expected to adhere to Company contractor health and safety requirements; and Oasis uses International Suppliers Network (ISN) to verify and evaluate safety performance before working with a contractor.
Safety Performance
Incident rate and near miss metrics are recorded and monitored for employees and contractors, and safety performance is integrated into the annual performance-based cash incentive awards for all employees.
CLIMATE CHANGE AND GREENHOUSE GAS EMISSIONS

Climate Change Governance
The Board has an active role in setting the Company’s strategies, and is responsible for overall risk oversight of the company, which includes matters related to climate change. To this end, the Board receives periodic updates regarding the company’s environment-related initiatives and progress.
The Oasis management team, subject to oversight by our Board, structures, monitors and adjusts our sustainability efforts in a manner that is consistent with our core values, and in a manner designed to serve the interests of the Company and all of our stakeholders. Each year, senior management reviews our long-term business plans. These plans consider, as appropriate, topics relating to climate change and the environment. Some of these topics include:

•	Strategy and initiatives relating to climate change policy

•	Significant legislation or regulations, treaties, conventions or other agreements, public policies or scientific developments involving environmental matters

•	Significant risks to, and the physical security of, the company’s facilities
Climate Change Risk Management
As a part of our regular, ongoing business and planning risk management processes, we consider climate change-related risks, including forecasts of future demand and pricing in energy markets and changes in government regulations and policy. We also consider a range of pricing scenarios when forming our long-term investment and development plans, including scenarios in a carbon-constrained world. These assessments are integrated into our overall risk management process, which is conducted by senior managers and executives and overseen by our Board of Directors and the Board’s Nominating and Governance Committee.
Climate Change Strategy
As discussed above under "Environmental Stewardship," Oasis captured over 94% of the natural gas that we produced in North Dakota in the fourth quarter of 2019. We are also able to provide capacity for third parties, thereby reducing the GHG emissions of other operators. Furthermore, our investment in pipeline infrastructure extends to water and crude oil transportation, which keeps additional trucks off of the road and lowers associated GHG emissions.
OUR COMMUNITY
Community Relations
The land owners we work with are an important part of our business. We take pride in building strong, lasting relationships with our surface and royalty owners. We strive to work closely with them and are committed to being

CORPORATE RESPONSIBILITY

transparent and providing ongoing engagement opportunities. We believe that timely and accurate communication is critical. Our goal is to provide all owners with a level of service that is beyond expectation.
Charitable Initiatives
Contributing to special charities and local communities to which we belong is how we stay true to our core values. Our goal is to ensure that our organization imparts positive impact back to the communities in which we work and live. We are committed to responsibly deploying our financial resources, time and talent in ways that yield tangible and measurable results.

•	We work with NextOp to attract US Military veterans for open positions at Oasis

•	We support a number of charities and local communities, including:

◦	the OneGoal initiative in Houston, helping underprivileged high school students reach their full potential and graduate from college

◦	the HAY Center in Houston, assisting youth graduating out of foster care in becoming independent

◦	the MS 150 and Bike to the Beach - the Oasis team rides and raises money in an effort to find a cure and treatment for multiple sclerosis and autism, respectively

◦	Habitat for Humanity, building homes for families in need of decent and affordable housing

◦	city-wide clean-up days in Williston and Watford City, North Dakota

◦	the McKenzie County, ND hospital

◦	the volunteer fire departments of the cities of Williston, Ray, Lignite, Fairview, Culbertson, Froid, Grenora and Alexander, where many of our employees volunteer their time
North Dakota
In Williston, North Dakota, we are actively involved in the community and surrounding areas. We are involved in numerous projects and volunteer efforts, such as the API Chili Cook Off, Williston City Wide Clean-Up Days and Babe Ruth World Series. Our employees are also involved in multiple volunteer fire departments including the Cities of Williston, Ray, Lignite, Fairview, Culbertson, Froid, Grenora and Alexander as well as other civic projects such as the McKenzie County Hospital in Watford City.
Texas
In Houston, Texas, we are actively involved in several charitable operations, partnering with organizations such as the Salvation Army and the Red Cross, and participating in events such as the MS 150.
Human Rights
We are committed to human rights in the workplace. This commitment includes respecting the dignity and worth of individuals, assisting individuals in reaching their potential, encouraging the initiative of our employees, and providing opportunity for development to our employees. Specifically, we seek to operate in a way which promotes: workplace health and safety, the prohibition of forced and child labor, a workplace free from harassment and discrimination, freedom of association, compliance with laws regarding hours and wages, and employee privacy. Employees are encouraged to raise any concerns with their supervisor, our human resources or legal departments, or to report to our 24-hour a day compliance hotline.
In 2019, we provided management training on several topics, including: disability awareness, inclusion and reasonable accommodations in the workplace; navigating emerging challenges of value differences between generations; and promoting respect in the workplace.
Shareholder Engagement
We don’t wait for our investors to contact us; each year, we pursue a formal shareholder outreach campaign focused on compensation practices and other governance topics. As further detailed in this Proxy Statement under "Compensation Discussion and Analysis—Executive Summary," this outreach generates valuable feedback, which is reported to our Board of Directors, and we have implemented changes in our compensation and governance programs as a result, for example: in 2019, we adopted a Proxy Access bylaw after discussions with our shareholders, and in 2020, shareholder feedback informed some of the changes to our executive compensation program.

CORPORATE RESPONSIBILITY

OUR PEOPLE
We work hard to hire talented people who will Be Passionate about the work they do every day; and we invest in benefits and professional development programs that will enable them to reach their potential and perform at their best.
Compensation and Benefits
Total Compensation

•	Competitive base salary

•	Short Term Incentive Program - eligible employees are subject to bonus targets that have a multiplier based on company performance and individual performance

•	Long Term Incentive Program - employees at every level in the organization are eligible to receive stock-based awards with a tiered vesting schedule
Retirement Savings Plan

•	Employees are eligible to participate in our 401k plan on the date of hire with 100% immediate vesting in any employer matching contributions

•	We provide a 401k matching contribution that is dollar for dollar up to 6%
Health Insurance

•	Eligible and effective on date of hire with 30 days to enroll

•	We offer a PPO and High Deductible Health Plan

•	Healthcare Flexible Spending Account (F.S.A.) and Healthcare Savings Account (H.S.A.) options available

•	Dental and vision coverage available for employees and their families
Income Protection and Disability Coverage

•	Employees are eligible to participate effective as of the date of hire with 30 days to enroll

•	We provide paid short term and long term disability coverage

•	We provide paid Life and Accidental Death & Dismemberment coverage for employees (with additional coverage available for purchase for employees and their families)

•	We provide paid business travel accident insurance
Additional Benefits and Perquisites

•	Comprehensive onboarding process

•	Flexible work schedules

•	10 paid holidays (may vary based on 9/80 schedule)

•	Paid vacation with credit given for previous work experience and schedule consideration

•	Paid sick time

•	Paid parking or bus passes

•	Monthly gym or fitness subsidy

•	Wellness Resources
Training and Development
We also believe all of our employees should have access to professional and personal development programs opportunities, and we take pride in providing them. We want the best-trained workforce, so we promote a learning environment, beginning on the first day of employment and continuing throughout their tenure, so that our employees grow with us. We also want to reward those who stay with us in our cyclical industry. Therefore, we provide professional development opportunities, including:

•	Oasis Core Curriculum for all staff levels

•	Technical/professional training

•	Tuition reimbursement

CORPORATE RESPONSIBILITY

•	Leadership training, including week-long, university-based, executive education courses (Wharton, Stanford, UVA)

•	Strategic leadership training through support of the Army War College Foundation

•	Field leadership development training

•	Management training

•	Regular talent reviews and career development guidance

•	Oasis Academy for Success online learning resource

•	Annual performance review process

•	Active college recruiting program for full-time and intern positions
Diversity
At Oasis, we recognize the value of diversity and inclusion.  Employing and empowering a diverse workforce gives us a competitive advantage in our ability to innovate, pivot and meet the challenges of tomorrow.  Through our campus recruiting efforts we have enhanced our presence and relationships with organizations such as Society of Women Engineers (SWE) and Mines Veterans Alliance. We continue to network and contribute at events for non-profits such as Combines Arms and Veterans affairs which support inclusion for Veterans with disabilities, and have taken an active role in our partnership with NextOp through our assistance in employment readiness workshops and veteran-focused career fairs.  We are also a supporter of and participant in the Texas Conference for Women. All of our leaders receive annual training highlighting the importance of fostering an inclusive environment and reinforcing our expectations for equal opportunity in the daily employment decisions we make.  We regularly review our employment actions to inform our good faith initiatives and to uphold our high standards of fair employment practices.  We have a strong history of hiring women and cultural minorities.  Currently, women make up approximately a quarter of our mid-level management population and nearly half of our professional workforce.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Company has determined that: (1) Messrs. McShane, Cassidy, and Hagale are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by The Nasdaq Stock Market (“NASDAQ”) and (2) all current Audit Committee members are financially literate. In addition, Messrs. McShane and Hagale qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Audit Committee:

•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019 with management and with the independent registered public accounting firm;

•
considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accounting firm;

•
reviewed and discussed with the independent registered public accounting firm (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning its independence, and (3) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including the independent registered public accounting firm's independence;

•
discussed with management and with the independent registered public accounting firm the process by which the Company’s chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accounting firm as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers LLP’s independence, and concluded that PricewaterhouseCoopers LLP’s independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers LLP in 2019 for audit services, tax services and all other services, are set forth at “Item 2—Ratification of Selection of Independent Registered Public Accounting Firm -Audit and All Other Fees” below); and

•
based on the reviews and discussions referred to above, recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

As recommended by the NASDAQ’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or

AUDIT COMMITTEE REPORT

auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Audit Committee of the Board of Directors
Michael McShane, Chair
William J. Cassidy, Member
John E. Hagale, Member

RATIFICATION OF AUDITORS

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2020. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since its inception on February 26, 2007. The 2019 audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting was completed on February 26, 2020.
The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by shareholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee may reconsider the selection of that firm as the Company’s auditors.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change auditors at any time.
Audit and All Other Fees
The table below sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for services performed during each of the last two years (in thousands):

	2019	2018
Audit Fees(1)(4)	$1,403	$1,335
Tax Fees(2)(4)	93	626
All Other Fees(3)(4)	3	3
Total	$1,499	$1,964
  __________________

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audits of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting; (b) the review of the Company’s quarterly consolidated financial statements; and (c) review of the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2019 and 2018.

(2)	Tax fees represent tax return preparation and consultation on tax matters.

(3)	All other fees include any fees billed that are not audit, audit related, or tax fees. In 2019 and 2018, these fees related to accounting research software.

(4)	Does not include fees paid to PricewaterhouseCoopers LLP for work in their capacity as the independent registered public accounting firm of Oasis Midstream Partners LP.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PricewaterhouseCoopers LLP’s audit, tax and other services. For the year ended December 31, 2019, the Audit Committee pre-approved each of the services described above.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the registered public accounting firm of the Company for 2020.

COMPENSATION COMMITTEE REPORT

OUR PAY
COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Bobby S. Shackouls, Chair
William J. Cassidy, Member
Michael McShane, Member

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis, or CD&A, (i) explains the Company's compensation philosophy, objectives, policies, and practices with respect to its executive officers, all of whom are Named Executive Officers within the meaning of applicable SEC rules, and (ii) analyzes the elements of compensation for the Company's "Named Executive Officers." This should be read in conjunction with the information presented in the tables that follow this CD&A.

Name	Title and Position During 2019
Thomas B. Nusz	Chairman and Chief Executive Officer
Taylor L. Reid	President and Chief Operating Officer
Michael H. Lou	Executive Vice President and Chief Financial Officer
Nickolas J. Lorentzatos	Executive Vice President, General Counsel and Corporate Secretary

Performance Highlights and Impact on Compensation Decisions (2018–2020)
Our stock price performance is highly influenced by commodity price volatility. We produce and market oil and natural gas, commodities whose prices are largely a function of market supply and demand and subject to substantial volatility. We actively employ financial instructions such as hedging to manage our business risk associated with this volatility, but these hedges are limited by time and volume. Demand is impacted by general economic conditions, weather, including hurricanes and tropical storms, geopolitical events, and most recently, COVID-19, which threatens global economic activity. Oil supply in the United States has grown dramatically over the past few years, and this, coupled with increases in production from key oil-producing nations, has contributed to the current global oversupply of crude oil, which caused a sharp decline in oil prices beginning in mid-2014 and a corresponding decline in the stock prices of companies, like us, that produce and market oil and natural gas.

Throughout 2015, 2016 and early 2017, global oil supply continued to outpace demand as oil inventories continued to build. In 2017 and early 2018, significant production cuts from key oil-producing nations coupled with strong demand growth led to a price recovery. However, in late 2018, supply once again exceeded demand leading to global oil inventory increases and significant price declines. All of this affected the way we paid our executive officers. Supply concerns are once again in the forefront as Saudi Arabia and Russia have recently elected to substantially increase production and lower prices in March of this year despite declining demand as a result of COVID-19.
Despite a challenging commodity price environment, we achieved both financial and operational goals in 2018, which affected 2019 target pay opportunities. In 2018, we saw another steep decline in WTI - by 40% in the fourth quarter alone and 25% from the start of the year - but as one of the first E&P companies to live within cash flow during the downturn, we continued to make adjustments and improve performance. We managed service costs and continued to improve our leverage metrics, and we were able to increase production and grow net cash provided by operating activities. In addition, in 2018, the team successfully executed several strategic objectives which will benefit the Company for years to come. These include closing the acquisition of 22,000 net core acres in the Delaware Basin in west Texas from Forge Energy LLC, completing a number of dispositions and divestitures, and, through our subsidiary Oasis Midstream Partners LP ("OMP"), completing the construction and startup of a second natural gas processing plant in Wild Basin.

Our operational achievements in 2018 put us in a stronger position, both financially and operationally, and decisions made by the Compensation Committee at the end of 2018 regarding 2019 executive compensation reflected that position:

•
Mr. Nusz received his first salary increase since 2014, and other NEO salaries were increased as well in order to reflect the full range of their responsibilities, including those associated with managing Oasis Midstream Partners;

•	2019 long-term incentive award targets increased as a percentage of base salary in order to bring total direct compensation more in line with the 50th percentile of our peer group.

COMPENSATION DISCUSSION AND ANALYSIS

The Committee's aggregate balanced approach also recognized that the Company's TSR has been negative over recent periods, and in 2019, our PSU awards were modified to improve upon their already strong alignment to our performance:

•	adding a TSR cap so that an NEO cannot earn more than 100% of PSUs eligible to vest if the Company's absolute TSR is negative over the performance cycle;

•	reducing to 0% the PSUs that will be earned at the end of a performance cycle if the Company's TSR rank falls in the bottom three of the PSU peer group; and

•	adding a cap on the number of PSUs that may be earned if the Company's stock price is at least $25 at the end of the performance cycle in order to avoid windfall payments.

In 2019, we found additional ways to align incentives with strategic performance by making awards of OMP Phantom Units to our executives and employees. With a capacity of 320 mmcfpd, our Wild Basin gas processing complex, which is owned by our subsidiary OMP, provides reliable service to the Company, and OMP has also secured meaningful third party business for this facility. This success results from the Company's early recognition of the need for additional processing capacity and significant pro-active investment in the infrastructure. Therefore, in recognition of OMP's value to the Company and desiring to reward success and incentivize future performance, the Compensation Committee made the decision to grant 20% of the value of 2019 executive and employee restricted stock awards in OMP Phantom Units and the remaining 80% in the Company's restricted stock.
The Phantom Units are granted under the Company's LTIP and have a value equivalent to that of a common unit of OMP. They are further described below under "—Long-Term Equity-Based Incentives—Phantom Unit Awards."
During 2019, our performance was strong in some areas and fell short of our goals in others, which affected annual incentive award payment. We want to be the kind of company that attracts investors' capital and we recognize the importance of generating free cash flow and reducing debt. In 2019, we generated $176 million of E&P free cash flow and reduced net debt by approximately $188 million. We reduced costs to improve profitability: G&A and LOE came in at 10% and 7% lower than original guidance, respectively. We expanded our footprint in the Delaware Basin, acquiring 1,800 acres complementary to our original position; and we led the Williston Basin in capturing gas. However, we also recorded negative reserve revisions, experienced downtime at OMP's gas plant, dealt with well spacing issues in the Williston and Delaware Basin and saw our stock price fall.
Therefore, although our performance against our budget targets and associated 2019 scorecard indicated that annual incentive payments should be made at target, management recommended and the Compensation Committee agreed that annual incentives payable based on Company performance for 2019 should be paid at 75% of target.
Furthermore, in recognition of the Company's performance, its stock price, and the general market environment, our Named Executive Officers voluntarily reduced their base salaries to 2018 levels as of September 2019. We are pleased that the Company's performance improved in the second half of 2019; however, the executives believed the salary reduction was warranted and in keeping with the Company's mantra to "do the right thing." Salaries for the Named Executive Officers remain at 2018 levels for 2020.
Also in 2020, long-term incentive awards to executives and employees were made at approximately 50% of target opportunity. Due to the factors described above and with a desire to cap dilution, the Compensation Committee approved 2020 incentive awards at just over 50% of target. The Board of Directors and the Company's management continue to focus on planning for the future, but remain committed to positioning the Company to succeed in the current market environment for the benefit of all of the Company's stakeholders.
Shareholder Outreach and 2019 Say-on-Pay Advisory Vote
Shareholder Outreach Process. Since 2015, at the direction of our Compensation Committee we have pursued a formal shareholder outreach campaign focused on our compensation practices in addition to our ongoing investor engagement on other topics. Members of management and our Compensation Committee sought input on our pay programs from our largest investors, and each year since, we have invited shareholders representing over 50% of our outstanding shares to participate. The investors we have contacted generally supported the philosophy, structure, and elements of our compensation program; however, we have received requests for enhanced disclosure regarding certain elements, and our responses to selected requests are reflected in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Our outreach program has generated valuable feedback and, as a result, we have made a number of improvements to our pay program and disclosure including:

•
Beginning in 2020, equity-based incentive compensation granted to all Named Executive Officers was allocated 75% performance-based (PSUs) and 25% time-based (restricted stock), previously it was allocated 55% and 45%, respectively;

•	Beginning in January 2019, we included a cap on the percentage of PSUs that may be earned when the Company's absolute TSR is negative over the performance cycle;

•	Enhanced disclosure around our performance goals, our “Initiatives” performance metrics, and the role that safety plays in our compensation determination process;

•	Moved to an annual say-on-pay vote schedule in 2017
2019 Say-on-Pay Advisory Vote. At our 2019 annual meeting, we held our most recent say-on-pay advisory vote, which resulted in over 98% of votes cast approving the compensation of our Named Executive Officers. Our Compensation Committee evaluated the results of the 2019 say-on-pay advisory vote and the support expressed by shareholders and considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group company data. While each of these factors bore on the Committee’s decisions regarding our Named Executive Officers’ compensation, the Committee has not made any changes to the structure of our 2019 executive compensation program as a result of the 2019 advisory vote.
We continued to improve upon our pay program for 2020, based on shareholder feedback. We have continued to evolve our pay program to embrace market best practices, making modifications to our 2020 PSU awards to continue to improve alignment to our performance. Beginning with PSUs granted in January 2020, the Committee:

•
added the following indexes to the PSU Peer Group in order to measure performance against companies of various sizes and industries: (a) the Standard & Poor’s 500 Index; (b) the Russell 2000 Index; (c) the Standard & Poor’s MidCap 400 Index; and (d) the Standard & Poor’s SmallCap 600 Index;

•
applied a multiplier to 50% of the PSUs granted in 2020, which is based on the Company's IRR and reduces the number of earned PSUs unless the Company's IRR is at least 8% for a performance cycle; if the Company's IRR is greater than 8%, the multiplier may increase the number of earned PSUs up to 150% if the Company achieves an IRR of 15% for a performance period; and

•	capped the number of PSUs that may be earned at the end of the 2-year, 3-year and 4-year performance cycles if the Company's stock price is at least $8, $9 and $10, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION MIX
We view the various components of compensation as distinct but related, and we emphasize “pay for performance” by structuring our program so that a significant portion of our executive officers' total compensation is "at risk" and tied to the Company's long- and short-term financial, operational and strategic goals.

•
Our compensation philosophy is to foster entrepreneurship at all levels of the Company by awarding long-term equity-based incentives, currently in the form of restricted stock and PSUs, as a significant and integral component of compensation.

•
We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

The approximate allocation of the targeted direct compensation components approved for each Named Executive Officer by the Compensation Committee for 2019, is as follows (percentages are based on each Named Executive Officer’s 2019 base salary, and target amounts of compensation with respect to annual performance-based cash incentive awards and long-term equity-based incentive awards):

COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation At a Glance

Compensation Element	Description	Recent and Upcoming Actions

Base Salary	• Fixed pay determined by position and level of responsibility • Competitively targeted within peer group	• NEOs voluntarily reduced salaries to 2018 levels in September 2019; salaries remain at the 2018 level in 2020
Annual Performance-based Cash Incentive
 • Aligns executive officers' interests with those of our shareholders
 • Payment made based on achievement of specified Company performance goals (see pages 39-40):

20% Production
20% Capital Efficiency
20% Cost Structure
20% EBITDAX
20% Strategic Initiatives

 • Final payout subject to “Safety Modifier”
 • Target payout is percentage of executive officer base salary which varies by position

• 2019 annual cash incentives paid at 75% of target
although actual 2019 performance indicated that
incentives should be paid at 100% of target

Changes for 2020
 • Updated Company performance goal metrics (see page 46):

30% Free Cash Flow
20% Cash Margin
30% Corporate Returns & Capital Efficiency
5% Inventory Generation
15% Strategic Initiatives

Long-Term Equity-Based Compensation ➢PSU Awards ➢Restricted Stock Awards ➢ Phantom Unit Awards
 • Target grant is percentage of executive officer base salary which varies by position
 • 55% long-term equity-based compensation will be granted in the form of PSUs

 • Aligns executive officers' interests with those of our shareholders
 • Rewards long-term performance relative to industry peers
 • Vest based on TSR relative to a peer group over three overlapping performance periods: 2 years, 3 years, and 4 years.

 • Makes our compensation program competitive from a total remuneration standpoint;
 • Encourages executive retention
 • Vest ratably annually over three years

New in 2019
 •  Aligns executive incentives with key subsidiary performance;
 • Manages dilution of Company common stock
 • Vest ratably annually over three years

Changes for 2020
• 75% of long-term equity-based compensation will be granted in the form of PSUs

Changes for 2020
• Added four broad-based market indices to peer group

• 50% of PSUs awarded are subject to an market-based return multiplier

Other Employee Benefits
 • benefits available to all employees, including medical, dental, short and long-term disability, health club subsidy and 401(k) plan with employer matching of first 6% eligible compensation contributed
 • limited perquisites

Change of Control and Severance Benefits
 • provide financial security to help ensure that officers remain focused on our performance and the continued creation of shareholder value rather than on the potential uncertainties associated with their own employment

 • change in control benefits are "double trigger"

COMPENSATION DISCUSSION AND ANALYSIS

By Design, Reported and Realized Pay Differ Depending on Our Performance
The majority of our Named Executive Officers' target compensation is in the form of "at-risk" compensation components, namely performance-based cash incentive and PSU awards, which are tied to the achievement of short and long-term performance criteria. By design, the value actually realized by our executives is aligned with the Company’s actual operational and financial performance, including absolute and relative stock-price performance. Therefore, realized pay may differ substantially from compensation amounts reported in the Summary Compensation Table, depending on performance.

Presented below is a graph depicting the three year average of our CEO, Mr. Nusz's, Reported Pay, and the three year average of his Realized and Adjusted Realized Pay as a percentage of his Reported Pay. "Reported Pay" is Mr. Nusz's compensation as reported in the Summary Compensation Table on page 52. "Realized Pay" is Mr. Nusz's compensation paid to him in a particular calendar year – it includes non-equity incentive compensation earned for the prior year (i.e. includes in 2019 incentive compensation that was earned for 2018 performance, but paid in 2019), and the vesting date value of restricted stock and PSUs that vested or were earned in that year. "Adjusted Realized Pay" is a recalculation of Mr. Nusz's Realized Pay which uses our closing stock price on March 18, 2020, instead of the price on the vesting date of an award, to show the current value of his equity-based incentive compensation. Because Mr. Nusz holds his vested shares, we believe that the realized value of his equity-based incentive compensation is more closely represented by the recent value of our common stock. Following the chart is a table that illustrates how we calculate Reported Pay, Realized Pay, and Adjusted Realized Pay.
The following table illustrates the calculations used to determine the differences between our CEO's 2019 Reported, Realized, and Adjusted Realized Pay for each of the listed direct compensation elements. Similar calculations are carried out for fiscal years 2018 and 2017, and the three year averages are reflected in the graph above.

COMPENSATION DISCUSSION AND ANALYSIS

	CEO Reported Pay(1)	CEO Realized Pay	Adjusted CEO Realized Pay
	2019 Summary Compensation Table($)	2019 Actual Compensation Paid($)	2019 Adjusted Compensation Paid($)

Salary	881,250	881,250	881,250
Non-Equity Incentive Plan Compensation(2)	738,000	984,000	984,000
Stock Awards - Restricted Stock(3)	2,219,989	1,376,552	74,235
Stock Awards - Performance Share Units(4)	3,794,876	970,946	61,011
Stock Awards - OMP Phantom Units(5)	499,761	N/A	N/A
All Other Compensation(6)	23,037	23,037	23,037
Total 2019 Compensation	$8,156,913	$4,235,785	$2,023,533

(1)
The amounts indicated as Reported Pay in the table reflect the total direct compensation (calculated as Salary, Non-Equity Incentive Plan Compensation, and the grant value of Long-Term Incentive Awards) for 2019 as reported in the 2019 Summary Compensation Table on page 52. The grant date fair values for PSUs and restricted stock awards are described in footnote (2) to the 2019 Summary Compensation Table.

(2)
The Realized Pay and Adjusted Realized Pay columns reflects the Non-Equity Incentive Plan Compensation Mr. Nusz earned under the Company’s Amended and Restated 2010 Annual Incentive Compensation Plan (the “Incentive Plan”) for the 2018 performance year, which was paid in February 2019.

(3)
The Realized Pay column reflects the value at vesting of restricted stock that vested during 2019 (93,467 shares valued at vesting of $633,706; 44,934 shares at $284,432; and 73,700 shares at $458,414). See the Options Exercised and Stock Vested Table on page 57 for more details. The Adjusted Realized Pay column reflects the value of the vesting of the shares at a price of $0.35, which was the closing price of our stock on the NASDAQ on March 18, 2020.

(4)
The value included in the Reported Pay column is based on the weighted average grant date fair value price per unit of $6.80, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718. The value of the award using the NYSE closing price of the Company's common stock on January 17, 2019, the grant date, while the Company was listed on the NYSE, of $6.63 was $3,700,004. The Realized Pay column reflects the value at vesting of PSUs that were earned during 2019 (131,197 units valued at vesting of $730,767; and 43,120 units valued at vesting at $240,178). See the Option Exercised and Stock Vested Table on page 57 for more details. The Adjusted Realized Pay column reflects the value of the vesting of the shares at a price of $0.35, which was the closing price of our stock on the NASDAQ on March 18, 2020.

(5)	In 2019, 20% of the target value of the restricted stock award was granted in phantom units (and the remaining 80% of target value was granted in restricted stock of the Company).

(6)	The Reported, Realized, and Adjusted Realized Pay columns reflect the value of "All Other Compensation" that Mr. Nusz received in 2019 as reported in the 2019 Summary Compensation Table on page 52.
The Value of Incentive Compensation. Our Named Executive Officers receive less than 30% of their compensation in cash. The remainder of their compensation is made up of equity-based incentive compensation, and we believe that allocation serves to align their interests with the interests of our shareholders. Furthermore, because our Named Executive Officers continue to hold the majority of their vested stock awards, the value of their compensation remains "at-risk" with respect to our stock performance. When our shareholders are enjoying positive returns, so are our executives; when are shareholders lose value, so do our executives.
As an example, our CEO, has effectively held all of the shares that he has been granted under our LTIP as equity-based incentive compensation (without taking into account forfeitures made to cover tax liability). He was issued approximately 3,564,942 shares in connection with our initial public offering in 2010 in respect of his ownership interest in the Company prior to its IPO. Since our IPO, Mr. Nusz has been granted approximately 1,546,160 shares of restricted stock as compensation and earned approximately 581,256 shares through grants of PSUs as compensation. In that time, he has gifted and sold a total of 3,156,473 shares, an amount that is less than the number of shares that he originally held.

COMPENSATION DISCUSSION AND ANALYSIS

Best Practices in Our Compensation Program
Our program is competitive and continues to reflect an alignment with current governance trends and best practices, including shareholder-friendly features such as:

What We Do
☑
Pay for Performance - Our executives' total compensation is substantially weighted toward performance-based pay. Our annual performance-based cash incentive awards are based on performance against metrics set in advance which reflect key financial, operational and strategic objectives. At least 50%, and beginning in 2019, at least 55% of our long-term equity compensation awards to Named Executive Officers are PSUs, which are earned based on our relative total shareholder return against our peers.

☑
Robust Stock Ownership - We have adopted robust stock ownership guidelines for our executives and directors. Named Executive Officers, other than Mr. Nusz, are required to own shares having a value equal to 200% of their respective annual base salaries; and for Mr. Nusz, 500% of his annual base salary. Our executives are required to hold shares until such ownership requirements are met.

☑
Double-Trigger Change in Control Benefits - The Employment Agreements contain a "double trigger" accelerated vesting provision, which requires certain termination of employment events to occur in addition to a change in control in order for accelerated vesting of equity awards to occur. No cash payments are made unless a "double trigger" event occurs.

☑
TSR Cap - Beginning with 2019 awards, we added a TSR cap so that a Named Executive Officer cannot earn more than 100% of PSUs eligible to vest if the Company's absolute TSR is negative over the performance cycle.

☑
External Benchmarking - Our independent Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies, which group is reviewed on an annual basis, prior to making annual compensation decisions.

☑
Independent Compensation Consultant - We have engaged an independent executive compensation consultant who reports directly to the independent Compensation Committee and provides no other services to the Company.

☑
Annual Say on Pay Advisory Vote - Beginning in 2017, we have held annual Say-on-Pay Advisory Votes, consistent with our policy of seeking input from, and engaging in discussions with, our shareholders regularly.

☑
Mitigation of Undue Risk - We carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

☑
Clawback in our Employment Agreements - In the Employment Agreements, we included clawback provisions applicable to compensation payable or paid pursuant to the Employment Agreements that is deemed incentive compensation and subject to recovery pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

What We Don't Do
☒
Excise Tax Gross-Ups - Neither our change in control plans nor our employment agreements with each of our Named Executive Officers (the "Employment Agreements") provide for excise tax gross-ups or any other tax gross-ups for perquisites.

☒
Evergreen Employment Agreements - The Employment Agreements have three-year terms, expiring March 20, 2021. They were most recently entered into in March 2018. Whether or not the terms of any of these agreements will be extended is a decision that our Compensation Committee will make closer to the time the terms are due to expire.

☒
Single-trigger Vesting or Payments in Employment Agreements - None of our equity incentive plans nor any of the Employment Agreements provide for automatic single trigger vesting of unvested equity awards or cash payments solely upon the occurrence of a "change in control" (as defined in the LTIP).

☒
Hedging or Derivative Transactions in Company Stock - We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin. In addition, our executives are prohibited from pledging Company stock without approval of the Board.

☒	Perquisites - We offer minimal perquisites to the Company's executives, including a 401(k) retirement plan, parking and health club dues, which are available to all Company employees.
☒
No Stock Option Repricing, Reloads, or Exchange without Shareholder Approval - Our LTIP prohibits stock option repricing, reloading or exchange without shareholder approval. In addition, in 2015, we amended our LTIP in order to limit potential recycling of shares subject to stock options and stock appreciation rights.

☒	Guaranteed Bonuses - Annual performance-based cash incentive awards to our NEOs are determined based solely on the performance of the Company with respect to annual Company performance goals.

COMPENSATION DISCUSSION AND ANALYSIS

2019 EXECUTIVE COMPENSATION DECISIONS

The following is a discussion of the specific actions taken by our Compensation Committee related to each of our direct compensation elements for 2019. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions.
BASE SALARY
In setting annual base salary amounts, our Compensation Committee intends to set targets by position that are competitive within our peer group based on statistical analyses provided by our compensation consultant, taking into consideration factors such as the particular officer’s contribution to our financial performance and condition, the officer’s qualifications, skills, experience and responsibilities, as well as current market and industry conditions.

At its December 2018 meeting, our Compensation Committee reviewed data with respect to our 2019 compensation peer group and approved an increase to the salaries of our Named Executive Officers for fiscal year 2019 and taking effect in February of that year. This increase was the first for Mr. Nusz since 2014. The Committee approved the increases to reflect the officers' experience and full range of responsibilities, including managing a second publicly-traded company in the Company's majority-owned subsidiary, Oasis Midstream Partners LP ("OMP"), and to remain competitive within the peer group.

Furthermore, the responsibilities allocated to Messrs. Reid, Lou, and Lorentzatos are often the responsibility of multiple executive officers at other companies. For instance, Mr. Reid serves as both our President and our Chief Operating Officer; Mr. Lou is both our principal financial and principal accounting officer; and Mr. Lorentzatos has oversight responsibility for the legal, EH&S, governmental affairs, human resources, information technology, and regulatory departments. Nevertheless, in recognition of the Company's performance during the first half of the year, its stock price, and the general market environment, our Named Executive Officers voluntarily reduced their base salaries to 2018 levels as of September 2019. Base salaries remain at 2018 levels for 2020:

	2018 Base Salary	2019 Base Salary (January – August)	2019 Base Salary (September – December)
Thomas B. Nusz	$820,000	$925,000	$820,000
Taylor L. Reid	$600,000	$675,000	$600,000
Michael H. Lou	$480,000	$525,000	$480,000
Nickolas J. Lorentzatos	$425,000	$465,000	$425,000
ANNUAL PERFORMANCE-BASED CASH INCENTIVE AWARDS
Our annual performance-based cash incentive awards reward achievement of our annual Company performance goals. Our annual performance-based cash incentive program for our Named Executive Officers is governed by our Amended and Restated 2010 Annual Incentive Compensation Plan (the “Incentive Plan”).
Annual Cash Incentive Award Opportunity. Every December, the Compensation Committee establishes threshold, target and maximum cash incentive award opportunities for each Named Executive Officer for the upcoming year, set as a percentage of the officer’s base salary. For 2019, the annual incentive opportunities for Named Executive Officers were unchanged from 2018 levels:

	Threshold (as % of base salary)	Target (as % of base salary)	Maximum (as % of base salary)
Thomas B. Nusz	60%	120%	240%
Taylor L. Reid	50%	100%	200%
Michael H. Lou	50%	100%	200%
Nickolas J. Lorentzatos	40%	80%	160%
At the same time, the Company sets threshold, target and maximum levels for a number of established annual performance goals, each with a pre-assigned weighting, to serve as a guideline for determining award payouts earned by our executive officers for the upcoming year.
2019 Annual Incentive Performance Metrics. Each year, we measure our performance relative to target metrics and Initiatives, or milestones, which are generated through our annual budget and strategic planning processes and

COMPENSATION DISCUSSION AND ANALYSIS

approved by our Board of Directors. Set forth below are the performance metrics for 2019, which were approved by the Board, and a description of how each metric helps us achieve our objectives. The Committee believes that setting specific performance goals in advance helps establish important benchmarks, and communicates the Company's top priorities to its Named Executive Officers and employees.

Performance Metric	Description and Rationale
Production (Boe/day)
• Measured in equivalent average annual volumes;
• Target is derived from existing (or PDP) and new (or capital) volumes;
• Over or under performance is driven primarily by production optimization, weather impacts, well performance, the timing of tying in new wells from our capital program, and access to take-away and processing capacity for produced fluids and hydrocarbons.

Capital Efficiency ($/Boe)
• Measures the investment efficiency of our capital program and is demonstrated by finding and development costs;
• Determined by dividing our capital investment in our E&P operations during the year by the estimated ultimate recovery of the wells completed during the year in barrels of oil equivalent.

Cost Structure
LOE ($/Boe)
• Lease Operating Expense is the routine operating cost on a per barrel of oil equivalent of production basis;
• Includes cost elements such as produced water handling, labor, production chemicals, electricity, equipment rentals, equipment replacements, well workover expense.

G&A ($MM)
• Total general and administrative expenses for our E&P, midstream and wells services operations;
• Includes all administrative costs, such as cash and non-cash employee compensation; facility leasing and operating costs; third party fees such as legal, accounting, and tax; recruiting, travel and office expenses; and information technology and data services expenses;
• These costs are net of field labor costs, which are charged to operating expenses, and intercompany eliminations.

EBITDAX ($MM)
• Earnings before interest, taxes, depreciation, and exploration costs;
• This measure is a non-GAAP proxy for cash flow which is routinely used in the exploration and production sector and is driven by our volumes, realized prices and cash costs needed to run our business;
• This is the same measure that we discuss in connection with quarterly earnings, and to which we provide proper reconciliations to GAAP measures on our website.

Initiatives
• Strategic and operational goals that do not have numerical targets, but rather measure performance by accomplishment of stated objectives;
• 2019 Initiatives include: organization design and change management, competitive intelligence and advanced analytics.

Each year, after the Initiatives are selected, management assigns teams of employees to define measurable goals for each Initiative and to develop strategies for meeting them. Management evaluates and approves the goals and strategies, and the Initiative teams meet throughout the year to assess performance and provide progress updates to management. Management reports progress to the Board during the year, and ultimately Initiative performance is evaluated at the end of the year in connection with the determination of annual performance-based cash incentive awards.

Following the end of the applicable year, the Committee determines the amount of the awards earned based on a retrospective evaluation of performance against the established goals, and that award is paid only on completion of the Report of our Independent Registered Public Accounting Firm, which is filed with our Annual Report on Form 10‑K. The Compensation Committee may also consider other subjective features, such as extenuating market circumstances, individual performance and safety performance, when determining actual amounts of awards. Performance-based cash incentive awards to our executives are based solely on the performance of the Company, not the performance of the individual.

COMPENSATION DISCUSSION AND ANALYSIS

In addition, following the determination of the amount of the awards earned, the Committee applies a "safety modifier," which may adjust the amount of the awards downward depending on the Company's safety performance for the year. Safety performance is determined based on the evaluation of various relevant metrics and/or the achievement of certain objectives, which may vary from year to year. This "safety modifier" affects the awards received by all employees and so serves to make safety a top priority for every individual.

2019 Annual Performance Goals. In general, our Board of Directors attempts to set rigorous performance objectives such that there will be approximately a 50% probability of achieving the target performance metrics and that achievement at the threshold or maximum performance levels will be much less probable.

•
In order to create additional incentive for exceptional Company performance, at the discretion of our Compensation Committee, awards can be up to the maximum levels designated for each Named Executive Officer, but it is not expected that payment at this level would occur in most years.

•	In fact, to date, we have not awarded cash incentives at the maximum percentage for any Named Executive Officer in any year since our initial public offering.

In early 2019, the Board established annual performance goals for the 2019 annual cash incentive awards.

•	The 2019 Production and EBITDAX targets were set higher than target and actual performance in 2018.

•	The 2019 LOE targets reflect expected levels of achievement based on expected performance and planned activity for the year.

•	The 2019 Capital Efficiency target reflect expected levels of achievement based on 2018 actual performance.

•
The G&A target for 2019 was set higher due to an expected increase in headcount during 2019 primarily related to higher levels of both capital and operating activity, including the growing midstream business at OMP's second gas plant, and operations in the Delaware Basin.

The following table sets forth the performance incentive metrics and goals established by the Board in early 2019, which the Compensation Committee used to evaluate Company performance when determining our Named Executive Officers' annual cash incentive awards for the year ended December 31, 2019. The table also provides comparisons to the performance goals established by the Board for 2018 and 2017. Please see "—Annual Performance–Based Cash Incentive Awards–2019 Annual Performance Goals" for additional information about our 2019 performance metrics.

Metric	Weighting	2019 Performance Goal	2018 Performance Goal	2017 Performance Goal
Production
Volume (Boe/d)	20%	88,500	79,000	70,901
Capital Efficiency
Proved Developed finding and development cost ($/Boe)	20%	$15	$11.13	$8.58
Cost Structure
LOE ($/Boe)	10%	$7.50	$7.35	$7.00
G&A ($MM)	10%	$137.0	$111.0	$97.9
EBITDAX ($MM)	20%	$975	$925	$795
Initiatives	20%
Initiatives are strategic and operational goals and milestones which we have identified as drivers of financial and operational business success. The number of Initiatives and their content or objectives will vary from year to year

COMPENSATION DISCUSSION AND ANALYSIS

based on the current needs of the Company and the operating environment. Set forth below are the 2019 Initiatives, which were approved by the Board.

Initiative	Objectives

Organization Steering and Design Team
• Prepare the organization for growth and a focus on top quartile returns through organizational structure and alignment, effective decision making process improvement and eliminating waste and re-work.

Organization Design Change Management	• Focus on developing our tactics, organization, skills and knowledge to have a successful first year in a new basin while understanding where that success fits in the five-year Permian plan.
Organizational Design Consequences
• Improve efficiency, efficacy, and scalability of our people, processes, and systems to allow for optimal and critical business decisions to be efficiently made across our entire enterprise which includes diverse assets, multiple business verticals, and multiple geographic locations.

Big Data and Analytics
• Use big data and data analytics to produce quality information for the development of actionable new opportunities, evaluation and transfer of leading edge technology, and quality competitive and competitor intelligence in order to generate peer leading investment opportunities and corporate financial returns.

Our 2019 established performance goals and weightings that were used as a guideline to evaluate our 2019 performance for purposes of the 2019 annual performance-based cash incentive awards are provided below along with the resulting assessment of performance against each goal.

Metric	2018 Actual Performance	2019 Performance Goal	Weight	2019 Result
				Actual Performance	Assessment

Production
Volume (Boe/d)	82,525	88,500	20%	88,061	At Target
Capital Efficiency
Proved Developed finding and development cost ($/Boe)	$15.13	$15.00	20%	$16.57	Below Target
Cost Structure
LOE ($/Boe)	$6.44	$7.50	10%	$6.95	Above Target
G&A ($MM)	$121.3	$137.0	10%	123.5(2)	Above Target
EBITDAX ($MM)	$959	$975	20%	$1,040	Above Target
Initiatives(1)			20%		At Target

(1) Upon evaluation at the end of the year, the Board rated the Company's performance with respect to the Initiative metric as a whole as "At Target."
(2) Excluding the effect of a charge incurred to establish a loss accrual for potential losses from pending legal proceedings.
At the end of 2019, our Compensation Committee reviewed our overall performance for 2019, including our performance with respect to the established performance goals and the other factors discussed above, with members of management and our full Board of Directors to determine the annual performance-based cash incentive award amounts to be paid to our Named Executive Officers with respect to 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Although the Company's performance against our 2019 scorecard indicated that annual incentive payments should be made at 100% of target, management recommended and the Compensation Committee agreed that annual incentives payable based on Company performance for 2019 should be paid at 75% of target. Company performance accounts for 50% of the annual incentive award to employees, but 100% of the annual incentive award to our officers, including our Named Executive Officers, whose award 2019 award values are listed below:

Named Executive Officer	2019 Target Cash Incentive Award	2019 Actual Cash Incentive Award
Thomas B. Nusz	$984,000	$738,000
Taylor L. Reid	$600,000	$450,000
Michael H. Lou	$480,000	$360,000
Nickolas J. Lorentzatos	$340,000	$255,000
LONG-TERM EQUITY-BASED INCENTIVES
Long-term equity-based incentives are the largest component of pay for our Named Executive Officers. We believe that long-term equity-based incentive compensation is important because it:

•	balances short and long-term objectives;

•	aligns our executives' interests with the long-term interests of our shareholders;

•	rewards long-term performance relative to industry peers;

•	makes our compensation program competitive and helps us attract and retain the most qualified employees, directors and consultants in the oil and gas industry; and

•	gives executives the opportunity to share in our long-term value creation.

Over half of each Named Executive Officer’s equity incentive for 2019 is tied to multi-year performance vesting conditions. For 2019, each of our Named Executive Officers received 55% of total annual equity-based incentive compensation in the form of PSUs and 45% of total in a combination of restricted stock and phantom unit awards.

In December of each year, the Compensation Committee, in consultation with Longnecker, its compensation consultant, establishes long-term incentive award opportunities for each Named Executive Officer with an aggregate value at the time of grant equal to a percentage of the officer’s base salary for the upcoming year. For 2019, the target long-term incentive award opportunities for the Named Executive Officers were as set forth in the following table. These targets do not take into account the salary reduction that the Named Executive Officers took in September 2019:

	PSU (multiple of base salary)	Value of Target Grant	2019 Annual PSU Grant(1)	Restricted Stock (multiple of base salary)	Value of Target Grant	2019 Annual RS Grant(1)	2019 Phantom Unit Grant
Thomas B. Nusz	4.00	$3,700,000	558,070	3.00	$2,775,000	334,840	29,890
Taylor L. Reid	3.00	$2,025,000	305,430	2.50	$1,687,500	129,500	18,170
Michael H. Lou	2.75	$1,443,750	217,760	2.25	$1,181,250	142,530	12,720
Nickolas J. Lorentzatos	2.20	$1,023,000	154,300	1.80	$837,000	101,000	9,010

(1) The grant award agreements, pursuant to which each award is made, are subject to all of the terms, conditions, limitations and restrictions contained in the LTIP.
For 2020, the target long-term incentive award opportunities for the Named Executive Officers were lower than for 2019 due to the reduction in base salary taken by the NEOs in September 2019, which remains in place for 2020. In addition, in 2020, 75% of each NEO's long-term incentive award was made in the form of performance share units, up from 55% in 2019. Finally, the Compensation Committee may determine to grant awards above or below the targeted opportunity level taking into account Company performance, current market conditions and any other factors it deems appropriate. In December 2019, due to the Company's performance during 2019, its stock price, and the general market environment, the Compensation Committee approved 2020 long-term

COMPENSATION DISCUSSION AND ANALYSIS

incentive awards at approximately 50% of each Named Executive Officer's target award opportunity, based on the Company's closing stock price on the date of grant.

2019 Restricted Stock Awards
Restricted stock awards vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. The first 1/3 tranche vested on January 17, 2020, the second 1/3 tranche will vest on January 17, 2021, and the final 1/3 tranche will vest on January 17, 2022 in each case, subject to the award recipient’s continued employment. While a Named Executive Officer holds unvested shares of restricted stock, he is entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and to receive dividends thereon, which dividends must be paid within 30 days of the date dividends are distributed to our shareholders generally.
2019 Performance Share Units
Our PSU awards serve to align the interests of our Named Executive Officers and shareholders by (i) making a portion of the executive's compensation dependent upon the Company's TSR as compared to a TSR comparator group and (ii) increasing the percentage of the executive's compensation which is directly tied to the Company's performance.

For 2019, PSUs made up approximately 40% of the targeted total compensation granted to our Named Executive Officers, which means that 40% of such officers' targeted pay depends on the Company's relative TSR as compared to its peers over a specified performance period.

The TSR metric does not always reflect operating performance or the quality of our strategic execution since it can be influenced by economic factors outside of the control of the Company, management and the Board, such as, most significantly for our industry, the worldwide collapse and volatility of crude oil prices. Nevertheless, TSR is a metric that some shareholders value, and so we continue to base a significant portion of our Named Executive Officers' compensation on TSR through the issuance of PSU awards.

Performance Periods. The PSU awards for 2019 are subject to three distinct performance periods:

a)	a two-year performance period beginning on January 17, 2019 and ending on January 16, 2021 for the first 1/3 tranche of the PSUs;

b)	a three-year performance period beginning on January 17, 2019 and ending on January 16, 2022 for the second 1/3 tranche of PSUs; and

c)	a four-year performance period beginning on January 17, 2019 and ending on January 16, 2023 for the third 1/3 tranche of PSUs.

Depending on the relative TSR achieved by us, a Named Executive Officer may earn between 0% and 200% of the PSUs eligible to vest at the end of each applicable performance period. If less than 200% of the PSUs that are eligible to vest are earned at the end of the applicable performance period, then the unearned PSUs subject to that tranche will be forfeited and the award recipient will not have another opportunity to earn up to an aggregate of 200% of the initial PSUs granted.
Changes for 2019 PSU Awards
Beginning with the 2019 annual grant of PSUs, the Committee approved the following changes to the terms of the awards:

•
added a TSR cap so that a Named Executive Officer cannot earn more than 100% of PSUs eligible to vest if the Company's absolute TSR is negative over the performance cycle, regardless of the Company's relative TSR performance;

•	reduced to 0% the PSUs that will be earned at the end of a performance cycle where the Company's TSR rank falls in the bottom three of the PSU peer group;

•	added a cap on the number of PSUs that may be earned if the Company's stock price is at least $25 at the end of the performance cycle.

In making these changes, the Committee considered shareholder feedback, industry and peer company data, and evaluations by external consultants. The Committee strongly believes that shareholders are best served by a

COMPENSATION DISCUSSION AND ANALYSIS

management team that is highly incentivized to deliver differentiating performance in a challenging industry-wide environment, including focusing on items that are within management’s direct control.
Total Shareholder Return Comparator Group. The PSUs are subject to designated two-year, three-year, and four-year performance periods, each of which began on January 17, 2019. The number of PSUs eligible to be earned for each period is subject to a market performance condition, which is based on a comparison of the TSR achieved with respect to shares of our common stock against the TSR achieved by each company in the PSU comparator group, which consists of the following companies:

• Antero Resources Corporation	• QEP Resources Inc.
• Cabot Oil & Gas Corporation	• Range Resources Corporation
• Carrizo Oil & Gas, Inc.	• SM Energy Co.
• Centennial Resource Development	• Whiting Petroleum Corporation
• Cimarex Energy Co.	• WPX Energy, Inc.
• Matador Resources Company	• The Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index, weighted as a single company
• Parsley Energy, Inc.
• PDC Energy, Inc.
Please see "—Benchmarking and Peer Group" for additional information about the Company's 2019 Peer Group.
2019 Performance Share Unit TSR Targets. The number of earned PSUs for each performance period will be calculated based on a scale similar to the following, which may change depending on the number of peer companies remaining at the end of the applicable performance period:

Total Shareholder Return Rank	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units
1	200%	200%	200%
2	186%	185%	183%
3	171%	169%	167%
4	157%	154%	150%
5	143%	138%	133%
6	129%	123%	117%
7	114%	108%	100%
8	100%	92%	83%
9	86%	77%	67%
10	71%	62%	50%
11	57%	46%	—%
12	43%	—%	—%
13	—%	—%	—%
14	—%	—%
15	—%
A Named Executive Officer generally must remain employed during the entirety of the performance period to earn the PSUs, although certain accelerated vesting provisions apply in the case of certain termination events. See "—Potential Payments Upon Termination and Change in Control" for additional information regarding these provisions. With respect to each PSU held by a Named Executive Officer (up to the maximum number of PSUs), we will credit an account with an amount equal to any cash dividends paid on one share of stock. Amounts credited to the account will be paid at the same time and on the same terms and conditions applicable to the PSUs, but only with respect to PSUs that become earned.

COMPENSATION DISCUSSION AND ANALYSIS

2019 Phantom Units
Our phantom units awards serve to align the interests of our Named Executive Officers and shareholders by tying a portion of the executive's compensation to the Company's majority owned midstream subsidiary, OMP, on which the Company depends for processing and takeaway capacity.

Each phantom unit represents the right to receive, upon vesting of the award, a cash payment equal to the fair market value of one OMP common unit. Award recipients are also entitled to Distribution Equivalent Rights (“DER”) with respect to each phantom unit received. Each DER represents the right to receive, upon vesting of the award, a cash payment equal to the value of the distributions paid on one OMP common unit between the grant date and the applicable vesting date. The phantom unit awards vest in equal amounts each year over a three-year period.

In recognition of OMP's value to the Company and desiring to reward success and incentivize future performance, the Compensation Committee made the decision to grant 20% of the value of 2019 executive and employee restricted stock awards in OMP Phantom Units and the remaining 80% in the Company's restricted stock.
2020 Compensation Outlook
Our Named Executive Officers' 2020 compensation package looks different than it did at the beginning of 2019. We have worked hard to create an innovative compensation structure that aligns executive rewards with shareholder interests and investment choices, avoids windfall pay and shareholder dilution resulting from commodity price swings, reflects our strategy and investment thesis, and builds your trust and confidence in us. Following is a summary of our 2020 executive compensation structure:
Base Salary remains at 2018 levels. No increases were approved for 2020 due to 1H19 performance, a decline in our stock price, and market conditions.
Long-Term Equity-Based Incentives were granted in January 2020 at approximately 50% of our Named Executive Officers' target award opportunities due to a desire to cap dilution in addition to the factors mentioned above.
The allocation of equity-based incentive compensation to our Named Executive Officers was also changed, beginning with grants made in January 2020, to be allocated 75% performance-based (PSUs) and 25% time-based (restricted stock and phantom units). Previously, the allocation had been 55% and 45%, respectively.
Furthermore, we made significant changes to our PSUs awards (while retaining the improvements, such as the TSR cap, that we made in 2019). Beginning with the 2020 annual grant of PSUs, the Committee approved the following changes to the terms of the awards:

•
added the following four indexes to the PSU Peer Group (as four new peers) in order to measure performance against companies of various sizes and industries: (a) the Standard & Poor’s 500 Index; (b) the Russell 2000 Index; (c) the Standard & Poor’s MidCap 400 Index; and (d) the Standard & Poor’s SmallCap 600 Index;

•
applied a multiplier to 50% of the PSUs granted in 2020, which is based on the Company's IRR and reduces the number of earned PSUs unless the Company's IRR is at least 8% for a performance cycle; if the Company's IRR is greater than 8%, the multiplier may increase the number of earned PSUs up to 150% if the Company achieves an IRR of 15% for a performance period; and

•	capped the number of PSUs that may be earned at the end of the 2-year, 3-year and 4-year performance cycles if the Company's stock price is at least $8, $9 and $10, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

Annual Performance-Based Cash Incentive scorecard metrics have been updated as follows in order to reflect our strategy and investment thesis:

Metric		Weight
	Units

Free Cash Flow	$MM	30%
Cash Margin
Hedged EBITDA Margin	$/boe	15%
G&A	$MM	5%
Corporate Returns & Capital Efficiency
Well/DSU Accountability	IRR%	15%
3-year rolling PD F&D	$/boe	15%
Strategic Initiatives
Inventory Generation		5%
Corporate Initiatives		15%
In making these changes, the Committee considered shareholder feedback, industry and peer company data, and evaluations by external consultants, and the Committee will continue to monitor the design effectiveness of the Company's executive compensation structure in achieving the desired results.
Benchmarking and Peer Group
In order to attract, motivate and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our Named Executive Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.
For 2019, members of our management team met with representatives from Longnecker and our Compensation Committee in the fourth quarter of 2018 to select a group of companies that they consider a “peer group” for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for 2019 compensation packages for our executive officers and non-employee directors. The oil and gas companies that comprise this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization or enterprise value as us and (ii) potentially compete with us for executive-level talent.
In light of these considerations, the Committee approved the removal of Energen Corp., Gulfport Energy Corp., and Laredo Petroleum Inc. from the Company's peer group for 2019 because they no longer met the selection criteria. Newfield Exploration Company and RSP Permian, Inc. were removed because they had been acquired by Encana Corp. and Concho Resources Inc., respectively. The Committee approved the addition of six companies meeting the selection criteria: Antero Resources Corporation, Cabot Oil & Gas Corporation, Centennial Resource Development, Cimarex Energy Co., Matador Resources Company, and Parsley Energy, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

2019 Peer Group. The 2019 peer group for compensation purposes consisted of:

• Antero Resources Corporation	• PDC Energy, Inc.
• Cabot Oil & Gas Corporation	• QEP Resources Inc.
• Carrizo Oil & Gas, Inc.	• Range Resources Corporation
• Centennial Resource Development	• SM Energy Co.
• Cimarex Energy Co.	• Whiting Petroleum Corporation
• Matador Resources Company	• WPX Energy, Inc.
• Parsley Energy, Inc.
Like us, these companies are oil-weighted, unconventional oil and gas operators, and they are of a similar size and compete with us for talent.
Longnecker compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Longnecker also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to comparably titled persons at companies within our peer group and in the survey data, generally targeting base salaries and total direct compensation for our Named Executive Officers at the market 50th percentile of our peer group, and targeting annual cash and long-term incentives so that our Named Executive Officers will have the opportunity to realize in future years total direct compensation up to the market 75th percentile of our peer group based on Company performance. For example, with respect to PSU awards, a Named Executive Officer may earn up to 200% of the initial PSUs granted, if, at the end of the performance period, the Company's TSR ranking is first among the PSU comparator group. Please see "–2019 Performance Share Units."
Employee Benefits
In addition to the elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include medical and dental insurance, short and long-term disability insurance, a health and/or professional club subsidy and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee compensation contributed to the plan. In addition, the 401(k) plan permits the Board of Directors, in its discretion, to make an employer contribution for a plan year equal to a uniform percentage of eligible compensation for each active participant in the plan, including our Named Executive Officers, subject to applicable IRS limitations. While the Board of Directors has made such contributions in prior years, the Board determined not to make such a contribution in 2019. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.

The general benefits offered to all employees (and thus to our Named Executive Officers) are reviewed by our Compensation Committee each year. Currently, we provide our Named Executive Officers with limited perquisites, including certain parking and transportation benefits and payment of health club dues. Benefits offered only to Named Executive Officers are reviewed by our Compensation Committee in conjunction with its annual review of executive officer compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Setting Executive Officer Compensation
Role of the Compensation Committee. Our independent Compensation Committee makes all compensation decisions related to our Named Executive Officers and oversees a rigorous process to evaluate progress toward performance goals, monitor external trends, measure competitiveness and determine compensation outcomes. The Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Committee’s charter.

As discussed in greater detail throughout this CD&A, our Compensation Committee met numerous times during 2019 to review and discuss executive compensation matters with respect to 2019. Each year, at its December meeting, the Committee considers a range of information to determine the appropriate performance-based annual cash incentive awards for our Named Executive Officers for the current year, including:

•	Company performance relative to the Company's performance goal guidelines established by the Board at the beginning of the year;

•	Company performance relative to the Company's operational, financial and strategic initiatives established at the beginning of the year; and

•
The current year’s economic environment, commodity price fluctuations and other unforeseen influences (adverse or beneficial) that should be considered in the Committee’s evaluation of company and individual officer performance.

In addition, at its December meeting, the Committee also evaluates and approves the structure of our compensation program for the following year. For 2019, the Committee approved increased salaries for our Named Executive Officers – Mr. Nusz's first increase since 2014 – and long-term equity-based incentive compensation opportunity targets.

Our Compensation Committee generally intends to target approximately the market 50th percentile for base salary and total direct compensation within our peer group and to structure our annual cash and long-term incentives to provide our executive officers with an opportunity to earn up to a maximum of approximately the market 75th percentile for total direct compensation, in recognition of exceptional Company and individual performance. To date, we have not paid the maximum possible cash incentive award which would be necessary to achieve total direct compensation near the 75th percentile, to any executive officer in any year since our initial public offering in 2010. See "-Benchmarking and Peer Group" above.

Our Compensation Committee does review survey information as a frame of reference, taking into consideration factors such as the age of the data in the survey, the particular officer’s contribution to our financial performance and condition, as well as such officer’s qualifications, skills, experience and responsibilities. Our Compensation Committee also considers such factors as industry shortages of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary and total direct compensation of a particular officer may be greater or less than the market 50th percentile and total potential direct compensation may be greater or less than the market 75th percentile and, in any event, our Compensation Committee recognizes that the compensation of certain of our executive officers whose base salary and total direct compensation are currently less than the market 50th percentile may continue to build to these targeted levels.
Role of the Chief Executive Officer and Other Officers. The Compensation Committee considers input from Mr. Nusz, our Chief Executive Officer, Mr. Reid, our President and Chief Operating Officer, and Mr. Lou, our Chief Financial Officer, regarding our executive compensation structure and the individual compensation levels for each executive officer, including themselves. Our CEO and his officer team also provide information to the Committee regarding the performance of the Company and the attainment of the Company's performance goals for the Committee’s determination of annual performance-based cash incentive awards. The Committee makes the final determination of Named Executive Officer compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Consultant. Our Compensation Committee’s charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist in its duties. For 2018, our Compensation Committee engaged Longnecker & Associates to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Longnecker periodically meet with our Compensation Committee throughout the year and advise our Compensation Committee with regard to general trends in director and executive compensation, including:

•	competitive benchmarking;

•	incentive plan design;

•	peer group selection; and

•	other trends and developments affecting executive compensation.

In addition, Longnecker provides our Compensation Committee and management with survey compensation data regarding our compensation peer group for each fiscal year.

Independence of Compensation Consultant. In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to SEC rules and considered, among other things:

•	whether Longnecker provides any other services to us;

•	the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us

•	any personal or business relationship between Longnecker and a member of the Compensation Committee or one of our executive officers; and

•	whether Longnecker owns any shares of our common stock.

The terms of Longnecker’s engagement are set forth in an engagement agreement that provides, among other things, that Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.

Among the services Longnecker was asked to perform were:

•	assessing the relationship between executive pay and performance;

•	apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices;

•	informing the Compensation Committee of compensation-related regulatory developments;

•	providing peer group survey data to establish compensation ranges for the various elements of compensation;

•	providing an evaluation of the competitiveness of the Company’s executive and director compensation and benefits programs; and

•	advising on the design of the Company’s incentive compensation programs.
Employment Agreements
General Philosophy. During 2019, we had employment agreements in effect with Messrs. Nusz, Reid, Lou and Lorentzatos. These employment agreements are designed to ensure an individual understanding of how the employment relationship may be extended or terminated, the compensation and benefits that we provide during the term of employment and the obligations each party has in the event of termination of the officer’s employment. In consultation with our compensation consultant, Longnecker, we determined that, due to the historical roles they have played in our success and growth, Messrs. Nusz and Reid are critical to the ongoing stability and development of the business and, therefore, entering into employment agreements with these individuals was advisable. In addition, in light of Mr. Lou’s promotion to Executive Vice President and Chief Financial Officer in 2011 and Mr. Lorentzatos’s promotion to Executive Vice President, General Counsel and Corporate Secretary in 2014, we determined that it was in our best interest to enter into an employment agreement with each of these officers in

COMPENSATION DISCUSSION AND ANALYSIS

recognition of their level of responsibility within our organization; however, we have not entered into employment agreements with any of our other employees, and we expect the remainder of our employees to remain "at will."
Current Employment Agreements. In 2018, we amended and restated the employment agreements with each of our Named Executive Officers, effective March 20, 2018, in each case, to provide a term of three years that ends on March 20, 2021 and may be renewed upon agreement between us and the executive prior to the end of the term. None of the amended employment agreements contains an automatic extension provision.

What the employment agreements do. The employment agreements provide for specified minimum annual base salary rates, which may be increased (but not decreased) by our Board of Directors in its discretion. The employment agreements also provide that the executives are eligible to receive annual performance-based bonuses each year during the employment term. Further, the employment agreements provide the executives with the opportunity to participate in the employee benefit arrangements offered to similarly situated executives and provide that they may periodically receive stock grants pursuant to our long-term incentive compensation plan.

The employment agreements also provide for severance and change in control benefits to be paid to Messrs. Nusz, Reid, Lou and Lorentzatos under certain circumstances and certain post-termination non-compete, non-disclosure and similar obligations. We believe that the interests of our shareholders are best served if we provide separation benefits to eliminate, or at least reduce, the reluctance of executive officers and other key employees to pursue potential corporate transactions that may be in the best interests of our shareholders, but that may have resulting adverse consequences to the employment situations of our executive officers and other key employees. Further, these arrangements ensure an understanding of what benefits are to be paid in the event of termination of employment in certain specified circumstances and/or upon the occurrence of a change in control. Severance benefits are provided to reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time if they are involuntarily terminated. Change in control benefits are provided in order that the executives may objectively assess and pursue aggressively our interests and the interests of our shareholders with respect to a contemplated change in control, free from personal, financial and employment considerations.

The employment agreements also contain “clawback” provisions that enable us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.

What the employment agreements do not do. As was the case with the previous employment agreements, the current employment agreements with our Named Executive Officers do not provide for (i) an automatic extension of the term of the agreement or (ii) potential tax gross up payments if a covered executive receives golden parachute payments in connection with a change in control. Instead, the employment agreements include provisions providing that the executive will be required to pay in full any excise taxes associated with any golden parachute payments received, unless reducing the payments to the executive within the Section 280G safe harbor amount would put the executive in a better net after-tax position. In addition, in connection with the 2015 amendments, we removed the provision in the employment agreements providing for the automatic single trigger vesting of unvested equity awards upon the occurrence of a "change in control" (as defined in the LTIP). This provision has been replaced with a double trigger vesting provision, in the event that certain terminations of employment occur within a two-year period following a "change in control," consistent with best market practices.
Clawback Policy
Currently, our equity-based incentive compensation awards and the employment agreements with our Named Executive Officers contain the following provisions for the recoupment of incentive compensation:

•
Restricted stock and PSU agreements covering grants made to our Named Executive Officers and other service providers in 2011 and later years include language providing that the award may be cancelled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.

•	The LTIP and the Incentive Plan include provisions specifying that awards under those arrangements are subject to any clawback policy we adopt.

•	The employment agreements described in more detail under "-Employment Agreements" above contain a clawback provision that enables us to recoup any compensation that is deemed incentive compensation if

COMPENSATION DISCUSSION AND ANALYSIS

required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.

•
Our Compensation Committee is currently evaluating the practical, administrative and other implications of implementing and enforcing a clawback policy, and intends to adopt a clawback policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules are promulgated by the SEC.

Tax and Accounting Considerations
Section 162(m) of the Code, generally imposes a $1 million limit on the amount of compensation paid to certain executive officers that a public corporation may deduct for federal income tax purposes in any tax year. While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m) of the Code, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the long-term best interests of the Company and of our shareholders. As a result, the Compensation Committee may conclude that paying compensation that is nondeductible under Section 162(m) of the Code is appropriate. Under prior law, there was an exception to the $1 million deduction limitation for compensation that meets the requirements of “qualified performance-based compensation.” However, pursuant to the “Tax Cuts and Jobs Act,” this exception has been eliminated for tax years after 2017, subject to limited transition relief that applies to certain arrangements in place as of November 2, 2017. Accordingly, no assurance can be given that awards paid in 2018 and later years that were originally intended to qualify for the “qualified performance-based compensation” exception will in fact be deductible.

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design any such arrangements with our Named Executive Officers and other service providers to be exempt from, or to comply with, Section 409A.

All equity awards to our employees, including our Named Executive Officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718, “Compensation-Stock Compensation.”
Compensation Practices as They Relate to Risk Management
We believe our compensation programs do not encourage excessive and unnecessary risk taking by our executive officers (or other employees) and are not reasonably likely to have a material adverse effect on us. Because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding cash incentive amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests and objectives of our executives with those of our shareholders, thereby reducing the incentives to unnecessary risk taking.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal years ended December 31, 2019, 2018, and 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Thomas B. Nusz	2019	$881,250	$—	$6,569,922	$—	$738,000	$23,037	$8,212,209
Chairman and Chief Executive Officer	2018	$820,000	$—	$5,422,831	$—	$984,000	$31,869	$7,258,700
	2017	$820,000	$—	$4,781,421	$350,400	$787,200	$30,267	$6,769,288

Taylor L. Reid	2019	$643,750	$—	$3,764,342	$—	$450,000	$23,532	$4,881,624
President and Chief Operating Officer	2018	$600,000	$—	$2,846,410	$—	$600,000	$22,553	$4,068,963
	2017	$591,667	$—	$2,532,690	$321,200	$480,000	$24,564	$3,950,121

Michael H. Lou	2019	$506,250	$—	$2,661,952	$—	$360,000	$21,588	$3,549,790
Executive Vice President and Chief Financial Officer	2018	$480,000	$—	$2,277,128	$—	$480,000	$22,114	$3,259,242
	2017	$475,000	$—	$2,025,510	$321,200	$384,000	$22,967	$3,228,677

Nickolas J. Lorentzatos	2019	$448,333	$—	$1,886,186	$—	$255,000	$20,808	$2,610,327
Executive Vice President, General Counsel and Corporate Secretary	2018	$421,250	$—	$1,512,224	$—	$340,000	$20,508	$2,293,982
	2017	$378,333	$—	$1,203,750	$321,200	$243,200	$24,564	$2,171,047
  __________________

(1)	Reflects the base salary earned by each Named Executive Officer during the fiscal year indicated.

(2)
Reflects the aggregate grant date fair value of restricted stock awards, PSUs, and, for 2019, phantom unit awards granted under our LTIP in the fiscal year indicated, computed in accordance with FASB ASC Topic 718, and does not necessarily reflect the actual value that may be realized by the executive. See Note 16 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards. For fiscal year 2019, the grant date fair value for restricted stock awards is based on the closing price of our common stock on January 17, 2019, the grant date for those awards, which was $6.63 per share. The grant date fair value for the PSUs granted on January 17, 2019 was calculated based on the initial number of PSUs granted at a weighted average grant date fair value price per unit of $6.80, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718. Assuming that the highest level of the performance condition is achieved, the grant date fair value for these awards would have been: for Mr. Nusz – $7,589,752, Mr. Reid – $4,153,848, Mr. Lou – $2,961,536, and Mr. Lorentzatos – $2,098,480. For fiscal year 2019, the grant date fair value for phantom unit awards is based on the closing price of OMP's common units on January 17, 2019, the grant date for those awards, which was $18.57 per unit.

(3)
In May 2017, Messrs. Nusz, Reid, Lou, and Lorentzatos, along with other officers and management employees, were each issued Class B Units in OMP GP LLC, all of which were unvested as of December 31, 2019. We believe that, despite the fact that the Class B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as "options" under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." As discussed under "Executive Compensation—Potential Payments Upon Termination and Change in Control—OMP GP LLC Class B Units" in this proxy statement, the Class B Units in OMP GP LLC are intended to constitute "profits interests" for federal tax purposes and are not traditional options. Amounts included in this column reflect the grant date fair value of the Class B Units, calculated in accordance with FASB ASC Topic 718.

EXECUTIVE COMPENSATION

(4)
For fiscal year 2019, reflects amounts earned for services performed in 2019 pursuant to the annual performance-based cash incentive awards granted to the Named Executive Officers under the Incentive Plan. The amounts reported in the table were paid to the Named Executive Officers in March 2020. The awards are described in more detail above under "—Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Annual Performance-Based Cash Incentive Awards."

(5)	The following items are reported in the “All Other Compensation” column for fiscal year 2019:

Name	Parking	401(k) Plan Match	Tax Reimbursement(a)	Total
Thomas B. Nusz	$4,008	$16,800	$2,229	$23,037
Taylor L. Reid	$4,008	$16,800	$2,724	$23,532
Michael H. Lou	$4,008	$16,800	$780	$21,588
Nickolas J. Lorentzatos	$4,008	$16,800	—	$20,808
 __________________
(a) Represents tax payments made in respect of imputed income for executives and persons accompanying executives on a Company-contracted aircraft for business entertainment purposes. No incremental cost was incurred by the Company for travel by accompanying persons. The Company does not allow Company-contracted aircraft to be used for personal travel; however, in limited circumstances, we have permitted an executive’s family member to accompany the executive on a flight when the executive is traveling for business.
Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to each of our Named Executive Officers under the LTIP during fiscal year 2019.

Name	Grant Date	Date of Compensation Committee Action (if different from Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (In Shares)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas B. Nusz	1/17/2019	1/12/2019							334,840	$2,219,989
	1/17/2019	1/12/2019							29,890	$499,761
	1/17/2019	12/11/2018				239,970	558,070	1,116,140		$3,794,876
			$492,000	$984,000	$1,968,000
Taylor L. Reid	1/17/2019	1/12/2019							203,620	$1,350,001
	1/17/2019	1/12/2019							18,170	$303,802
	1/17/2019	12/11/2018				131,335	305,430	610,860		$2,076,924
			$300,000	$600,000	$1,200,000
Michael H. Lou	1/17/2019	1/12/2019							142,530	$944,974
	1/17/2019	1/12/2019							12,720	$212,678
	1/17/2019	12/11/2018				93,637	217,760	435,520		$1,480,768
			$240,000	$480,000	$960,000
Nickolas J. Lorentzatos	1/17/2019	1/12/2019							101,000	$669,630
	1/17/2019	1/12/2019							9,010	$150,647
	1/17/2019	12/11/2018				66,349	154,300	308,600		$1,049,240
			$170,000	$340,000	$680,000

EXECUTIVE COMPENSATION

   __________________

(1)
Represents annual performance-based cash incentive awards granted under the Incentive Plan during fiscal year 2019 for services performed in 2019. The awards were paid at the "target" level for each Named Executive Officer, as reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2019. The awards (including performance goals and targets) are described in more detail above under “—Compensation Discussion and Analysis—Annual Performance-Based Cash Incentive Awards.”

(2)
Reflects PSUs granted under our LTIP in 2019. Amounts reported (a) in the “Threshold” column reflect 43% of the initial number of PSUs granted in 2019, which is the minimum amount payable under the PSU awards (assuming a TSR rank of 12th of 15 peers), (b) in the “Target” column reflect 100% of the initial number of PSUs granted in 2019, which is the target amount payable under the PSU awards (assuming a TSR rank of 8th of 15 peers), and (c) in the “Maximum” column reflect 200% of the initial number of PSUs granted in 2019, which is the maximum amount that may be earned pursuant to the awards (assuming a TSR rank of 1st of 15 peers). If the Company's TSR rank is in the bottom three of the peer group, then 0% of the initial number of PSUs granted in 2019 will be earned. The number of our common shares actually received by the Named Executive Officer at the end of each designated performance period may vary from the initial number allocated to that period, based on our relative TSR as compared to the TSR of the other peer group companies. The PSUs are subject to designated two-year, three-year, and four-year performance periods, each of which began on January 17, 2019. The PSUs (including performance goals and targets) are described in more detail above under “—Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity-Based Incentives.”

(3)
Reflects restricted stock awards and phantom unit awards granted under our LTIP in 2019. The restricted stock awards will vest over a three-year period. The first 1/3 tranche vested on January 17, 2020, the second 1/3 tranche will vest on January 17, 2021, and the final 1/3 tranche will vest on January 17, 2022, in each case, subject to the Named Executive Officer's continued employment. The phantom unit awards will vest in three substantially equal annual installments on the day following the date that OMP pays its quarterly distribution for the quarters ending December 31, 2019, 2020, and 2021. The awards are described in more detail above under “—Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity-Based Incentives.”

(4)
Reflects the aggregate grant date fair value of restricted stock awards, phantom units, and PSUs granted under our LTIP in the fiscal year indicated, computed in accordance with FASB ASC Topic 718, and does not necessarily reflect the actual value that may be realized by the executive. See Note 16 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards. For fiscal year 2019, the grant date fair value for restricted stock awards is based on the closing price of our common stock on January 17, 2019, the grant date for those awards, which was $6.63 per share. The grant date fair value for the PSUs granted on January 17, 2019 was calculated based on the initial number of PSUs granted at a weighted average grant date fair value price per unit of $6.80, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718. The grant date fair value for phantom unit awards is based on the closing price of OMP's common units on January 17, 2019, the grant date for those awards, which was $16.72 per share.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2019.

	Stock Awards						Option Awards
	Restricted Stock Awards		Phantom Unit Awards		PSUs		GP Unit Awards
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Number of Shares of Stock That Have Not Vested(3)	Market Value of Shares of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested(6)	Number of Securities Underlying Unexercised Options Unexercisable (7)	Option Exercise Price(8)	Option Expiration Date(8)
Thomas B. Nusz	591,573	$1,928,528	29,890	$495,875	833,965	$2,718,725	12,000	N/A	N/A
Taylor L. Reid	354,833	$1,156,756	18,170	$301,440	421,621	$1,374,486	11,000	N/A	N/A
Michael H. Lou	266,770	$869,670	12,720	$211,025	320,850	$1,045,971	11,000	N/A	N/A
Nickolas J. Lorentzatos	177,187	$577,630	9,010	$149,476	217,371	$708,630	11,000	N/A	N/A
__________________
(1)Includes the following outstanding restricted stock awards held by our Named Executive Officers:

Name	One-Time Retention Grant (a)	2017 Annual Award (b)	2018 Annual Award (c)	2019 Annual Award (d)	Total
Thomas B. Nusz	64,400	44,933	147,400	334,840	591,573
Taylor L. Reid	38,580	26,300	86,333	203,620	354,833
Michael H. Lou	34,140	21,033	69,067	142,530	266,770
Nickolas J. Lorentzatos	17,820	12,500	45,867	101,000	177,187

(a)
The shares subject to the One-Time Retention Grant vest in full on the earlier to occur of a change in control or the Named Executive Officer’s termination of employment due to death or disability, by us without cause, by the executive for good reason, or upon retirement (upon attaining age 60 and continuous employment from the date of grant until the third anniversary of the grant date of the award).

(b)
The shares subject to the 2017 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on January 12, 2018; the second tranche vested on January 12, 2019; and the final tranche vested on January 12, 2020. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(c)
The shares subject to the 2018 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on January 24, 2019; the second tranche vested on January 24, 2020; and the final tranche will vest on January 24, 2021. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(d)
The shares subject to the 2019 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on January 17, 2020; the second tranche will vest on January 17, 2021; and the final tranche will vest on January 17, 2022. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(2)
This column reflects the closing price of our common stock on December 31, 2019 (the last trading day of fiscal year 2019), which was $3.26, multiplied by the number of outstanding shares of restricted stock.

(3)
The phantom units subject to the 2019 Annual Award will vest three substantially equal annual installments on the day following the date that OMP pays its quarterly distribution for the quarters ending December 31, 2019,

EXECUTIVE COMPENSATION

2020, and 2021. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(4)	This column reflects the closing price of OMP's common units on December 31, 2019 (the last trading day of fiscal year 2019), which was $16.59, multiplied by the number of outstanding phantom units.
(5)Includes the following outstanding performance share unit awards held by our Named Executive Officers:

Name	2016 Annual Award (a)	2017 Annual Award (b)		2018 Annual Award (c)	2019 Annual Award (d)	Total
Thomas B. Nusz	112,133	107,800	265,400	265,400	558,070	1,043,403
Taylor L. Reid	47,767	52,600		129,500	305,430	535,297
Michael H. Lou	40,133	42,067		103,600	217,760	403,560
Nickolas J. Lorentzatos	26,400	25,000		68,800	154,300	274,500

(a)
The designated performance cycles for these awards each commenced on January 20, 2016 and end on January 19, 2018, 2019, and 2020. One third of the performance share units awarded may become earned during each performance cycle.

(b)
The designated performance cycles for these awards each commenced on January 12, 2017 and end on January 11, 2019, 2020, and 2021. One third of the performance share units awarded may become earned during each performance cycle.

(c)
The designated performance cycle for these awards each commenced on January 24, 2018 and end on January 23, 2020, 2021, and 2022. One third of the performance share units awarded may become earned during each performance cycle.

(d)
The designated performance cycle for these awards each commenced on January 17, 2019 and end on January 23, 2020, 2021, and 2022. One third of the performance share units awarded may become earned during each performance cycle.

The tables reflect the total outstanding performance share unit awards multiplied by the performance level percentage indicated below, which in accordance with SEC rules is the next higher performance level for each award that exceeds 2019 performance. The number of shares reported in the table above are shown for PSUs granted:

•	On January 20, 2016, at a performance level of 127%

•	On January 12, 2017, at a performance level of 77%

•	On January 24, 2018, at a performance level of 80%

•	On January 17, 2019, at a performance level of 71%
Vesting of the PSUs is contingent upon continuous active employment with us at the end of the applicable performance period and the level of achievement of the TSR vesting objective. See “—Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity-Based Incentives” above for more information.

(6)
This column reflects the closing price of our common stock on December 31, 2019 (the last trading day of fiscal year 2019), which was $3.26, multiplied by a number of PSUs based on the performance level percentage indicated in footnote (5) with respect to each PSU award.

(7)
We believe that, despite the fact that the Class B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." As of December 31, 2019, these Class B Units were unvested. The Class B Units will vest on the tenth anniversary of the date of grant, which was May 22, 2017, contingent on continuous service through such anniversary date. Such officers became eligible to receive distributions on the Class B Units from OMP GP on the second anniversary of the date of grant, including distributions paid for periods prior to such anniversary (see "Executive Compensation—Potential Payments Upon Termination and Change in Control—OMP GP LLC Class B Units").

EXECUTIVE COMPENSATION

(8)	The Class B Units are not traditional options and, therefore, there is no exercise price or expiration date associated with them.
Options Exercised and Stock Vested
The following table sets forth information on the restricted stock awards and PSUs held by our Named Executive Officers that vested during fiscal year 2019. The Company has not granted stock options or stock appreciation rights.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting (2)
Thomas B. Nusz	386,418	$2,347,498
Taylor L. Reid	194,160	$1,187,316
Michael H. Lou	165,083	$975,314
Nickolas J. Lorentzatos	102,721	$628,506
  __________________

(1)	Reflects the following restricted stock awards and PSUs held by our Named Executive Officers that vested or were earned during fiscal year 2019:

Name	2016 Annual Award (a)	2017 Annual Award (b)	2018 Annual Award (c)	2016 PSU Award (d)	2017 PSU Award (e)	Total
Thomas B. Nusz	93,467	44,934	73,700	131,197	43,120	386,418
Taylor L. Reid	47,767	26,300	43,167	55,886	21,040	194,160
Michael H. Lou	40,133	21,034	40,133	46,957	16,826	165,083
Nickolas J. Lorentzatos	26,400	12,500	22,933	30,888	10,000	102,721

(a)	The final 1/3 tranche of shares subject to the 2016 Annual Award vested on January 20, 2019.

(b)	The second 1/3 tranche of shares subject to the 2017 Annual Award vested on January 12, 2019.

(c)	The first 1/3 tranche of shares subject to the 2018 Annual Award vested on January 24, 2019.

(d)
The 3-year performance period for the PSUs granted in 2016 ended on January 19, 2019. On February 19, 2019, the Compensation Committee determined that 117% of the first third of the initial performance units had been earned and authorized settlement of such number of the initial performance units in the form of shares for each Named Executive Officer.

(e)
The 2-year performance period for the PSUs granted in 2017 ended on January 11, 2019. On February 19, 2019, the Compensation Committee determined that 80% of the first third of the initial performance units had been earned and authorized settlement of such number of the initial performance units in the form of shares for each Named Executive Officer.

(2)	The value realized upon vesting of restricted stock or PSUs, as applicable, is based on the following:
•A closing price per share of our common stock of $6.78 for shares that vested on January 20, 2019;
•A closing price per share of our common stock of $6.33 for shares that vested on January 12, 2019; and
•A closing price per share of our common stock of $6.22 for shares that vested on January 24, 2019.
•A closing price per share of our common stock of $5.57 for shares that vested on March 1, 2019.
Pension Benefits
Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.
Non-Qualified Deferred Compensation
We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

EXECUTIVE COMPENSATION

Potential Payments Upon Termination and Change in Control
Employment Agreements. In March 2018, we entered into amended and restated employment agreements with each of Messrs. Nusz, Reid, Lou and Lorentzatos (the “Employment Agreements”) upon the expiration of their prior employment agreements with us. The Employment Agreements contain provisions regarding payments to be made to such individuals upon termination of their employment in certain circumstances, including in connection with a change in control. They have a fixed three-year term and generally the same material terms as the prior employment agreements.
Under the Employment Agreements, upon any termination of employment, the Named Executive Officers are entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Named Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Nusz, Reid, Lou or Lorentzatos is terminated due to death or “disability,” then the Named Executive Officers will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Named Executive Officer's base salary, payable in a lump sum within 60 days following termination, and (iv) an amount equal to 18 months’ worth of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, payable in a lump sum within 60 days following termination.
Termination Other Than for Cause or Good Reason. If we terminate the employment of any of Messrs. Nusz, Reid, Lou or Lorentzatos for reasons other than “cause” (including if we do not elect to renew the Employment Agreement with the Named Executive Officer), or if the Named Executive Officer terminates employment for “good reason,” and, in each case, such termination is not on or within two years following a "change in control," then the Named Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the sum of (a) the aggregate amount of base salary payable for the remainder of the employment term (or, if greater, an amount equal to 12 months’ worth of the Named Executive Officer's base salary for Messrs. Lou and Lorentzatos and 24 months’ worth of base salary for Messrs. Nusz and Reid), plus (b) the aggregate of the product of (x) the Named Executive Officer's base salary as of the date of termination and (y) the target bonus percentage specified in such Named Executive Officer's Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs) calculated for each full and partial calendar year remaining in the term of the Employment Agreement (or, if greater, an amount equal to one times the product of (x) and (y) for Messrs. Lou and Lorentzatos and two times the product of (x) and (y) for Messrs. Nusz and Reid), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); plus (c) an amount equal to 18 months’ worth of COBRA premiums; and (iv) accelerated vesting of all outstanding equity awards (except as otherwise provided in the applicable award agreements). Severance amounts, other than the pro-rata bonus amount, are subject to the Named Executive Officer's delivery to us (and nonrevocation) of a release of claims within 50 days of his termination date.
Change in Control. Under the Employment Agreements, in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” (including if we do not elect to renew the Employment Agreement with the Named Executive Officer) or by the Named Executive Officer for “good reason”, in each case, on or within two years following a “change in control,” then the Named Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) an amount equal to 2.99 times the sum of (a) the Named Executive Officer’s annualized base salary, (b) the Named Executive Officer’s target annual performance bonus as of the date of termination, or, if greater, the average performance bonus paid or payable to the Named Executive Officer for the two calendar years preceding the date of termination (or, under the 2018 amended and restated Employment Agreements, preceding the change in control), (iii) an amount equal to 18 months’ worth of COBRA premiums, (iv) full vesting of all outstanding unvested equity awards (except as otherwise provided in the applicable award agreements), and (v) under the 2018 amended and restated Employment Agreements, a pro-rata portion of the Named Executive Officer’s target annual performance bonus as of the date of termination. Additionally, prior to the 2018 amendment and restatement, the Employment Agreements provided that in the event of such a termination, the Named Executive Officer would be entitled to receive the greater of the payments and benefits described in the preceding sentence and the payments and benefits described in the preceding paragraph.

EXECUTIVE COMPENSATION

No Gross Up Payments. In the event any payments made pursuant to the Employment Agreements in connection with a change in control would result in a Named Executive Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, we will not provide any gross-up payment for such excise taxes. Instead, the Employment Agreements provide that any golden parachute payments will be paid to the Named Executive Officer in full (with the Named Executive Officer responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would result in a better net after tax position for the Named Executive Officer. Generally, the 280G safe harbor amount is equal to three times the Named Executive Officer's average annual compensation from us for the preceding five years, or such lesser period during which the Named Executive Officer was employed by us.
Messrs. Nusz, Reid, Lou and Lorentzatos are subject to certain confidentiality, noncompete and nonsolicitation provisions contained in the Employment Agreements. The confidentiality covenants are perpetual, while the noncompete and nonsolicitation covenants apply during the term of the Employment Agreements and for 12 months following the Named Executive Officer's termination date, except that the latter covenants will cease to apply if the Named Executive Officer is terminated for any reason on or after a change in control.
Amended and Restated Annual Incentive Compensation Plan. Under our Incentive Plan, upon the occurrence of a “change in control,” participants (including our Named Executive Officers) will receive the target annual cash bonus award amount that the participant is eligible to earn for the calendar year in which the “change in control” occurs, payable within 30 days after the date of the “change in control.”
Applicable Definitions. For purposes of the Employment Agreements and the Incentive Plan, as applicable (in each case, as of December 31, 2019), the terms listed below are defined as follows:
(i) “cause” means (a) the Named Executive Officer has been convicted of a misdemeanor involving moral turpitude or a felony, (b) the Named Executive Officer has engaged in grossly negligent or willful misconduct in performing his duties, which has a material detrimental effect on us, (c) the Named Executive Officer has breached a material provision of the Employment Agreement or the Incentive Plan, as applicable, (d) the Named Executive Officer has engaged in conduct that is materially injurious to us or (e) the Named Executive Officer has committed an act of fraud. Under the Employment Agreements, Messrs. Nusz, Reid, Lou and Lorentzatos will have a limited period of 30 days to cure events (except in the case of a cause event described in clause (a) above).
(ii) “change in control” means (a) a person acquires 50% or more of our outstanding stock or outstanding voting securities, subject to certain limited exceptions, (b) individuals who serve as board members on the effective date of the Employment Agreements or the Incentive Plan, as applicable (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of our Board of Directors, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of our assets, subject to certain limited exceptions, or (d) approval by our stockholders of a complete liquidation or dissolution.
(iii) “disability” means the Named Executive Officer's inability to perform essential functions with or without reasonable accommodation, if required by law, due to physical or mental impairment.
(iv) “good reason” means, without the Named Executive Officer's express written consent, (a) a material breach by us of the Employment Agreement or of our obligations under the Incentive Plan, as applicable, (b) a material reduction in the Named Executive Officer’s base salary or target performance bonus opportunity, (c) the failure by the Company to continue to provide the Named Executive Officer with the opportunity to participate in any material equity incentive compensation plan in which the Named Executive Officer was participating as of the effective date of the Employment Agreement (or any comparable successor plan), (d) a material diminution in the Named Executive Officer’s authority, status, title, position, duties or responsibilities, (e) the assignment to the Named Executive Officer of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities, (f) a change in the geographic location where the Named Executive Officer must normally perform services by more than 50 miles or (e) a requirement that the Named Executive Officer report to an employee instead of to our Board of Directors (for Mr. Nusz), or a material reduction in the authority, status, title, position, duties or responsibilities of the person to whom the Named Executive Officer reports (for all other Named Executive Officers). The Named Executive Officer must notify us within 60 days of the occurrence of any such event and we have 30 days following notice to cure.

EXECUTIVE COMPENSATION

Restricted Stock Awards. Our Named Executive Officers each hold outstanding awards of restricted stock under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity-Based Incentives.” The vesting of the restricted stock awards will accelerate in full if a Named Executive Officer’s employment is terminated due to either death or disability. In addition, the awards are subject to the accelerated vesting provisions contained in the Employment Agreements, which are described above under “—Employment Agreements.”
Certain restricted stock awards granted to the Named Executive Officers vest only upon the earliest to occur of a change in control or termination of employment due to death, disability, termination without cause or for good reason or retirement (after attaining age 60 and completing three years of service with us following the grant date of the award). None of our Named Executive Officers is currently eligible to retire for these purposes.
For purposes of all outstanding restricted stock awards, “disability,” “cause,” “good reason” and “change in control” have generally the same meaning as set forth above with respect to the Employment Agreements.
Performance Share Unit Awards. Our Named Executive Officers each hold outstanding awards of PSUs under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity-Based Incentives.” These PSUs contain certain accelerated vesting provisions in the event certain specified events occur prior to the end of the applicable performance period.
Death or Disability. If a Named Executive Officer’s employment is terminated due to death or disability, a Named Executive Officer will be deemed to have earned a number of PSUs equal to 200% of the initial number of PSUs awarded.
Without Cause or For Good Reason. If a Named Executive Officer’s employment is terminated by us without cause or by the Named Executive Officer for good reason, a Named Executive Officer will be deemed to have earned, as of the end of the applicable performance period, the number of PSUs that the Named Executive Officer would have earned if he had remained employed through the end of such performance period.
Change in Control. If a “change in control” occurs, a Named Executive Officer will be deemed to have earned the number of PSUs he would have earned at the end of the performance period, assuming that the performance period ended on the date the change in control occurs and the determination of the extent to which the TSR vesting objective has been reached will be based on the value per share received in the “change in control” transaction.
For purposes of the PSUs, “disability,” “cause,” “good reason” and “change in control” generally have the same meaning as set forth above with respect to the Employment Agreements.
OMP GP LLC Class B Units. OMP GP, the general partner of OMP, our midstream MLP, holds 100% of the incentive distribution rights of OMP. These incentive distribution rights entitle OMP GP to an increasing share of distributions made by OMP once certain return thresholds have been achieved by OMP. On May 22, 2017, OMP GP issued Class B Units to certain of our employees, including our Named Executive Officers, as consideration for their services to the Company and to facilitate the long-term retention of key management personnel. Consequently, the Class B Units will not become fully vested until the tenth anniversary of the date of grant. Upon the second anniversary of the date of grant, holders of Class B Units became eligible to receive distributions from OMP GP, including distributions paid for periods prior to such anniversary, that result from distributions by OMP on the OMP incentive distribution rights held by OMP GP. The Class B Units are intended to constitute "profits interests" for federal tax purposes and are not traditional options.
The Class B Units represent approximately 9% of the outstanding units of OMP GP, and our Named Executive Officers own, collectively, approximately 49% of the Class B Units. These awards contain certain forfeiture and accelerated vesting provisions in the event specified events occur prior to the tenth anniversary of the date of grant.
Death or Disability. If a Named Executive Officer’s employment is terminated due to death or disability, all restricted Class B Units will be subject to OMP GP's right to call the restricted Class B Units at their fair market value.
Without Cause or For Good Reason. If a Named Executive Officer’s employment is terminated without cause or for good reason, all restricted Class B Units will be subject to OMP GP's right to call the restricted Class B Units at their fair market value.

EXECUTIVE COMPENSATION

For Cause. Upon a termination for Cause, all Class B Units, whether or not vested, will be forfeited by the grantee.
Without Good Reason. If a Named Executive Officer resigns without good reason, the recipient may forfeit a certain number of the restricted Class B Units granted. Those Class B Units not forfeited will be subject to OMP GP's right to call such units at fair market value. The number of Class B Units forfeited is determined by reference to the number of anniversaries of the date of grant which have occurred and the level of distributions made by OMP to its limited partners, in each case, as of the date of termination.
Change in Control. If a Named Executive Officer is terminated without cause or resigns for good reason within two years following a “change in control of the Company” or a “change in control of OMP GP,” all restricted Class B Units will become fully vested upon such termination.
For purposes of the Class B Units,
(i)    “disability,” “cause,” and “good reason” generally have the same meaning as set forth above with respect to the Employment Agreements;
(ii)    “change in control of the Company” means (a) a person acquires 50% or more of the outstanding stock or outstanding voting securities of the Company, subject to certain limited exceptions, (b) individuals who serve as board members of the Company as of the grant date (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of the board of directors of the Company, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of the assets of the Company, subject to certain limited exceptions or (d) approval by the Company's stockholders of a complete liquidation or dissolution; and
(iii) “change in control of our general partner” means (a) the Company no longer beneficially owns 50% of the outstanding units or voting securities of OMP GP and (b) within one year following the date on which the event described in clause (a) occurs, more than one-half of the members of the board of directors of OMP GP immediately prior to the event described in clause (a) cease to be employee members of the board of directors of OMP GP.
Phantom Unit Awards. Our Named Executive Officers each hold outstanding awards of phantom units granted under the LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—2019 Executive Compensation Decisions—Long-Term Equity-Based Incentives.” The vesting of the phantom unit awards will accelerate in full if a Named Executive Officer’s employment is terminated due to either death or disability.
For purposes of all outstanding phantom unit awards, “disability” generally has the same meaning as set forth above with respect to the Employment Agreements.
Quantification of Payments
The table below discloses the amount of compensation and/or benefits due to our Named Executive Officers in the event of their termination of employment and/or in the event we undergo a change in control, in either case, on December 31, 2019, and assuming that the price per share of common stock was $3.26, which was the closing price per share of our common stock on December 31, 2019 (the last trading day of fiscal year 2019). The amounts below constitute estimates of the amounts that would be paid to our Named Executive Officers upon their respective terminations and/or upon a change in control under such arrangements, and do not include any amounts accrued through December 31, 2019 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and benefits generally available to all of our salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

EXECUTIVE COMPENSATION

Named Executive Officer	Termination Due to Death or Disability	Termination Without Cause or for Good Reason(1)	Termination Without Cause or for Good Reason Following a Change in Control	Change in Control
Thomas B. Nusz
Salary(2)	$820,000	$1,640,000	$—	$—
Bonus Amounts(2)	$738,000	$2,706,000	$984,000	$984,000
COBRA Premiums(3)	$25,310	$25,310	$25,310	$—
Change in Control Payments(4)	$—	$—	$5,393,960	$—
Accelerated Equity Vesting(5)	$8,331,386	$4,412,314	$4,412,314	$2,233,031
Class B Units(6)	$—	$—	$350,400	$—
Total(7)	$9,914,696	$8,783,624	$11,165,984	$3,217,031
Taylor L. Reid
Salary(2)	$600,000	$1,200,000	$—	$—
Bonus Amounts(2)	$450,000	$1,650,000	$600,000	$600,000
COBRA Premiums(3)	$37,833	$37,833	$37,833	$—
Change in Control Payments(4)	$—	$—	$3,588,000	$—
Accelerated Equity Vesting(5)	$4,365,274	$2,330,226	$2,330,226	$1,126,454
Class B Units(6)	$—	$—	$321,200	$—
Total(7)	$5,453,107	$5,218,059	$6,877,259	$1,726,454
Michael H. Lou
Salary(2)	$480,000	$600,000	$—	$—
Bonus Amounts(2)	$360,000	$960,000	$480,000	$480,000
COBRA Premiums(3)	$37,833	$37,833	$37,833	$—
Change in Control Payments(4)	$—	$—	$2,726,880	$—
Accelerated Equity Vesting(5)	$3,348,216	$1,827,452	$1,827,452	$858,559
Class B Units(6)	$—	$—	$321,200	$—
Total(7)	$4,226,049	$3,425,285	$5,393,365	$1,338,559
Nickolas J. Lorentzatos
Salary(2)	$425,000	$531,250	$—	$—
Bonus Amounts(2)	$255,000	$680,000	$340,000	$340,000
COBRA Premiums(3)	$37,833	$37,833	$37,833	$—
Change in Control Payments(4)	$—	$—	$2,287,350	$—
Accelerated Equity Vesting(5)	$2,239,685	$1,199,957	$1,199,957	$581,333
Class B Units(6)	$—	$—	$321,200	$—
Total(7)	$2,957,518	$2,449,040	$4,186,340	$921,333
__________________

(1)	Also reflects amounts for termination due to non-extension of the Employment Agreements.

(2)
Based on annualized base salary and target bonus percentage in effect for each Named Executive Officer as of December 31, 2019. For purposes of calculating any pro-rata bonus, the dollar value of the bonus awards actually awarded to each Named Executive Officer by our Compensation Committee for 2019 service was used, without pro-ration, since December 31, 2019 was the last day of the calendar year to which such bonus related. For purposes of quantifying the amount of the severance payments to Messrs. Nusz, Reid, Lou and Lorentzatos in the event of their termination without “cause” or for “good reason,” that does not occur on or within two years following a change in control, (a) the “Salary” amount was calculated as the base salary that the Named Executive Officer would have received for a period of 12 months, for Messrs. Lou and Lorentzatos, and 24 months, for Messrs. Nusz and Reid, and (b) the “Bonus Amount” was calculated, for Messrs. Lou and Lorentzatos, as the target bonus in effect for 2019, plus the pro-rata bonus

EXECUTIVE COMPENSATION

amount, and for Messrs. Nusz and Reid as 2 times the target bonus in effect for 2019, plus the pro-rata bonus amount.

(3)	Reflects 18 months’ worth of COBRA premiums at $1,406.11 per month for Mr. Nusz and $2,101.82 for each of Messrs. Reid, Lou, and Lorentzatos.

(4)
The amount of severance payments to each Named Executive Officer in the event of his termination without "cause" or for "good reason" on or within two years following a change in control, was calculated as the sum of (a) 2.99 times annualized base salary for 2019, plus (b) 2.99 times the average bonus paid to each Named Executive Officer for 2017 and 2018.

(5)
The value of accelerated restricted stock and PSU awards is based upon the closing price per share of our common stock on December 31, 2019 (the last trading day of fiscal year 2019), which was $3.26, multiplied by the number of outstanding shares of restricted stock or PSUs that would vest upon the occurrence of the event indicated. We calculated the number of PSUs that would become earned upon the occurrence of the event indicated according to the provisions of the Notice of Grant of Performance Awards for each PSU award as follows: (i) upon termination due to death or disability, 200% of the initial PSUs; (ii) upon occurrence of a change in control, the percentage of initial PSUs earned depends the Company's TSR rank relative to the other companies in the PSU comparator group, assuming the applicable performance period ended on the date of the change in control; and (iii) upon termination without cause or for good reason, the percentage of initial PSUs earned is determined at the end of the originally stated performance period; however, for purposes of the event indicated in this clause (iii), we have calculated assumed performance at the end of the applicable originally stated performance period using the same formula stated in footnote (3) to the "Outstanding Equity Awards at Fiscal Year End" table above because we believe it represents a reasonable estimate of the Company's TSR performance at the end of each originally stated performance period. The value of accelerated phantom unit awards is based on the closing price of OMP’s common units on December 31, 2019 (the last trading day of fiscal year 2019), which was $16.59, multiplied by the number of outstanding phantom units that would vest upon the occurrence of the event indicated. The values reported in the table above only take into account awards that were outstanding on December 31, 2019, and do not include the awards granted to our Named Executive Officers in January 2020, which are discussed above in the CD&A.

(6)
The Class B Units are intended to constitute “profits interests" for federal tax purposes and as such, the actual value of the Class B Units was not readily quantifiable as of December 31, 2019. For purposes of this table, the value of the accelerated Class B Units is based upon the grant date fair value of the Class B Units, calculated in accordance with FASB ASC Topic 718, multiplied by the number of outstanding Class B Units that would become vested upon the occurrence of the event indicated.

(7)
The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the Employment Agreements. The Employment Agreements provide that golden parachute payments will be paid in full or reduced to fall within the 280G safe harbor amount, whichever will provide a better net after-tax position for a Named Executive Officer. For purposes of this disclosure, we have reflected the maximum amount potentially payable to each Named Executive Officer under each given scenario even though such maximum amounts could be reduced pursuant to the cutback language included in the Employment Agreements.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Thomas B. Nusz, our Chief Executive Officer (our “CEO”).
For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $153,023; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $8,212,209.

•	Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 53.7 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2019, our employee population consisted of approximately 600 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2020 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees.

•
We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019; the annual cash incentive award granted in respect of 2019 performance; and the annual equity awards granted to our employees in 2019.

•
We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2019 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $153,023. The difference between such employee’s salary, wages and overtime pay and the employee’s annual total compensation represents the value of such employee’s annual equity awards granted in 2019 and contributions in the amount of $7,539 that we made on the employee’s behalf to our 401(k) plan for the 2019 year.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Advisory Vote to Approve
Executive Compensation

ITEM 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
Introduction
Section 14A(a)(1) of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 30. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, objectives and practices described in this proxy statement.
Philosophy. Our Board of Directors recognizes that executive compensation is an important matter for our shareholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy is to pay our executives based on performance. Our compensation program is designed to reward performance that supports our long-term strategy and achievement of our short-term goals. We believe that compensation should:

•
Be competitive. Compensation should help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

•	Be aligned with shareholder interests. Compensation should align the interests of the individual with those of our shareholders with respect to long-term value creation;

•
Pay for performance. Compensation should pay for performance, whereby an individual’s total direct compensation is heavily influenced by company performance and directly tied to the attainment of annual company performance targets; and

•
Encourage individual accountability. Compensation should reflect each individual's contribution to the attainment of annual company performance targets, and the unique qualifications, skills, experience and responsibilities of the individual.

To accomplish these goals, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, other companies in the same and closely related industries, and shareholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our shareholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination of employment or change of control) are reasonable and not excessive. As you consider this Item 3, we urge you to read the CD&A section, beginning on page 30 of this proxy statement for additional details on executive compensation, and to review the tabular disclosures regarding Named Executive Officer compensation in the “Executive Compensation” section of this proxy statement.
Program Highlights. Among the program features incorporated by the Compensation Committee to align with our executive compensation philosophy are the following:

•	Equity-based awards generally incorporate at least a three-year vesting period to emphasize long-term performance and executive officer commitment;

•
Our annual performance-based cash incentive awards incorporate numerous financial and/or strategic performance metrics in order to properly balance risk with the incentives to drive our key annual financial and/or strategic initiatives and impose maximum payouts to further manage risk and the possibility of excessive payments;

•
We have focused our executives on long-term shareholder value creation through our use of equity-based awards, including PSUs tied to relative TSR performance, and the adoption of stock ownership guidelines that encourage our senior executives to own a significant amount of the Company’s stock; and

Advisory Vote to Approve
Executive Compensation

•
Change in control related payments under the employment agreements with our Named Executive Officers, including equity-based award acceleration, require a double trigger (i.e., a termination of employment on, or within two years following, a change in control).

Advisory Vote. As an advisory vote, Item 3 is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Text of the Resolution to be Adopted
We are asking shareholders to vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the CD&A, the 2019 Summary Compensation Table and the other related tables and disclosures.”
Vote Required
The affirmative vote of shareholders holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining shareholders entitled to vote at the 2020 Annual Meeting is required for approval of Item 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
The Board of Directors unanimously recommends an advisory vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Amendment to LTIP to Increase
Maximum Number of Shares

ITEM 4 – APPROVAL OF THE THIRD AMENDMENT TO THE LTIP TO INCREASE THE MAXIMUM NUMBER OF SHARES

At the 2020 Annual Meeting, the shareholders will be asked to approve the Third Amendment (the "Third Amendment") to Company’s Amended and Restated 2010 Long Term Incentive Plan (Effective as of April 28, 2020) (the “LTIP”), including an increase in the number of shares of common stock available for issuance under the LTIP.
Background and Purpose of the Proposal
The purpose of the Third Amendment is to increase the number of shares of common stock available for delivery under the LTIP and extend the term of the LTIP to April 28, 2030. If the Third Amendment is approved at the 2020 Annual Meeting, it will become effective as of April 28, 2020. We believe approval of the Third Amendment is advisable in order to ensure that the Company has an adequate number of shares of common stock available to continue to grant meaningful long-term incentive awards to our employees. The Board unanimously acted to adopt the Third Amendment on March 18, 2020, subject to shareholder approval at the 2020 Annual Meeting. If the Third Amendment is approved by shareholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for delivery under the LTIP.
The use of stock-based awards under the LTIP has been a key component of our compensation program since its original adoption in 2010. The 2010 Long Term Incentive Plan was originally approved by the Board on May 17, 2010 and became effective as of the closing of our initial public offering in June 2010. The 2010 Long Term Incentive Plan was amended and restated, effective on January 1, 2014, and approved by our shareholders at the 2014 Annual Meeting for purposes of complying with the requirements of Section 162(m), but no increase in the maximum number of shares available for delivery under the LTIP was requested at that time. The LTIP was amended, effective May 4, 2015, and approved by our shareholders at the 2015 Annual Meeting for purposes of (i) increasing the number of shares of common stock available under the LTIP by 1,350,000 shares and (ii) providing that certain shares subject to options, stock appreciation rights and similar appreciation-only Awards would not be available for reuse under the LTIP. The LTIP was further amended, effective May 4, 2016, and approved by our shareholders at the 2016 Annual Meeting for purposes of (i) increasing the number of shares of common stock available under the LTIP by 7,500,000 shares and (ii) extending the term of the LTIP to May 4, 2026. The LTIP was amended and restated, effective May 3, 2018, and approved by our shareholders at the 2018 Annual Meeting for purposes of (i) increasing the number of shares of common stock available for delivery under the LTIP by 11,250,000 shares, (ii) making certain revisions to account for amendments to Section 162(m) of the Internal Revenue Code (“Section 162(m)”) by the “Tax Cuts and Jobs Act” and (iii) extending the term of the Amended and Restated LTIP to May 3, 2028. The LTIP was amended, effective April 30, 2019, and approved by our shareholders at the 2019 Annual Meeting for purposes of (i) increasing the number of shares of common stock available under the LTIP by 1,300,000 shares and (ii) extending the term of the LTIP to April 30, 2029. The LTIP was amended, effective January 10, 2020, to allow income tax withholding for employees to occur at the highest withholding rates that may be utilized without creating adverse accounting treatment for the Company. The Third Amendment will ensure that the LTIP will continue to provide a means through which we and our subsidiaries may:

•
attract and retain the most qualified employees, directors and consultants ("participants") in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

•	reflect the unique qualifications, skills, experience and responsibilities of each participant:

•	pay for performance, whereby a participant's compensation is influenced by company performance;

•	align the interests of the participant with those of our shareholders with respect to long-term value creation; and

•	provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.
Our successful operation and our ability to create long-term value for our shareholders depend on the efforts of over 500 employees, including management, directors and consultants, and we believe that it is in the best interest of the Company for all those individuals to have an ownership interest in the Company in recognition of their present and potential contributions. As a result, for the last three years, our grants to our Chief Executive Officer and Named

Amendment to LTIP to Increase
Maximum Number of Shares

Executive Officers as a percentage of total grants (the "concentration ratio") have been well below recommended thresholds for such concentration ratios.
Based on recent grant practices, we believe that approval of the Third Amendment will give us the flexibility to continue to make stock-based grants and other awards as permitted under the LTIP over the next two years in amounts determined appropriate by the Compensation Committee of the Board of Directors (the “committee”); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the terms of the LTIP and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity. The closing market price of our common stock as of March 3, 2020 was $1.44 per share, as reported on the NASDAQ.
To date in 2020, we have awarded 5,841,250 shares of common stock to employees and directors pursuant to awards under the LTIP. It is our practice to grant awards to employees at the beginning of the year as part of each employee's compensation package, and due to the decline in our stock price largely related to the decline in oil prices over the last three years, we granted a higher number of shares to employees than in years past, although the total value of each award did reflect the current market environment. Furthermore, it often has been our practice to grant a mid-year discretionary award to non-executive employees. We believe these grants are retentive and further the objectives of the plan discussed above. However, due to the decline in oil prices and the related decline in our stock price, we will not be able to maintain these employee grant practices into 2022 without the approval of the Third Amendment.
Consequences of Failing to Approve the Proposal
Failure of our shareholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the LTIP, in its current form, until the shares available thereunder are exhausted, which we estimate will occur in 2021, based on current expected equity grant practices and our current stock price. If the Third Amendment is not approved by our shareholders, the LTIP will remain in effect in its current form.
Summary of the LTIP
A summary of the material features of the LTIP is provided below but does not purport to be a complete description of all of the provisions of the LTIP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to (i) the full text of the LTIP, which is incorporated by reference to Exhibit 10.1 to our Report on Form 8-K (filed with the SEC on May 3, 2019), and (ii) the Third Amendment, which is attached to this proxy statement as Annex A.
Key Features of the LTIP. Key features of the LTIP include:

•	No discounted options or other awards may be granted;

•
Awards are non-transferrable, except to an award recipient’s immediate family member or related family trust, pursuant to a qualified domestic relations order or by will or the laws and descent and distribution;

•	No automatic award grants are made to any eligible individual;

•	Awards granted prior to January 1, 2018 may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m);

•	Limitations on the maximum number or amount of awards that may be granted to certain individuals during any calendar year;

•	No repricing of stock options or stock appreciation rights without shareholder approval;

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances; and

•
No recycling of shares subject to options or stock appreciation rights that are withheld or tendered to pay the exercise price of the Award or to satisfy any tax withholding obligation or that are covered by an option or stock appreciation right that is exercised.

Purposes of the LTIP. The purpose of the LTIP is to provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board who are not employees or consultants to devote their abilities and energies to our success through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock. The LTIP permits the grant

Amendment to LTIP to Increase
Maximum Number of Shares

of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, and other stock-based awards, any of which may be further designated as performance awards (collectively referred to as “Awards”).
Administration. The LTIP will be administered by the committee pursuant to its terms and all applicable state, federal or other rules or laws. However, our Board of Directors may also take any action designated to the committee, unless it is determined that administration of the LTIP by “outside directors” is necessary with respect to Awards granted prior to January 1, 2018 that were intended to qualify as “performance-based compensation” under Section 162(m). The committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the LTIP and the manner in which such Awards will vest. Awards may be granted by the committee to employees, directors and consultants in such amounts (measured in cash, shares of common stock or as otherwise designated), at such times and on such terms and conditions as the committee shall determine. Subject to applicable law and the terms of the LTIP, the committee is authorized to interpret the LTIP, to establish, amend and rescind any rules and regulations relating to the LTIP, to delegate duties under the LTIP, to terminate, modify or amend the LTIP (except for certain amendments that require shareholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the LTIP. The committee may correct any defect, supply any omission or reconcile any inconsistency in the LTIP in the manner and to the extent the committee deems necessary or desirable. All determinations of the committee shall be final, binding and conclusive upon all parties.
Eligibility to Participate. The employees eligible to receive Awards under the LTIP are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. As of March 3, 2020, we had 536 employees and five non-employee directors who would be eligible to participate in the LTIP. While we made stock Awards to certain consultants under the LTIP in connection with our initial public offering, it has not been our practice to make Awards to such individuals since that time. As of March 3, 2020, we had a small number of consultants who would have been eligible to participate in the LTIP. Eligible employees, directors or consultants who are designated by the committee to receive an Award under the LTIP are referred to as “participants.”
Maximum Amount of Compensation. The LTIP provides that no participant may receive grants of share-denominated Awards during a calendar year with respect to more than 1,000,000 shares of our common stock (subject to adjustment in accordance with the terms of the LTIP), and that, for dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any participant in any calendar year is limited to $10,000,000.
Number of Shares Subject to the LTIP. The Third Amendment would increase the number of shares of common stock available for Awards under the LTIP from the number previously authorized by 9,000,000 shares. Accordingly, the aggregate maximum number of shares available for delivery under the LTIP, since its inception, would be 37,600,000 shares of common stock, subject to certain adjustments as provided in the LTIP. The table below sets forth, as of March 3, 2020, the total number of shares issued, outstanding, and available for delivery under the LTIP, which would remain issued, outstanding and available for issuance under the LTIP, which will be the only Company plan with shares available.

Total Restricted Stock Awards Outstanding (Unvested)	6,852,308
Total Performance Share Unit Awards Outstanding (Unvested)(1)	4,828,444
Total Stock Option Awards Outstanding	—
Total Shares Available for Grant Under the LTIP	3,748,075
Total Common Shares Outstanding	323,726,495
  __________________

(1)	As of March 3, 2020, represents shares subject to performance share unit, or PSU, awards outstanding, assuming the payout level of 100% of the initial number of PSUs awarded.
If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates, or is canceled without the actual delivery of the shares, the shares subject to that Award, including (a) shares forfeited

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with respect to restricted stock, and (b) the number of shares withheld or surrendered in payment of taxes related to an Award (other than an option, stock appreciation right or similar appreciation-only Award), will again be available under the LTIP, unless an applicable law or regulation prevents such reuse. However, to date, the Company has not made available for reuse under the LTIP shares of the type identified in clause (b) above, and the number of "Total Shares Available for Grant Under the LTIP" reflected in the table above does not include any shares that have been withheld or surrendered in payment of taxes related to any Award under the LTIP. With respect to options, stock appreciation rights and any similar appreciation only Award, the following shares will not be available for future Awards under the LTIP: (i) shares tendered or withheld in payment of any exercise or purchase price of such Award or taxes relating to such Award, (ii) shares that were subject to such Award that was exercised, or (iii) shares repurchased on the open market with the proceeds of such Award’s exercise price.
Source of Shares. Common stock delivered under the LTIP may come from authorized but unissued shares of our common stock, from treasury stock held by us or from previously issued shares of common stock reacquired by us, including shares purchased on the open market.
Types of Awards. The LTIP provides for the granting of restricted stock awards, restricted stock units, bonus stock, dividend equivalents, incentive stock options, nonqualified stock options, stock appreciation rights and other stock-based awards, any of which may be further designated as a performance award. To date, the Compensation Committee has approved only grants of restricted stock and restricted stock units (designated as performance share units) pursuant to the LTIP.
Restricted Stock. Restricted stock may be granted under the LTIP, which means shares of our common stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the committee in its discretion. During the restricted period, the participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such common stock until such time as all restrictions have been removed. Restrictions may lapse at such times and under such circumstances as determined by the committee. During the restricted period, the holder will have rights as a shareholder, including the right to vote the common stock subject to the Award and to receive cash dividends thereon (which may, if required by the committee be held by us during the restricted period subject to the same “vesting” terms as applicable to the underlying restricted stock Award). Unless otherwise determined by the committee, Common Stock distributed to a holder of a restricted stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the underlying restricted stock Award with respect to which such Common Stock or other property has been distributed. Unless otherwise noted in an individual Award agreement, the Company shall have the right to repurchase or recover any Restricted Stock if the participant shall terminate employment before the end of the restrictive period or the Restricted Stock is forfeited for any other reason.
Restricted Stock Units. Restricted stock units (“RSUs”) are rights to receive shares of common stock, cash or a combination thereof at the end of a specified period. The committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and such restrictions may lapse at such times determined by the committee. RSUs granted under the LTIP subject to certain specified performance conditions are referred to as “performance share units.” RSUs may be satisfied by delivery of shares of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by RSUs will either be paid on the dividend payment date with respect to such RSUs in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends or deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs or other Awards, unless otherwise determined by the Committee on the date of grant.
Bonus Stock. Bonus stock Awards may be granted to eligible individuals. Each bonus stock Award will constitute a transfer of unrestricted shares of common stock on terms and conditions determined by the committee.
Dividend Equivalents. Dividend equivalents may be granted to eligible individuals, entitling the participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The committee

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may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional common stock, Awards, or other investment vehicles. The committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents.
Stock Options. Stock options to purchase one or more shares of our common stock may be granted under the LTIP. The committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Internal Revenue Code, or stock options that are not intended to meet these requirements (called “nonstatutory options”). The committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of our common stock on the date of the grant (other than in limited situations pertaining to substitute Awards), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% of the fair market value of our common stock on the date of grant. The term for a stock option may not exceed 10 years. The committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock will be delivered to a participant. The committee will determine at the time of a grant whether to require forfeiture of the options upon a termination of employment for any reason.
Stock Appreciation Rights. The committee may grant stock appreciation rights (or “SARs”) independent of or in connection with a stock option. The exercise price per share of an SAR will be an amount determined by the committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. Generally, each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of common stock on the exercise date over (b) the exercise price, times (ii) the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the committee. The term of an SAR may not exceed 10 years.
Other Stock-Based Awards. Other stock-based Awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to applicable legal limitations and the terms of the LTIP. In the discretion of the committee, other stock-based Awards may be subject to such vesting and other terms as the committee may establish, including performance goals. Cash Awards may be granted as an element of or a supplement to any other stock-based Awards permitted under the LTIP.
Performance Awards. The committee may designate that certain Awards granted under the LTIP constitute “performance” Awards. A performance Award is any Award the grant, vesting, exercise or settlement of which is subject to one or more performance standards. If an Award that was granted prior to January 1, 2018 is held by an eligible person who is a Covered Employee under Section 162(m) of the Code or the regulations thereunder is intended to qualify as “performance-based compensation” under such section, then the exercise, vesting and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria described in the LTIP for purposes of complying with the Requirements of Section 162(m) of the Code. With respect to Awards granted prior to January 1, 2018 that were intended to constitute “performance-based compensation,” performance goals were designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards.
The committee may establish an unfunded pool for purposes of measuring performance against performance goals. Settlement of performance pool Awards may be in common stock, cash, or a combination of common stock and cash at the discretion of the committee. For awards granted prior to January 1, 2018, the committee may not increase the amount of a performance Award payable to a Covered Employee for purposes of Section 162(m) of the Code, but may exercise discretion to reduce any such Award. All determinations by the committee as to the establishment, amount and achievement of performance goals will be made in writing. With respect to Awards granted prior to January 1, 2018, the committee may not delegate any responsibility relating to such Awards granted to Covered Employees under Section 162(m) of the Code.

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Tax Withholding. We and our subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the LTIP, including from a distribution of common stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the committee may deem advisable to enable us and participants to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award.
Subdivision or Consolidation. In the event of certain changes to our capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, that result in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the committee as to the number and price of shares subject to an Award, the number of shares available for delivery under the LTIP, and the maximum individual limitations applicable to share-based Awards.
Change in Control. Upon a “change in control” (as defined in the LTIP), the committee shall have the discretion without the consent or approval of any holder to take any of the following actions: (i) accelerate the time at which Awards may be exercisable or become vested; (ii) require the surrender of an Award with or without a cash payment; or (iii) make any such adjustments as the committee determines appropriate.
Amendment. The Board may amend, alter, suspend, discontinue or terminate the LTIP at any time, subject to the approval of our shareholders if required by any state or federal law or regulation or the rules of any stock exchange; provided, that without the consent of an affected participant, no such action by the Board may materially and adversely affect the rights of such participant under any previously granted and outstanding Award. The committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award previously granted, except as otherwise provided in the LTIP; provided, that without the consent of an affected participant, no such committee action may materially and adversely affect the rights of a participant under such Award.
Term and Termination of the LTIP. No further Awards may be granted under the LTIP after April 28, 2030. The Board in its discretion may terminate the LTIP at any time with respect to any shares of common stock that are not subject to previous Awards. The LTIP will remain in effect until all Awards granted under the LTIP have been satisfied or have expired.
Transferability of Awards. Awards will not generally be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order issued by a court of competent jurisdiction. An incentive stock option will not be transferable other than by will or the laws of descent and distribution. With respect to a specific nonstatutory option or SAR, in accordance with rules and procedures established by the committee from time to time, the participant may transfer, for estate planning purposes, all or part of such Award to one or more immediate family members or related family trusts or partnerships or similar entities, as determined by the committee. Any attempt to transfer an Award in violation of the terms of the LTIP or without proper notification to the committee shall be deemed null and void, and at the discretion of the committee, may result in a forfeiture of that Award.
Clawback Policy. The LTIP and Awards issued thereunder will be subject to any written clawback policy we adopt, which policy may subject a participant’s Awards, or amounts paid or realizable under such Awards, under the LTIP to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.
Certain Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the LTIP. This description is based on current laws in effect on March 3, 2020, which are subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the LTIP.

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Tax Consequences to participants under the LTIP
Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a stock option or a SAR, so long as the per share exercise price of the stock option or SAR is at least equal to the fair market value of the shares underlying the award on the date of grant. Upon the exercise of a nonstatutory option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

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The LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the committee to permit the transfer of Awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonstatutory option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2020, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Cash Awards, Restricted Stock Units, Dividend Equivalents, Restricted Stock and Bonus Stock. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit (including a performance share unit or PSU), but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The dividend equivalents, if any, received with respect to a restricted stock unit or other Award will be taxable as ordinary compensation income, not dividend income, when paid.
A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below

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under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Code Section 409A. Awards under the LTIP are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Internal Revenue Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an Award under the LTIP fails to comply with Section 409A, such Award will to the extent possible be modified to comply with such requirements.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Performance-Based Compensation. The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000. However, for awards granted prior to November 2, 2017, an exception may apply to this limitation if such awards meet the requirements of “qualified performance-based compensation” and the limited transition relief provided under the “Tax Cuts and Jobs Act”.
The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.
New Plan Benefits
The future Awards, if any, that will be made to eligible individuals under the LTIP are subject to the discretion of the committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted to participants in the future under the LTIP. Therefore, the New Plan Benefits Table is not provided.
Required Vote for Approval
The affirmative vote of the holders of a majority of the shares present in respect of the proposal is required for approval of Item 4. For purposes of this Item 4, abstentions are treated as votes present and will have the same effect as a vote against the proposal (in accordance with applicable NASDAQ standards). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
The Board of Directors unanimously recommends that shareholders vote "FOR" the approval of the Third Amendment.

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding the shares of our common stock that may be issued under our existing equity compensation plan, the LTIP, as of December 31, 2019. The number of securities reported in column (c) as available for future issuance does not include any of the additional shares under the LTIP that shareholders are being asked to approve at the 2020 Annual Meeting.

Equity Compensation Plan Information as of December 31, 2019
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	6,334,708(2)	0	6,337,856(3)
Equity compensation plans not approved by security holders (1)	0	0	0
Total	6,334,708(2)	$—	6,337,856(3)

(1) The 2010 Long Term Incentive Plan was originally adopted prior to the completion of our initial public offering in June 2010 and was not required to be approved by our public shareholders. On May 4, 2015, at our 2015 Annual Meeting, and on May 4, 2016, at our 2016 Annual Meeting, the shareholders approved increases in the number of shares available under the Amended and Restated 2010 Long Term Incentive Plan and material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. On May 3, 2018, at our 2018 Annual Meeting, and on April 30, 2019, at our 2019 Annual Meeting, the shareholders approved further increases in the number of shares available thereunder.
(2) Represents shares subject to performance share unit, or PSU, awards granted under the 2010 Long Term Incentive Plan in 2016, 2017, 2018, and 2019 as of December 31, 2019, assuming the maximum payout level of 200% of the initial number of PSUs awarded. If the PSUs are paid at the target payout level of 100% of the initial number of PSUs awarded, 3,167,354 shares would be issued upon the vesting of such PSUs, and 9,505,210 shares would have been available for future issuance, as of December 31, 2019. There is no weighted-average exercise price with respect to the PSU awards.

(3)
Does not take into account grants under the 2010 Long Term Incentive Plan in January 2020. For awards outstanding and shares remaining available for issuance under the 2010 Long Term Incentive Plan as of the Record Date, please see the chart in this Item above.

Amendment to Charter to
Effect Reverse Stock Split

ITEM 5 – APPROVAL OF THE THIRD AMENDMENT TO THE CHARTER TO EFFECT A ONE-TIME REVERSE STOCK SPLIT

Reasons for the Reverse Split Proposal
The Board believes that a reverse stock split as contemplated by the Reverse Split Proposal is necessary to maintain compliance with NASDAQ’s minimum $1.00 bid price requirement, as described below, and may improve liquidity with respect to the Company’s common stock discussed herein.
The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the Company’s stockholders for their approval an amendment to the Company’s Charter to effect a reverse stock split of the outstanding and treasury shares of the Company’s common stock in a ratio of 1 share-for-20 shares up to a ratio of 1 share-for-100 shares (or any ratio in between), which ratio will be selected by the Board following stockholder approval and prior to the time of the filing of the Reverse Split Amendment with the Delaware Secretary of State and set forth in a public announcement, together with a reduction by a corresponding proportion of the number of authorized shares of common stock and preferred stock. We believe that the availability of a range of reverse split ratios will provide the Company with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. The form of Reverse Split Amendment is attached to this proxy statement as Annex B.
Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), any amendment or restatement of our Charter must be approved by the Board and submitted to our stockholders for approval. Stockholder approval of this proposal requires the approval of at least 66 2/3% of the outstanding shares entitled to vote. Abstentions are treated as shares represented in person or by proxy and entitled to vote and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Potential Effects of the Amendment
If the Board determines to implement the Reverse Split Amendment, the Company would communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split Amendment (including the final reverse split ratio, as determined by the Board). The Board reserves the right to abandon the Reverse Split Proposal, and corresponding proportionate reduction of authorized common stock and preferred stock, even if approved by stockholders. By voting in favor of this Item 5, you are also expressly authorizing the Board to determine not to proceed with, and to abandon, the Reverse Split Proposal in its sole discretion.
In determining whether to implement the Reverse Split Amendment following receipt of stockholder approval of this Item 5, and which reverse split ratio to implement, if any, the Board may consider, among other things, various factors, such as:

•	the Company’s ability to maintain its listing on NASDAQ;

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the reverse stock split on the trading market for our common stock in the short and long term;

•	which reverse split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.
The failure of stockholders to approve this Item 5 could prevent the Company from maintaining compliance with NASDAQ’s $1.00 minimum bid price requirement (the “Minimum Bid Price Requirement”),. If NASDAQ delists our common stock, then our common stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that NASDAQ has. In that event, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to delisting from NASDAQ, our stockholders may not have the ability to liquidate their

Amendment to Charter to
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investments in our common stock as and when desired and we believe our access to capital would become significantly diminished as a result.
Reasons for the Reverse Stock Split
To maintain our NASDAQ Listing. The Company’s common stock is listed on NASDAQ. The NASDAQ Capital Market’s continued listing standards require that the closing price of a listed company’s common stock not remain below $1.00 per share for a consecutive 30 business-day period (the “Minimum Bid Price Requirement”). The closing price of our common stock fell below $1.00 on March 16, 2020 and has fallen as low as $0.33 during the first quarter of 2020. If the closing price of our common stock fails to be at least $1.00 over a consecutive 30 business-day period, NASDAQ will likely provide us notice that we are not in compliance with its continued listing standards.
Under the NASDAQ Capital Market’s continued listing standards, the Company will be afforded an initial cure period of 180 days, during which time it may return to compliance with NASDAQ’s continued listing standards if, at any time during the cure period, the closing share price is at least $1.00 per share, and the price remains at or above the level for at least the following 10 business days. The NASDAQ Staff retains discretion to extend this 10-business day period to determine that the Company has demonstrated an ability to maintain long-term compliance.
To potentially improve the liquidity of our common stock. A reverse stock split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock and potentially decreasing the volatility of our common stock if institutions become long-term holders of our common stock. A reverse stock split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a reverse stock split negatively since it reduces the number of shares of common stock available in the public market.
If the Reverse Split Proposal is approved and the Board believes that effecting the reverse stock split is in the best interests of the Company and its stockholders, the Board may effect the reverse stock split regardless of whether the Company’s stock is at risk of delisting from NASDAQ, for purposes of enhancing the liquidity of the Company’s common stock and to facilitate capital raising.
Certain Risks Associated with a Reverse Stock Split
Reducing the number of outstanding shares of our common stock through the Reverse Split Proposal is intended, absent other factors, to increase the per share market price of our common stock. Other factors, however, such as our financial results, the price of the commodities we sell, market conditions, the market perception of our business and other risks, including those set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2019, may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.
The Reverse Stock Split May Not Result in a Sustained Increase in the Price of our Common Stock. As noted above, the principal purpose of the Reverse Split Proposal is to maintain the average per share market closing price of our common stock above $1.00 per share in order to comply with Minimum Bid Price Requirement under NASDAQ Listing Rules. However, the effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty and we cannot assure you that the reverse stock split will accomplish this objective for any meaningful period of time, or at all. The Board believes that a reverse stock split has the potential to increase the market price of the common stock so that the Company may be able to satisfy the Minimum Bid

Amendment to Charter to
Effect Reverse Stock Split

Price Requirement. However, the long- and short-term effect of the reverse stock split upon the market price of the common stock cannot be predicted with any certainty.
In addition, the issuance of a substantial amount of shares of common stock or securities convertible into or exercisable for common stock in the future could cause downward pressure on the price of our common stock and there is no assurance that the market price for the common stock will remain at a level sufficient to satisfy the Minimum Bid Price Requirement.
The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Board believes that the reverse stock split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the reverse stock split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the reverse stock split.
The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the reverse stock split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of common stock following the reverse stock split may be required to pay higher transaction costs if they sell their common stock.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the reverse split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the reverse stock split.
Impact of a Reverse Stock Split If Implemented
A reverse stock split would affect all of our common stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the reverse stock split will be that:

•	the number of issued and outstanding shares of common stock (and treasury shares) will be reduced proportionately based on the final reverse split ratio, as determined by the Board;

•
based on the final reverse split ratio, the per share exercise price of all outstanding options will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding options will be reduced proportionately;

•
the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s LTIP will be reduced proportionately based on the final reverse split ratio; and

•	the number of shares of our authorized common stock and preferred stock will be reduced by a corresponding proportion based upon the reverse stock split ratio to be determined by our Board.
Although the number of outstanding shares of common stock would decrease following the Reverse Split Amendment, the Board does not intend for a reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
The actual number of shares outstanding after giving effect to the Reverse Split Amendment will depend on the reverse split ratio that is ultimately selected by the Board. The table below illustrates certain, but not all, possible reverse stock split ratios, together with (i) the implied number of authorized shares of common stock resulting from a reduction of the number of authorized shares of common stock and preferred stock by a corresponding proportion, based on 900,000,000 shares of common stock authorized and 50,000,000 shares of preferred stock currently authorized under our Charter, and (ii) the implied number of issued and outstanding shares of our common stock

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resulting from the Reverse Split Amendment in accordance with such ratio, based on 323,726,495 shares of our common stock outstanding March 3, 2020. As of March 3, 2020, no shares of our preferred stock were issued and outstanding.

Example Ratios within Delegated Range of Ratios	Implied Number of Authorized Shares of Common Stock Following the Reverse Stock Split	Implied Number of Authorized Shares of Preferred Stock Following the Reverse Stock Split	Implied Approximate Number of Issued and Outstanding Shares of Common Stock Following the Reverse Stock Split*
1-for-20	45,000,000	2,500,000	16,186,325
1-for-40	22,500,000	1,250,000	8,093,162
1-for-60	15,000,000	833,334	5,395,442
1-for-80	11,250,000	625,000	4,046,581
1-for-100	9,000,000	500,000	3,237,265
*Excludes the effect of fractional share treatment.
We do not expect the reverse stock split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split will result in fractional shares.
Effects of the Reverse Stock Split
Management does not anticipate that our financial condition, the percentage ownership of common stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Split Amendment. Because the Reverse Split Amendment will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock the proposed Reverse Split Amendment will not alter the relative rights and preferences of existing stockholders, except to the extent the reverse stock split will result in fractional shares, as discussed in more detail below.
However, while the number of shares of common stock outstanding will be decreased by a 1-for-20 ratio up to 1-for-100 ratio, the number of authorized shares of common stock and preferred stock will be decreased by a corresponding proportion.
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split Amendment will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on NASDAQ (other than to the extent it facilitates compliance with NASDAQ continued listing standards). Following the reverse stock split, our common stock will continue to be listed on NASDAQ under the symbol “OAS”, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP, number.
Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Split Amendment, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Split Amendment will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the Reverse Split Amendment (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Split Amendment may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Split Amendment.
Effectiveness of Reverse Stock Split. The Reverse Split Amendment, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of the Reverse Split Amendment with the Secretary of State of the State of Delaware. It is expected that such filing would take place promptly following the stockholder approval of the Reverse Split Amendment. The exact timing of the filing of the Reverse Split Amendment, however, will be determined by the Board based on its evaluation as to when such action will be the

Amendment to Charter to
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most advantageous to the Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our Company’s best interests or the best interests of our stockholders to proceed with the reverse stock split.
In addition, our Amended and Restated Certification of Incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Effect on the LTIP. If the reverse stock split is effected, the number of shares of common stock available for Awards under the LTIP would be decreased proportionately. Accordingly, assuming that the Third Amendment to the LTIP is approved by stockholders at the Annual Meeting, then, immediately following the Effective Time, the aggregate maximum number of shares available for delivery under the LTIP, since its inception, would be between 376,000 and 1,880,000 shares of common stock. In addition, the number of shares of common stock subject to outstanding Awards would be decreased proportionately. The foregoing adjustments will be made by the Compensation Committee and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interests will be issued under the LTIP on account of any such adjustments. In connection with such adjustments, the Compensation Committee will promptly prepare a notice setting forth, in reasonable detail, the terms of the reverse stock split and the change in the number of shares of common stock subject to each Award and will deliver such notice to each affected participant under the LTIP.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock. Currently, we are authorized to issue up to a total of 950,000,000 shares of capital stock, classified as 900,000,000 shares of common stock, of which 323,726,495 shares were issued and outstanding March 3, 2020, and 50,000,000 shares of preferred stock, of which no shares were issued and outstanding as of March 3, 2020. Concurrently with the effectiveness of the Reverse Split Amendment, we would proportionately decrease our authorized shares such that immediately following the Effective Time, a total of between 31,666,667 and 95,000,000 shares, classified as 30,000,000 to 90,000,000 shares of common stock and between 1,666,667 and 5,000,000 shares of preferred stock, will be authorized for issuance (including shares outstanding after the effectiveness of the Reverse Split Amendment).
Effect on Par Value; Reduction in Stated Capital.  The proposed Reverse Split Amendment will not affect the par value of our common stock, which will remain at $0.01, or the par value of our preferred stock, which will remain at $0.01. As a result, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
Book-Entry and Certificated Shares. If the reverse stock split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Amendment to Charter to
Effect Reverse Stock Split

If the reverse stock split is effected, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the Effective Time. Computershare Trust Company, N.A., our transfer agent, is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-reverse stock split share certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
No Appraisal Rights. Under the DGCL, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this Item 5, and we will not independently provide our stockholders with any such rights.
Fractional Shares
We do not intend to issue fractional shares in connection with the reverse stock split. We currently anticipate that we will cause our exchange agent to aggregate all fractional share interests following the reverse stock split, sell the aggregated fractional shares interests into the market and allocate and distribute the net proceeds received from such sale (reduced by any customary brokerage fees, commissions and other expenses) among the stockholders who would otherwise hold a fractional share interest as a result of the reverse stock split on a pro rata basis. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment for their fractional share interest is received.
After the reverse stock split is effected, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Although we will pay any brokerage fees, commissions and other expenses related to the exchange agent’s selling in the open market shares that would otherwise be fractional shares, as described above, such expenses will reduce the cash amounts to be paid to stockholders in lieu of the receipt of fractional shares.
Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.
Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split
The following is a general summary of the material U.S. federal income tax considerations related to the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock that hold our common stock as a “capital asset” (generally property held for investment), but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position with respect to the tax consequences of the reverse stock split described below.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax consequences applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•persons that are not U.S. Holders;

•	U.S. Holders who hold common stock through non-U.S. brokers or other non-U.S. intermediaries;

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•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	real estate investment trusts or regulated investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and

•	persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY NOT BE THE SAME FOR ALL HOLDERS OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) which has made a valid election under applicable Treasury Regulations to be treated as a United States person.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) to consult their tax advisors regarding the U.S. federal income tax consequences of the reverse stock split to them.
The reverse stock split should be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss as a result of the reverse stock split, except as described below with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in its post-reverse stock split shares of our common stock should equal the aggregate tax basis of its pre-reverse stock split shares of our common stock (excluding any portion of such tax basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in its post-reverse stock split shares of our common stock should include the holding period in pre-reverse stock split shares of our common stock. A U.S. Holder that holds shares of our common stock acquired on different dates and at different prices should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock it holds after the reverse stock split.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in its shares of our common stock

Amendment to Charter to
Effect Reverse Stock Split

allocable to the fractional share. Such capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. Special rules may apply to certain U.S. Holders to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to such U.S. Holder. Holders of our common stock should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
Information Reporting and Backup Withholding. A U.S. Holder (other than one that is a corporation or other exempt recipient that certifies as to such status if requested) may be subject to information reporting and backup withholding with respect to the reverse stock split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required to Approve the Reverse Split Proposal
The affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Company is required for approval of this Item 5. For purposes of this Item 5, abstentions will have the effect of a vote against the proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the Reverse Split Amendment to the Company’s Charter to effect a reverse stock split.

OUR SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 3, 2020 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.
The table also presents information regarding the beneficial ownership of common units of Oasis Midstream Partners LP ("OMP") as of March 3, 2020 by (i) each named executive officer of the Company, (ii) each director of the Company (including our nominees) and (iii) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of OAS Shares	Percentage of Class(1)	Number of OMP Common Units	Percentage of Class
BlackRock, Inc.(2)	46,649,998	14.4%
State Street Corporation(3)	34,831,444	10.8%
The Vanguard Group, Inc. (4)	32,525,223	10.0%
EnCap Energy Capital Fund VIII, L.P. (5)	28,068,530	8.7%
The Goldman Sachs Group, Inc.(6)	26,241,468	8.1%
Dimensional Fund Advisors LP (7)	24,820,047	7.7%
Thomas B. Nusz(8)(9)	2,045,553	*	8,000	*
Taylor L. Reid(8)(10)	2,077,448	*	20,000	*
Michael H. Lou(8)	580,937	*	25,000	*
Nickolas J. Lorentzatos(8)	406,012	*	5,900	*
William J. Cassidy(8)	148,460	*
John E. Hagale(8)	154,570	*	15,000	*
Michael McShane(8)	283,160	*
Paula D. Polito(8)	66,420	*
Bobby S. Shackouls(9)(10)	140,760	*
All directors and executive officers as a group (9 persons)(8)	5,903,320	1.8%	73,900	*
__________________

*	Less than 1%.

(1)	Based upon an aggregate of 323,726,495 shares outstanding as of March 3, 2020.

(2)
According to a Schedule 13G/A, dated February 4, 2020, filed with the SEC by BlackRock, Inc., it has sole voting power over 45,828,112 of these shares, sole dispositive power over 46,649,998 of these shares. BlackRock, Inc. filed this 13G as a parent holding company for the following subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweitz AG; and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
According to a Schedule 13G, dated March 10, 2020, filed with the SEC by State Street Corporation, it has sole voting power over 0 of these shares, sole dispositive power over 0 of these shares, shared voting power over 33,464,839 of these shares, and shared dispositive power over 34,831,444 of these shares. The following subsidiaries of State Street Corporation beneficially own the shares: SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors Asia LTD, State Street Global Advisors GmbH, State Street Global Advisors Trust Company. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

OUR SHAREHOLDERS

(4)
According to a Schedule 13G/A, dated March 6, 2020, filed with the SEC by The Vanguard Group, Inc., it has sole voting power over 299,647 of these shares, sole dispositive power over 32,232,480 of these shares, shared voting power over 35,381 of these shares, and shared dispositive power over 292,743 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 257,362 of these shares and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 77,666 of these shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
According to a Schedule 13D, dated October 30, 2019, jointly filed with the SEC by EnCap Energy Capital Fund VIII, L.P. ("EnCap Fund VIII"), EnCap Energy Capital Fund VIII Co-investors, L.P. (“EnCap Fund VIII Co-Invest”), and EnCap Partners GP, LLC (“EnCap Partners GP”), EnCap Partners GP has shared voting and dispositive poser of 28,068,530 shares, including: (i) 20,408,362 shares of Common Stock owned directly by EnCap Energy Capital Fund VIII, L.P., (“EnCap Fund VIII”) and (ii) 7,660,168 shares of Common Stock owned directly by EnCap Energy Capital Fund VIII Co-Investors, L.P. (“EnCap Fund VIII Co-Invest”). EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”). EnCap Holdings is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap Investments LP”). EnCap Investments LP is the general partner of EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”), which is the sole general partner of each of EnCap Fund VIII and EnCap Fund VIII Co-Invest. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund VIII GP may be deemed to beneficially own securities owned by EnCap Fund VIII or EnCap Fund VIII Co-Invest. EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund VIII GP disclaim beneficial ownership of the securities owned by EnCap Fund VIII and EnCap Fund VIII Co-Invest except to the extent of their respective pecuniary interest therein, and this statement shall not be deemed an admission that any such entity is the beneficial owner of the reported Common Stock for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of EnCap Fund VIII, EnCap Fund VIII Co-Invest, and EnCap Partners GP is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.

(6)
According to a Schedule 13G, dated January 31, 2020, filed with the SEC by The Goldman Sachs Group, Inc., it has sole voting power over 0 of these shares, sole dispositive power over 0 of these shares, shared voting power over 26,241,318 of these shares, and shared dispositive power over 26,241,468 of these shares. The following subsidiaries of State Street Corporation beneficially own the shares: Goldman Sachs & Co. The address of The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.

(7)
According to a Schedule 13G/A, dated February 12, 2020, filed with the SEC by Dimensional Fund Advisors LP ("Dimensional"), Dimensional has sole voting power over 24,597,124 of these shares and sole dispositive power over 24,820,047 of these shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(8)	Executive officer or director of the Company.

(9)
Mr. Nusz has sole voting power over 1,946,946 of these shares and shared voting power over 98,607 of these shares. 98,607 of these shares are held by Amalaya Investments, LLC, a Texas limited liability company of which Mr. Nusz is the managing member and which is controlled by Mr. Nusz and his wife.

(10)
Mr. Reid has sole voting power over 1,529,260 of these shares and shared voting power over 548,188 of these shares. 548,188 of these shares are held by West Bay Partners, Ltd., a limited partnership formed for family investment purposes. The sole general partner of West Bay, a Texas limited liability company, is controlled by Mr. Reid and his wife, and the limited partners of West Bay consist of Mr. Reid, his immediate family members and trusts formed for their benefit.

(11)	Mr. Shackouls has sole voting power over 87,425 of these shares. The remaining 53,335 shares are held by Mr. Shackouls's spouse.

USERS' GUIDE

USERS’ GUIDE

The Board of Directors of the Company (the "Board of Directors" or the "Board") requests your Proxy for the Annual Meeting that will be held on Tuesday, April 28, 2020, at 9:00 a.m. Central Time, at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002 (the "Annual Meeting"). By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on April 28, 2020;
The proxy statement and annual report for 2019 are available at www.proxyvote.com

The Company is sending its proxy materials, including this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, to its shareholders of record as of the close of business on March 3, 2020 beginning on March 30, 2020.
When and where is the Annual Meeting?
The Annual Meeting will be held at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Tuesday, April 28, 2020, at 9:00 a.m. Central Time.
Who may vote?
You may vote if you were a holder of record of the Company's common stock as of the close of business on March 3, 2020, the record date for the Annual Meeting. Each share of the Company's common stock is entitled to one vote at the Annual Meeting. On the record date, there were 323,726,495 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with the Company's common stock.
May I attend the Annual Meeting?
Yes, if you were a shareholder of record as of the close of business on March 3, 2020. Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting.
How can I access the proxy materials over the Internet?
Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://www.proxyvote.com.
What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Item 1 — Election of Directors	FOR
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020	FOR
Item 3 — Advisory vote to approve the Company's Named Executive Officer 2019 compensation	FOR
Item 4 — Approval of the Third Amendment to the LTIP to increase the maximum number of shares	FOR
Item 5 — Approval of the Reverse Split Amendment	FOR
A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board's recommendation. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted in accordance with the

USERS' GUIDE

discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
What is the effect of an “advisory” vote?
An advisory vote is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Why should I vote?
Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a shareholder of the Company.
How do I vote?
You may vote by any of the four methods listed below. If your stock is held in street name (in the name of a bank, broker, or other holder of record), please see "How do beneficial owners vote?" below.
: Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the proxy card, and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Monday, April 27, 2020.
( Telephone. Vote by telephone by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Monday, April 27, 2020.
, Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by April 27, 2020.
C Meeting. You may attend and vote at the Annual Meeting.
The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?
No.
If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?
Yes.

USERS' GUIDE

How do beneficial owners vote?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.
Can I revoke my proxy?
Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on Monday, April 27, 2020;

•	voting in person at the Annual Meeting;

•	delivering to the Company's Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or

•	giving notice to the inspector of elections at the Annual Meeting.

If you are a street name shareholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
How many votes must be present to hold the Annual Meeting?
Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.
If a quorum is not present, a majority of the shareholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
What is a broker non-vote?
The NASDAQ permits brokers to vote their customers’ stock held in street name on routine matters ("Discretionary Items") when the brokers have not received voting instructions from their customers. The NASDAQ does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.
What routine matters will be voted on at the Annual Meeting?
Item 2, the ratification of the independent auditor, and Item 5, the approval of the Reverse Split Amendment, are considered "routine" matters on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.
What non-routine matters will be voted on at the Annual Meeting?
Item 1, the election of directors, Item 3, the advisory vote to approve our Named Executive Officer compensation, and Item 4, the amendment to the LTIP to increase shares available for issuance, are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

USERS' GUIDE

How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the shareholders?
The Board recommends a vote FOR each of the following four Items:

Proposal	Vote Required	Page Number
Item 1 — Election of Directors	Plurality of shares cast Director Resignation Policy - Directors required to submit resignation to the Board if more "withheld" votes than "for" votes are received Effect of Abstentions - None Effect of Broker Non-vote - None	2
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020	Majority of shares present Effect of Abstentions - vote against No Broker Non-votes - Discretionary Item	28
Item 3 — Advisory vote to approve the Company's Named Executive Officer 2019 compensation	Majority of shares present Effect of Abstentions - vote against Effect of Broker Non-vote - None	65
Item 4 — Approval of the Third Amendment to the LTIP to Increase the Maximum Number of Shares	Majority of shares present Effect of Abstentions - vote against Effect of Broker Non-vote - None	67
Item 5 — Approval of the Reverse Split Amendment	66 2/3 % of outstanding shares Effect of Abstentions - vote against Effect of Broker Non-vote - Discretionary Item	77
Each of Items 2 through 4 will be approved if it receives the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. Item 5 will be approved if it receives the affirmative vote of a 66 2/3% of the outstanding shares of stock entitled to vote.
Although the advisory vote on our Named Executive Officer compensation is non-binding, the Board will review the results of such votes and, consistent with our record of shareholder engagement, will take the results into account when making decisions going forward. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.
Could other matters be decided at the Annual Meeting?
We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.
What is the Director Resignation Policy?
The Company’s bylaws provide for the election of directors by a plurality of votes cast; however in 2015, the Board of Directors approved an amendment to the Corporate Governance Guidelines to implement a director resignation policy whereby a director nominee in an uncontested election who receives more votes "withheld" than votes "for" his election is required to tender his resignation to the Board of Directors for its consideration. In such event, the Nominating and Governance Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. Promptly following its decision, the Board will publicly disclose its decision together with a description of the process by which the decision was reached. The Company believes that this majority vote standard ensures accountability while preserving the ability of the Board to exercise its judgment in the best interest of all shareholders. Abstentions will not be taken into account in director elections.

USERS' GUIDE

Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at http://www.oasispetroleum.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at http://www.sec.gov.
How can I view the shareholder list?
In accordance with Delaware General Corporation Law, a complete list of shareholders of record entitled to vote at the Annual Meeting will be available for viewing, for purposes germane to the Annual Meeting, during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1001 Fannin Street, Suite 1500, Houston, Texas 77002.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company will bear all costs of solicitation. Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. None of our officers or employees will receive any extra compensation for soliciting you. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate votes for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.
Who will tabulate and certify the vote?
Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.
If I want to submit a shareholder proposal for the 2021 Annual Meeting, when is that proposal due?
If you are an eligible shareholder and want to submit a proposal for possible inclusion in the proxy statement relating to the 2021 Annual Meeting, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive office, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, no later than December 1, 2020, unless the Company notifies the shareholders otherwise. We will only consider proposals that are timely and meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws.
Any shareholder of the Company who desires to submit a proposal for action at the 2021 Annual Meeting, but does not wish to have such proposal included in the Company's proxy materials, must submit such proposal to the Company at its principal executive offices so that it is received between December 29, 2020 and January 28, 2021, unless the Company notifies the shareholders otherwise. In addition to being proper for shareholder action and in compliance with applicable law, such proposal must be submitted in accordance with, and include the information and materials required by, the Company's Amended and Restated Bylaws and, to the extent applicable, the Charter.
If I want to nominate a director for the 2021 Annual Meeting, when is that nomination due?
The Nominating and Governance Committee will consider any nominee recommended by shareholders for election at the annual meeting of shareholders to be held in 2021 if that nomination is submitted in writing, between December 29, 2020 and January 28, 2021, to the Corporate Secretary at Company's principal executive office. With respect to each such nominee, the following information must be provided to the Company with the written nomination: (i) information about the nominee which is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, including Regulation 14A of the Securities Exchange Act of 1934; and (ii) information and materials required by, the Company's Amended and Restated Bylaws and, to the extent applicable, the Charter.

USERS' GUIDE

Eligible shareholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 2.12 of the Company's Amended and Restated Bylaws. An eligible shareholder generally must deliver the Stockholder Notice (as defined in our Bylaws) to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date (as stated in the Company’s proxy materials) the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders and otherwise comply with all of the requirements of the Bylaws. For the 2021 Annual Meeting of Shareholders, we must receive notice of the nomination for inclusion in the Company’s proxy materials no later than November 17, 2020.
How can I obtain a copy of the Annual Report on Form 10-K?
Shareholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas, 77002, or by calling (281) 404-9600. Alternatively, shareholders can access our Annual Report on Form 10-K on the Company's website at www.oasispetroleum.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov.
Will I get more than one copy of the proxy statement and annual report if there are multiple shareholders at my address?
One copy of this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to shareholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any shareholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more shareholders with a shared address are currently receiving only one copy of the Proxy Materials, then the shareholders may request to receive multiple packages in the future, or if a shareholder is currently receiving multiple packages of the Proxy Materials, then the shareholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9600.
*****
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors

Nickolas J. Lorentzatos
Corporate Secretary
Houston, Texas
March 30, 2020

Annex A

THIRD AMENDMENT TO THE
OASIS PETROLEUM INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

THIS THIRD AMENDMENT (the "Third Amendment") to the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan, as amended from time to time (the “Plan”), is made effective as of April 28, 2020 (the “Amendment Effective Date”), by Oasis Petroleum Inc. (the “Company”), subject to approval by the Company’s stockholders.
W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Section 10(c) of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan (including to increase the number of shares of the Company’s common stock (“Stock”) available for awards under the Plan), subject to the approval of the Company’s stockholders if such approval is required by the rules of the Nasdaq Stock Market (“NASDAQ”);

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan in order to, among other things, increase the total number of shares of Stock reserved for delivery with respect to awards under the Plan in order to ensure that sufficient shares of Stock are available for future awards and to extend the term of the Plan; and
WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s 2020 Annual Meeting, in order to (i) increase the number of shares of Stock available for grant under the Plan by 9,000,000 shares and to provide for restrictions on shares that may be reissued under the Plan, subject to the approval of the Company’s stockholders pursuant to applicable NASDAQ rules, and (ii) extend the term of the Plan to April 28, 2030.
NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.    Section 4(a) of the Plan is hereby deleted in its entirety and replaced with the following:

4.    Stock Subject to Plan.

(a)Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock that may be delivered with respect to Awards under this Plan, since its original inception, shall not exceed 37,600,000 shares, and such total will be available for the issuance of Incentive Stock Options.
2.    Section 10(m) of the Plan is hereby deleted in its entirety and replaced with the following:

(m)    Plan Effective Date and Term. This Plan was adopted by the Board on February 20, 2018, to be effective as of the Effective Date, subject to approval by the stockholders of the Company. The Plan was subsequently amended pursuant to the First Amendment to the Plan, effective as of April 28, 2020. No Awards may be granted under this Plan on and after April 28, 2030.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

A-1

Annex B

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF OASIS PETROLEUM INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Oasis Petroleum Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.    The Corporation was originally incorporated on February 25, 2010, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 22, 2010, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed on June 30, 2016 and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed on July 25, 2018 (the “Charter”). Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Charter.
2.    On March 18, 2020, the board of directors of the Corporation duly adopted resolutions proposing this Amendment declaring this Amendment to be advisable and submitting this Amendment to the stockholders of the Corporation for consideration thereof.
3.    Thereafter, the annual meeting of the stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares of the Corporation’s capital stock as required by the DGCL and the Charter were voted in favor of this Amendment.
4.    This amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
5.    The Charter is hereby amended as follows:
Article Fourth of the Charter is hereby amended and restated by deleting the first paragraph in its entirety and replacing it with the following two paragraphs:
“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is [•] shares of capital stock, classified as (i) [•] shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) [•] shares of common stock, par value $0.01 per share (“Common Stock”).
Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [•] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive their pro rata portion of the net proceeds obtained from the aggregation and sale by the exchange agent of the fractional shares resulting from the Reverse Stock Split (reduced by any customary brokerage fees, commissions and other expenses). The disposition of fractional share interests shall be effected by the Corporation by having (x) the exchange agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests on the basis of the relative fractional interests held by stockholders as a result of the Reverse Stock Split.”
IN WITNESS WHEREOF, this Amendment, having been duly adopted in accordance with Section 242 of the DGCL, has been duly executed by a duly authorized officer of the Corporation on this [•] day of [•], 2020.

By:
Name:	Thomas B. Nusz
Title:	Chief Executive Officer

B-1

Annex B

OASIS PETROLEUM

OASIS PETROLEUM INC.
1001 FANNIN STREET, SUITE 1500
HOUSTON TX 77002

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. To elect two Class I directors, each for a term of three years.

Nominees

01) John E. Hagale   02) Paula D. Polito

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000453275_1 R1.0.1.18

Annex B

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com

OASIS PETROLEUM INC.
Annual Meeting of Stockholders
April 28, 2020 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas B. Nusz and Nickolas J. Lorentzatos, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Oasis Petroleum Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Offices of Oasis Petroleum Inc, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Tuesday, April 28, 2020, at 9:00 a.m. Central Time (the “Annual Meeting”), and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR ALL" ON THE ELECTION OF DIRECTOR NOMINEES, "FOR" AS TO ITEMS 2, 3, 4 AND 5. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

0000453275_2 R1.0.1.18

Continued and to be signed on reverse side